UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LOGAN COUNTY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common Stock
(2) Aggregate number of securities to which transaction applies:
16,158
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$50.00 (per share price to be paid in transaction)
(4) Proposed maximum aggregate value of transaction:
$807,900
(5) Total fee paid:
$161.58
☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

            , 2005

Dear Fellow Shareholder:

You are cordially invited to attend the special meeting of shareholders of Logan County BancShares, Inc. (“Logan”).  The meeting will be held in the lobby of Logan Bank & Trust Company at 43 Washington Avenue, Logan, West Virginia, on Tuesday, June 21, 2005, at 5:00 p.m.

At the special meeting you will be asked to consider and vote on a proposed transaction that would allow Logan to suspend its reporting obligations under the Securities Act of 1933 and eliminate significant burdens, risks and expense related to such obligations.  Referred to as “going private,” the proposed transaction is expected to reduce the number of our shareholders of record to fewer than 300 persons, as required for suspension of its reporting obligations.  The reduction in the number of shareholders would be accomplished by a merger of a newly-formed, wholly-owned subsidiary of Logan with and into Logan.

Under the terms of the Agreement and Plan of Merger, each share of common stock owned by a record holder of fewer than 200 shares immediately prior to the effective time of the merger would be converted into the right to receive $50.00 per share in cash, and each share of common stock owned by a record holder of 200 or more shares would remain outstanding as Logan common stock after the merger.  In general, a record shareholder is a shareholder who has paper stock certificates issued and registered in the shareholder’s name on Logan’s stock records.  Shareholders who hold shares in “street name” through banks and brokers are not record holders of those shares.  Shares held for customers by banks and brokers are typically held through a depository nominee which is the holder of record of more than 200 shares, and those shares are expected to remain outstanding after the merger.

At the special meeting, shareholders will also consider and vote on a proposed amendment to Logan’s Articles of Incorporation.  The amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  This amendment is intended to slow the growth in the number of our shareholders in the future, thus avoiding or delaying the need to again comply with the periodic reporting requirements imposed on Logan pursuant to the Securities Act of 1933.  Approval of the amendment is contingent upon shareholder approval of the Agreement and Plan of Merger.  As a result, the amendment will not become effective unless the merger is approved and is effective.

A notice of the special meeting, a proxy for your use in connection with that meeting and a proxy statement providing detailed information about the special meeting and related matters are enclosed.  We urge you to read all of these documents carefully before deciding how to vote your shares.

Our Board of Directors has approved the going private transaction and the amendment and believes they are in the best interest of all Logan shareholders.  The board recommends that you vote FOR the proposed transaction and FOR the amendment.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.  You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised.  If you attend the special meeting, you may vote in person if you wish even if you have previously returned your proxy card.

Sincerely,

/s/ Eddie Canterbury

Eddie Canterbury
Chief Executive Officer

/s/ Harvey Oakley

Harvey Oakley
Chairman of the Board of Directors

2

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 21, 2005

A special meeting of shareholders of Logan County BancShares, Inc. (“Logan”) will be held at 5:00 p.m. on Tuesday, June 21, 2005, at the lobby of Logan Bank & Trust Company, 43 Washington Avenue, Logan, West Virginia, for the purpose of considering and voting on the following matters:

(1)                                  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger:  (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation.

(2)                                  To consider and vote upon a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.

(3)                                  To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on May 24, 2005, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

Those shareholders who will receive cash if the merger is approved are entitled to dissent and be paid the fair value of their shares by complying with the procedures detailed in Article 13, Chapter 31D of the West Virginia Code, as amended (see pages 34-36).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the amendment,  passed upon the fairness or merits of the merger or the amendment or passed upon the accuracy or adequacy of the information contained in this notice of special meeting of shareholders and the accompanying proxy statement.  Any representation to the contrary is unlawful.

By	Order of the Board of Directors,

/s/ Harvey Oakley

Harvey Oakley, Chairman

Date:       May 24, 2005

Your Vote Is Important

You are cordially invited to attend the special meeting in person.  Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote those shares personally at the special meeting.  Any proxy given pursuant to this solicitation may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting.  The enclosed, addressed envelope requires no postage if mailed in the United States.

The Board of Directors of Logan has carefully considered the terms of the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation and believes that the merger and the amendment are advisable and in the best interests of Logan and its shareholders.  The Board of Directors unanimously approved the merger and the amendment and unanimously recommends that you vote FOR the approval of the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation.

2

LOGAN COUNTY BANCSHARES, INC.
43 Washington Avenue, P.O. Box 597
Logan, West Virginia 25601

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To be held June 21, 2005

GENERAL INFORMATION

This proxy statement and the accompanying notice to holders of common stock of Logan County BancShares, Inc., a West Virginia corporation, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors, to be voted at the special meeting of Logan’s shareholders to be held at 5:00 p.m. on Tuesday, June 21, 2005, in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia, or any adjournment of that meeting.  This proxy statement and accompanying proxy card were first sent or given to shareholders on May 24, 2005.

Holders of record of common stock at the close of business on May 24, 2005, will be entitled to vote at the special meeting on June 21, 2005, and any adjournment of that meeting.  The purpose of the meeting is to consider and vote on: (i) a proposal to approve the Agreement and Plan of Merger, dated as of April 15, 2005, which will result in the merger of Logan and LCB Merger Company, a newly-formed subsidiary of Logan  organized for the sole purpose of facilitating this proposed transaction; (ii) a proposal to approve an amendment to Logan’s Articles of Incorporation; and (iii) any other business that may properly come before the meeting.  At this time no other business is expected to come before the meeting.  The Agreement and Plan of Merger is attached to this proxy statement as Appendix A.  The text of the proposed amendment to the Articles of Incorporation is attached to this proxy statement as Appendix B.  The proposed merger is not contingent on approval of the amendment to Logan’s Articles of Incorporation.

Pursuant to the Agreement and Plan of Merger, LCB Merger Company will merge with and into Logan, with Logan continuing as the surviving corporation after the merger.  If Logan’s shareholders approve the Agreement and Plan of Merger, each shareholder holding of record fewer than 200 shares of common stock immediately before the effective time of the merger will be entitled to receive $50.00 per share in cash, without interest, and each shareholder holding of record 200 or more shares immediately before the effective time of the merger will continue to hold the same number of shares after the merger and will not receive any cash.  The proposed amendment to Logan’s Articles of Incorporation would prohibit future transfers of common stock if, as a result of the transfer, the receiving shareholder in the transaction would own of record fewer than 200 shares of common stock.  The proposed amendment to Logan’s Articles of Incorporation is contingent on shareholder approval of the Agreement and Plan of Merger.

The merger will be effective when Logan files Articles of Merger with the West Virginia Secretary of State.  After the effective time of the merger, Logan anticipates it will have fewer than 300 shareholders of record.  As a result, Logan would be able to suspend its reporting obligations under the Securities Act of 1933 and eliminate significant related expenses.

This document provides you with detailed information about the special meeting, the proposed merger and the proposed amendment.  Please see “Where You Can Find More Information” on page 48 for additional information about Logan on file with the Securities and Exchange Commission.

2

TABLE OF CONTENTS

SUMMARY TERM SHEET

The Companies
The Special Meeting
Shares Entitled to Vote; Quorum and Vote Required
The Merger Transaction
What You will Receive in the Merger
Effects of the Merger
Conditions to the Consummation of the Merger
Termination of Merger Agreement
Material U.S. Federal Income Tax Consequences
Opinion of Financial Advisor
Reasons for the Merger
Appraisal Rights of Shareholders
Recommendation of the Logan Board and Determination of Fairness of the Merger
Effective Time of the Merger
Financing of the Merger
Management After the Merger
Amendment to Logan’s Articles of Incorporation

QUESTIONS AND ANSWERS

PROPOSAL NUMBER 1 — APPROVAL OF AGREEMENT AND PLAN OF MERGER

SPECIAL FACTORS

Background of the Merger
Purpose and Reasons for the Merger
Effects of the Merger
Fairness; Recommendation of Board of Directors
Opinion of Financial Advisor

THE MERGER TRANSACTION

Material Terms
Regulatory Requirements
Certain Consequences of the Merger
Operations of the Company and LB&T Following the Merger
Financing the Merger
Anticipated Accounting Treatment
Suspension of Reporting Obligations Under the Securities Act

INTERESTS OF CERTAIN PERSONS

APPRAISAL RIGHTS

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF MERGER

PROPOSAL NUMBER 2 — AMENDMENT TO THE ARTICLES OF INCORPORATION

i

SPECIAL MEETING INFORMATION AND VOTING REQUIREMENTS

Introduction
Shareholders Entitled to Vote
Proxies
Vote By Mail
Voting at the Special Meeting
Voting on Other Matters
Required Vote
Cost of Proxy Solicitation

INFORMATION ABOUT LOGAN AND ITS AFFILIATES

General
LCB Merger Co.
Directors and Executive Officers
Past Contacts, Transactions, Negotiations and Agreements
Use of Securities Acquired and Plans or Proposals
Voting Securities and Principal Holders
Stock Repurchases
Market for Common Stock and Dividend Information
Description of Common Stock

FUTURE SHAREHOLDER PROPOSALS

WHERE YOU CAN FIND MORE INFORMATION

DOCUMENTS INCORPORATED BY REFERENCE

INDEX TO FINANCIAL STATEMENTS

SELECTED FINANCIAL INFORMATION

Appendix A

Agreement and Plan of Merger

Appendix B

Proposed Amendment to Articles of Incorporation

Appendix C

Valuation of Common Stock of Logan County BancShares, Inc.

Appendix D

Fairness Opinion

Appendix E

Provisions of the Article 13, Chapter 31D of the West Virginia Code Relating to Appraisal Rights of Objecting Shareholders

ii

SUMMARY TERM SHEET

The following summary, together with the “Questions and Answers” following this summary, highlights selected information from this proxy statement and may not contain all of the information that is important to you.  We urge you to carefully read this entire document and the other documents that we refer to in this document.  These documents will give you a more complete description of the transaction that we are proposing.  We have included page references in this summary to direct you to other places in this proxy statement where you can find a more complete description of the documents that we have summarized.

•               The Companies

Logan County BancShares, Inc.

43 Washington Avenue

Post Office Box 597

Logan, West Virginia 25601

Logan County BancShares, Inc. (“Logan”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.  Logan was organized under the laws of the State of West Virginia in 1985.  Through its wholly-owned subsidiary, Logan Bank & Trust Company (“LB&T”), Logan conducts a complete range of retail banking activities to individuals and small and medium size businesses.  LB&T’s services include checking, savings, NOW, certificates of deposit and money market deposit accounts, business loans, individual loans, mortgage loans, home equity loans, consumer loans for various other purposes, other consumer-oriented financial services including safety deposit box accounts, IRA accounts and night depository.  LB&T operates several automatic teller machines at four strategic locations in Logan County, which provide 24-hour working services to customers of LB&T.  LB&T’s lending activities include short and medium-term loans, letters of credit, inventory and accounts receivable financing and real estate construction lending.

LB&T was organized in 1963, and still operates at its original location at the corner of Washington and Main Streets in Logan, West Virginia.  LB&T has a separate drive-up facility and mini-bank which are also located on Main Street in Logan, and a full-service branch in the Man area.  In addition, LB&T operates a full-service branch located in the Fountain Place Mall in Logan, West Virginia, and full services branches on Route 10 North in Harts, West Virginia and Railroad Avenue in Chapmanville, West Virginia.  Logan Bank & Trust Company is a member of the Federal Reserve System and deposits are insured pursuant to the Federal Deposit Insurance Act.

At December 31, 2004, Logan had, on a consolidated basis, total assets of $181,668,080, total deposits of $161,211,199 and shareholders’ equity of $17,927,331.

LCB Merger Company

43 Washington Avenue, Post Office Box 597

Logan, West Virginia 25601

The merger subsidiary is called LCB Merger Company and is a newly-formed West Virginia corporation organized as a wholly-owned subsidiary of Logan for the sole purpose of facilitating the merger.  It has engaged in no business activities or operations other than those incident to its formation.

•               The Special Meeting (page 41)

The special meeting of Logan shareholders will be held on June 21, 2005, at 5:00 p.m., in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia.  At the special meeting, you will be asked to consider the following two (2) proposals:

•                                            To consider and vote upon a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger:  (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation.

•                                            To consider and vote upon a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.

•               Shares Entitled to Vote; Quorum and Vote Required (page 41)

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the special meeting is necessary to constitute a quorum.  As of the close of business on May 24, 2005, there were 703,991 shares of Logan common stock entitled to notice of and to vote at the special meeting.  All holders of record of Logan common stock as of May 24, 2005, will receive a copy of this proxy statement and are entitled to vote at the special meeting.

Approval of (i) the merger agreement, and (ii) the amendment to Logan’s Articles of Incorporation requires approval of the majority of the votes cast at the special meeting at which a quorum exists.

•               The Merger Transaction (page 29)

We have attached the merger agreement to this document as Appendix A.  Please read the merger agreement.  It is the legal document that governs the merger.

The first proposal at the special meeting is a merger whereby LCB Merger Company will merge with and into Logan.  After the merger, Logan expects its business and operations to continue as they are currently being conducted.  Logan will continue to operate as a bank holding company and the parent corporation for LB&T, but will no longer file reports with the SEC.  We expect to complete the merger in July of 2005.

•               What You will Receive in the Merger (page 29)

If the merger is completed, shareholders holding fewer than 200 shares of Logan common stock (other than objecting shareholders) will automatically be converted into the right to receive cash in an amount equal to $50.00 per share, without interest.  Shareholders holding 200 or more shares of Logan common stock will continue to hold their outstanding shares of Logan common stock and will not be entitled to receive any cash payment from Logan upon completion of the merger.

If you are the holder of less than 200 shares of Logan common stock, you will have to surrender your Logan stock certificates in order to receive the cash consideration for your shares.  Do not send in your certificates until you receive written instructions regarding the certificate exchange process on or after the completion of the merger.

•               Effects of the Merger (page 15)

As a result of the merger:

•                                            Logan will no longer be a reporting company and will suspend indefinitely its filing of annual and periodic reports with the SEC resulting in the elimination of the burdens, risks and expenses associated with its obligations as a reporting company;

•                                            cashed-out shareholders will no longer have an interest in or be a stockholder of Logan and, therefore, they will not be able to participate in Logan’s future earnings and growth, if any;

•                                            management anticipates that the number of record shareholders will be reduced from approximately 376 to approximately 225, and the number of outstanding shares of Logan common stock will decrease from 703,991 to approximately 687,833;

•                                            management anticipates that the percentage of ownership of common stock of Logan beneficially held by the current executive officers and directors of Logan and the Bank, as a group (10 persons), will increase from 27.47% to approximately 28.12%;

•                                            aggregate shareholders’ equity of Logan as of December 31, 2004 will be reduced from approximately $17,927,331 on a historical basis to approximately $16,768,331 on a pro forma basis, assuming 16,158 shares are cashed-out in the merger;

•                                            the book value per share of Logan common stock as of December 31, 2004 will be reduced from approximately $25.46 per share on a historical basis to approximately $24.51 per share on a pro forma basis, assuming 16,158 shares are cashed-out in the merger; and

•                                            the reduction in Logan’s shareholders’ equity described above will cause a corresponding decrease in Logan’s regulatory capital ratios.  Assuming 16,158 shares are cashed-out in the merger, Logan’s leverage capital ratio will decrease from 9.80% on a historical basis to approximately 9.17% on a pro forma basis; its tier 1 capital to risk-weighted assets ratio will be reduced from 19.08% on a historical basis to approximately 17.86% on a pro forma basis; and its total risk-based capital ratio will fall from 20.42% on a historical basis to approximately 19.20% on a pro forma basis.  Logan and LB&T will continue to be “well capitalized” for regulatory capital purposes after the merger.  See “Special Factors—Effects of the Merger.”

•               Conditions to the Consummation of the Merger (page 30)

The completion of the merger depends upon the satisfaction of a number of conditions, unless waived, including:

•                                            approval of the merger agreement by the majority of the votes cast at the special meeting at which a quorum exists.  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the special meeting is necessary to constitute a quorum;

•                                            absence of pending or threatened litigation regarding the merger; and

•                                            approval of the merger by the West Virginia Division of Banking.

•               Termination of Merger Agreement (page 30)

Either Logan or LCB Merger Company may terminate the merger agreement at any time before the merger is effective.

•               Material U.S. Federal Income Tax Consequences (page 38)

The receipt of cash in the merger will be taxable for United States federal income tax purposes.  You will be treated as either having sold your shares of Logan common stock for the cash received or as having received the cash as a dividend.  In general, your receipt of cash in exchange for your shares of Logan common stock will be treated as a sale or exchange and you will recognize gain or loss in an amount equal to the cash received less your adjusted tax basis of your shares exchanged for such cash if you actually and constructively own no shares of Logan common stock immediately after the exchange.  If you actually or constructively own shares of Logan common stock after the exchange, your receipt of cash in exchange for your shares of Logan common stock may be taxed as a dividend.  You should consult your personal tax advisor for a full understanding of the merger’s tax consequences.  Shareholders who do not receive cash should not recognize any gain or loss on continuing to hold their shares of Logan common stock as a result of the merger.

For a more complete description of the federal income tax consequences to you as a result of the merger, please read the discussion under “Material U.S. Federal Income Tax Consequences of Merger on page 38.”

•               Opinion of Financial Advisor (page 22)

Southard Financial (“Southard”), financial advisor to the special committee of the Board of Directors of Logan, has delivered a written opinion to the special committee of the Board of Directors of Logan dated March 1, 2005, to the effect that as of the date of the opinion that, the merger consideration is fair to all of the holders of Logan common stock from a financial point of view.  We have attached this opinion to this proxy statement as Appendix D.  You should read this opinion and the section of this proxy statement entitled “Special Factors - Opinion of Financial Advisor” beginning on page 22 to understand the procedures followed, matters considered and limitations on the reviews undertaken by Southard in providing its opinion.

•               Reasons for the Merger (page 14)

Our primary reason for the merger is that the successful completion of the merger will enable us to suspend filing periodic and annual reports with the SEC and therefore no longer incur the significant costs of complying with the reporting requirements of the Exchange Act.  For more information on our reasons for the merger, please see “Special Factors - Purpose and Reasons for the Merger” on page 14 of this proxy statement.

•               Appraisal Rights of Shareholders (page  35)

As a stockholder of Logan, under the provisions of Article 13, Chapter 31D of the West Virginia Code, as amended, you have appraisal rights and the right to obtain payment of the fair value of your shares with respect to the merger.  If the merger is approved by the shareholders and consummated, any stockholder who properly perfects his right to object to the merger will be entitled to receive an amount of cash equal to the fair value of his shares rather than the consideration provided by the merger agreement.

•                                            Recommendation of the Logan Board and Determination of Fairness of the Merger Proposal (page  16)

Based on the reasons discussed elsewhere in this document, including the opinion of Southard, the Board of Directors of Logan believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote FOR the proposal to approve the merger agreement.  In considering the recommendation of the Board of Directors, you should be aware that the members of the Board and the executive officers of Logan and LB&T (10 persons) control approximately 27.47% of the outstanding shares of Logan common stock and all of such persons are expected to continue as shareholders and control approximately 28.12% of the Logan common stock following the merger.  Also, the executive officers and directors of Logan will continue to be the executive officers and directors of Logan following the merger.  See “Interests of Certain Persons” on page 34 of this proxy statement.

•               Effective Time of the Merger (page 30)

The merger will become effective at the date and time specified in the Certificate of Merger to be issued by the West Virginia Secretary of State.  If Logan shareholders approve the merger at the special meeting, and if we obtain all required regulatory approvals and the other conditions to the parties’ obligations to effect the merger are met or waived by the party entitled to do so, we anticipate that the merger will be completed in July of 2005, although delays could occur.

We cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to completion of the merger can or will be satisfied.

•               Financing of the Merger (page 31)

We estimate that the maximum total funds required to fund the payment of the consideration to be paid to cashed-out shareholders and to pay fees and expenses relating to the merger will not exceed approximately $1,000,000.  We will fund the purchase of the cashed-out shares and any objecting shares, as well as the fees and expenses relating to the merger, primarily with cash on hand and any excess with earnings generated from our operations.  Although it is not anticipated that Logan will need funds in excess of cash on hand to pay cash-out shareholders in the merger, if additional funds are required it is likely to be a small amount and will be funded inside Logan.

•               Management After the Merger (page 31)

The board of directors and executive officers of Logan and LB&T will not be changed by the merger.

•               Amendment to Logan’s Articles of Incorporation (page 40)

The second proposal at the Special Meeting is the amendment to Logan’s Articles of Incorporation to prohibit certain future transfers of shares of Logan common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The text of the proposed amendment is attached to this proxy statement as Appendix B.  The proposed amendment is expected to help slow the growth in the number of shareholders, thus avoiding or delaying the need to again comply with the periodic reporting requirements imposed on Logan pursuant to the Securities Act of 1933 (the “Securities Act”).  The amendment would be effective when Logan files Articles of Amendment to its Articles of Incorporation with the West Virginia Secretary of State promptly following shareholder approval of the amendment proposal.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger.  Information regarding the proposed amendment appears in this proxy statement under the heading “Proposal Number 2 — Amendment to the Articles of Incorporation.”

This proxy statement contains forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions, current expectations, estimates and projections about the merger, the Agreement and Plan of Merger, the proposed amendment, Logan itself, the economy and the banking industry generally.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Actual results and outcomes may materially differ from what may be expressed or forecasted.  Risk factors include, but are not limited to, changes in banking laws and regulations; changes in securities and tax laws; changes in governmental and regulatory policy; changes in the national and local economy; changes in costs and other assumptions used in forecasting management’s expectations concerning the costs and cost savings associated with the merger; the ability of Logan to effectively implement the merger; and the ability to and speed with which Logan may achieve all cost savings anticipated from the merger.  These are representative of the risk factors that could cause a difference between an ultimate actual outcome and a forward-looking statement.

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this proxy statement.  To fully understand the merger and the amendment, you are encouraged to read carefully the entire proxy statement.

When and where is the special meeting?

The special meeting of Logan shareholders will be held on June 21, 2005, at 5:00 p.m., in the lobby of Logan Bank & Trust Company, located at 43 Washington Avenue, Logan, West Virginia.

What am I to vote on?

The following two (2) proposals are to be voted on by Logan’s shareholders of record as of May 24, 2005:  (i) a proposal to approve the Agreement and Plan of Merger, dated as of April 15, 2005, which will result in the merger of Logan and LCB Merger Company, a newly-formed subsidiary of Logan  organized for the sole purpose of facilitating this proposed transaction; and (ii) a proposal to approve an amendment to Logan’s Articles of Incorporation.

Once I have voted, may I change my vote or revoke my proxy?

Yes, you may change your vote or revoke your proxy up to the time your shares are voted at the special meeting.  You may do this in any of three ways: (1) by giving written notice of revocation to the Secretary of Logan at our principal executive offices; (2) by executing and delivering a later-dated proxy or (3) by attending the special meeting and voting your shares in person.  Additional information on these procedures appears on page 40 of this proxy statement.

What is a merger?

A merger is a mechanism by which two companies are effectively combined into a single, surviving company.  One company “survives” (i.e., exists following) a merger.  Logan will be the company that survives the proposed merger.

When will this happen?

If the shareholders approve the merger and the amendment, the effective time of the merger and the amendment is expected to be in July of 2005.

What is “going private?”

Logan’s common stock is currently registered under the Securities Act of 1933 (the “Securities Act”).  Registration under the Securities Act requires Logan to file detailed periodic reports with the SEC and to comply with other requirements under the Securities and Exchange Act of 1934 (the “Exchange Act”).  The term “going private” is used within this proxy statement to mean the transformation of Logan from a company that is obligated to file detailed, periodic reports and comply with other requirements under the Securities Act and the Exchange Act (a “reporting company”) to a company with less than 300 shareholders that is no longer subject to those requirements.  This transformation will take place after the effective time of the merger.  Logan has decided to go private to eliminate the burdens, risks and expense associated with being a reporting company.

Why has the Board of Directors chosen to go private?

The Board of Directors has recommended the merger so that Logan will no longer incur the burdens, risks and expense associated with its obligations as a reporting company under the Securities Act of 1933.

What will happen if I own fewer than 200 shares?

Shareholders who hold of record fewer than 200 shares immediately prior to the effective time of the merger will, as a result of the merger, no longer be shareholders of Logan.  This means that they will no longer have voting rights or the right to receive dividends or distributions from Logan.  They will be paid $50.00 in cash for each pre-merger share they held.

What if I own 200 or more shares?

Shareholders who hold of record 200 or more shares immediately prior to the effective time of the merger will continue to hold the same number of shares following the effective time of the merger.  These shareholders will not receive cash in connection with the merger.

What if my shares are held in an account at a bank or brokerage firm?

If your shares are held with a bank, brokerage firm or other investment institution and such accounts are registered in the name of the bank, broker, investment institution, or in the name of its depository or nominee (referred to a shares held in “street name”), then the right to retain stock or receive cash as a result of the merger will be determined with reference to the size of the stock holding as it appears on the company’s list of record shareholders as of the effective time.  Thus, the rights of a beneficial owner of shares held in “street name” will be determined with reference to the size of the aggregate record holding of their bank, broker, financial institution or its depository or nominee as that holding appears on the stock records of the Company, and not with reference to the number of shares in the beneficial owner’s street name account.  It is likely that shares held in “street name” will be registered in the name of a nominee that is a record holder of more than 200 shares.  Therefore, it is likely that those shares will remain outstanding following the effective time.  Shareholders holding Common Stock in “street name” should contact their nominees to determine how they will be affected by the merger.

How will I receive my cash following the merger?

After the effective time of the merger, Logan will send transmittal documents to former shareholders entitled to receive cash.  These documents explain how you should turn in your old share certificates in exchange for cash.  If applicable, Logan will pay you for your old shares after you have surrendered your old share certificates.

Should I send in my share certificates now?

No.  After the merger is complete, Logan will send written transmittal materials for surrendering share certificates to persons who held of record fewer than 200 shares of common stock immediately before the effective time of the merger.

What is the purpose of the amendment?

The amendment will allow Logan to slow the future growth of its shareholder base by not allowing transfers of shares to “odd lot” shareholders (i.e., those holding fewer than 200 shares).

Will the Merger affect Logan Bank & Trust Company?

No.  Logan Bank & Trust Company will continue to operate as a wholly owned subsidiary of Logan following the merger.

What will happen to LCB Merger Company after the merger?

LCB Merger Company will be merged with and into Logan and will no longer exist after the merger.

If I have additional questions, who can I contact?

If you have additional questions regarding the proxy, this proxy statement, the merger, the amendment or related matters, you should contact: Eddie Canterbury, CEO of Logan at (304) 752-1166.

PROPOSAL NUMBER 1
APPROVAL OF AGREEMENT AND PLAN OF MERGER

SPECIAL FACTORS

This portion of the proxy statement presents a detailed discussion of the proposed merger, beginning with an explanation of the background and reasons for the merger.  Following that discussion are sections describing, among other things, the following:

•                                 the process by which the merger and the terms of the merger agreement were developed;

•                                 the role and conclusion reached by the financial advisor to the Special Committee of our Board of Directors;

•                                 analysis of the fairness of the merger;

•                                 interests of our directors and executive officers in the merger, which in some cases are in addition to, or different from, those of unaffiliated shareholders;

•                                 federal income tax consequences of the merger;

•                                 your appraisal rights under West Virginia law;

•                                 a description of the material terms of the merger.

We encourage you to read the entire discussion, as well as the appendices, to obtain a complete understanding of the merger.

Background of the Merger

In 1984 Logan formed a multi-bank holding company with two subsidiary banks, the Bank of Chapmanville and LB&T.  This transaction required Logan to register with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”).  As a result of that transaction, Logan has been subject to the disclosure and reporting requirements of the SEC under the Securities Act and the Securities and Exchange Act of 1934 (the “Exchange Act”) for the past 19 years.  As an SEC reporting company, Logan is required to prepare and file with the SEC, among other items, the following:

•                                 Annual Reports on Form 10-K

•                                 Quarterly Reports on Form 10-Q

•                                 Periodic Reports on 8-K

The costs associated with these reports and other filing obligations comprise a significant corporate expense.  These costs include counsel fees, auditor fees, cost of printing and mailing the SEC documents and the word processing, specialized software and filing costs associated with the SEC reports and other filings.  These SEC registration-related expenses have been increasing over the years, and the Company believes that they will continue to increase.

In July, 2004, Logan working with its outside auditors and specially retained securities counsel learned that it was subject to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  Although Logan had been filing periodic reports with the SEC since 1984, Logan believed that it was not subject to Sarbanes-Oxley because it had fewer than 500 shareholders, which is the threshold number of shareholders necessary for registration to be required under Section 12 of the Securities and Exchange Act of 1934 (the “Exchange Act”).  Moreover, Logan is a small, community bank holding company, the stock of which is thinly-traded and not listed on any exchange.  The Board and management of Logan believed that Logan was not “publicly held” within the meaning of such terms for purposes of Sarbanes-Oxley and that its filing periodic reports with the SEC was on a voluntary basis.  Logan, with the assistance of special securities counsel, determined that Logan is registered with the SEC under the Securities Act of 1933 and is therefore an “issuer” as that term is defined under Sarbanes-Oxley.  Logan meets this definition only because it filed a registration statement in connection with the simultaneous formation of a bank holding company and the acquisition of the Bank of Chapmanville, Chapmanville, West Virginia in 1984.

On July 28, 2004, McNeal, Williamson & Co. (“McNeal Williamson”), the independent auditor of Logan, notified Logan that it had received a letter from the SEC concerning McNeal Williamson not being registered with the Public Company Accounting Oversight Board (“PCAOB”).  Among other things, McNeal Williamson indicated that because it was not registered with PCAOB, the activities it could perform for SEC reporting companies, including Logan, were limited.  These limitations included:

•                                 An inability to issue audit reports for the Company; and

•                                 An inability to perform interim reviews in accordance with SAS 100 for the Company.

McNeal Williamson also advised Logan that it should obtain independent accountants registered with the PCAOB to perform these functions.  As a result of these limitations, McNeal Williamson resigned its position as the Company’s certifying accountant on July 28, 2004.

On August 10, 2004, Logan engaged S.R. Snodgrass, A.C., as its new independent certifying public accountant.  S.R. Snodgrass, A.C. is registered with the PCAOB.  S.R. Snodgrass, A.C. reviewed all interim periods that were reviewed by McNeal Williamson after the adoption of the Sarbanes-Oxley Act and re-audited the audit report for the period ended December 31, 2003, and reviewed the audit report for the period ended December 31, 2002.

With the help of specially retained securities counsel, Logan amended its filings on Form 10-K for the years ending December 31, 2002, and December 31, 2003 and its filings on Form 10-Q for the quarters ending September 30, 2002, March 31, 2003, June 30, 2003, September 30, 2003 and March 31, 2004 to bring these filings into compliance with Sarbanes-Oxley and to revise the financial statements to reflect adjustments made as a result of the re-audit and reviews conducted by S.R. Snodgrass A.C.  There were no restatements of earnings for these periods.

At the meeting of Logan’s Board of Directors in November, 2004, the Board discussed the possibility of going private due to the significant burdens imposed by Sarbanes-Oxley.  This Board meeting included a discussion of Section 404 of Sarbanes-Oxley and the level of management time that would be needed for compliance (no specific estimates of management time were offered, however), the need for external “experts” to help implement the requirements of Section 404 and the likely cost that would need to be incurred.  Specially retained securities counsel was asked to attend a Board meeting held on November 1, 2004, to review and evaluate the possibility of going private and the various alternative means of effectuating a going-private transaction.  Securities counsel reviewed the alternative means of effectuating a going private transaction as well as the fiduciary duties of the Board of Directors.  Securities counsel also discussed applicable corporate and securities law matters applicable to a going private transaction, including the appraisal rights of shareholders.  At this Board Meeting, the Board considered the alternative means of reducing the number of shareholders to a level which would permit it to suspend its SEC reporting obligations.  The Board also considered the direct and indirect costs to the Company of remaining a reporting company.  The Board agreed that the burden on management and the expense of the SEC reporting and other filing obligations outweighed any benefit from the SEC reporting.  After consideration of these matters, the Board of Directors determined that if it were to go forward with the going-private transaction, it would most likely be in the form of a cash-out merger.

At the regular Board meeting in January, 2005, in order to ensure the going private transaction was substantively and procedurally fair to the Company’s shareholders, the Board of Directors created a special committee of independent members to engage in the following activities related to the going private transaction:

•                                 retain an investment banking firm to provide a fairness opinion on the going private transaction from a financial point of view and retain such other financial advisors as it deems necessary at the Company’s expense;

•                                 consider various procedures to structure the going private transaction;

•                                 review and negotiate the terms of the going private transaction and consider all proposals and possible alternatives;

•                                 seek all relevant operating, financial and analytical information affecting its decision;

•                                 retain such advisors at the Company’s expense as is deemed necessary by the special committee; and

•                                 determine whether the going private transaction is fair and in the best interest of the shareholders of the Company.

The Special Committee was required to meet on an as needed basis, but in no event less than once a month and more often if necessary to accomplish its duties and obligations.  The Special Committee was required to report its progress to the full Board of Directors of the Company at each monthly meeting of the Board of Directors of the Company and to make a report and recommendation of its conclusions to the Board of Directors of the Company for later action by the Board of Directors on the going private transaction.

The Company solicited proposals from three firms to provide it with a valuation of the Common Stock of the Company and a fairness opinion.  Following a discussion of the proposals made by the three firms at the January, 2005 meeting of the Special Committee, the Special Committee approved the engagement of Southard Financial to render the Board of Directors a valuation of Logan Common Stock and a fairness opinion.

Southard Financial provided a valuation report to the Special Committee dated February 21, 2005, which was considered at the Special Committee meeting on February 22, 2005.  Southard Financial’s valuation report indicated that the fair value of the Logan’s Common Stock as of January 31, 2005, was $47.00 per share.  A representative of Southard Financial explained the detailed procedures performed and the financial analyses supporting the value.  The members of the Special Committee discussed the different factors involved in these procedures, and a representative of Southard Financial described the sources of information, the assumptions utilized, and the weight assigned to each valuation approach described in the valuation report.  The Special Committee discussed in detail the different valuation approaches described in the valuation report and the weights assigned to each approach.  After a lengthy discussion, the Special Committee unanimously approved the going private transaction by means of the merger pursuant to which shareholders holding less than 200 shares would receive $50.00 per share for their shares of Logan Common Stock.  The per share price of $50.00 represents a $3.00 premium over the value contained in the valuation report that was presented to the Special Committee by Southard Financial.  The purpose of the $3.00 premium is to compensate small shareholders for having their shares purchased against their wishes.  The Special Committee unanimously approved presenting the valuation report of Southard Financial to the Board of Directors and recommending to the Board of Directors a price of $50.00 per share as the fair value of Logan’s Common Stock.

The Special Committee presented the valuation of Southard Financial and its conclusion to the full Board of Directors at its meeting on February 22, 2005.  A representative of Southard Financial explained the procedures performed and the financial analyses supporting Southard Financial’s valuation of Logan’s Common Stock at $47.00 per share.  The Board of Directors considered alternative structures for the going private transaction.  After considerable discussion, the Board of Directors unanimously voted in favor of proceeding with the going private transaction via a cash-out merger.  The Board reviewed the shareholder records and determined that shares held of record by shareholders owning fewer than 200 shares should be converted to the right to receive cash in the merger.  The Board selected 200 shares as the minimum number of shares required to remain as stockholder, because it represented a breakpoint among shareholders in order to ensure that, after completion of the merger, the number of record shareholders would be less than the 300 stockholder limit necessary to suspend Logan’s reporting requirements under the Securities Act with the SEC, while at the same time involving a relatively small number of shares (estimated at approximately 20,000, or 2.8%, of Logan’s outstanding shares at the time of the meeting) that would be cashed-out in the proposed merger.  The Board of Directors determined that $50.00 per share would be paid for the shares of Common Stock converted to the right to receive cash in the merger.

On February 28, 2005, the Special Committee and the Board of Directors received the opinion of Southard Financial that the $50.00 per share price was fair, from a financial point of view, to the shareholders who would be cashed out in the merger and to the remaining shareholders of Logan.  This opinion is presented in Appendix D to this proxy statement.

At a meeting on March 15, 2005, the Special Committee agreed by unanimous vote that $50.00 per share was a fair value to be paid to shareholders who would receive cash in the merger and that the merger transaction was fair to all shareholders of Logan.

At a meeting on March 22, 2005, the Board of Directors unanimously agreed that $50.00 per share was a fair value to be paid to shareholders who would receive cash in the merger and that the merger transaction was fair to all shareholders of Logan.  The Board also reviewed a proposed Agreement and Plan of Merger and a proposed amendment to Logan’s Articles of Incorporation that would prohibit certain future transfers of shares of Logan’s Common Stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The Board unanimously approved resolutions adopting the Agreement and Plan of Merger and the amendment to Logan’s Articles of Incorporation, authorizing management to proceed with the merger transaction and to seek shareholder approval of the merger proposal and the amendment to Logan’s Articles of Incorporation.

At the Board of Director’s meeting on April 26, 2005, specially retained securities counsel presented a draft proxy statement, a transaction statement on Schedule 13E-3, regulatory filings, and discussed the necessary SEC disclosures.  The Board approved the form of proxy statement, the Schedule 13E-3, and the regulatory filings and authorized management to make all necessary filings with the SEC and the banking regulators or otherwise to consummate the proposed going private transaction.  Each director indicated his or her intent to vote as a shareholder in favor of the Agreement and Plan of Merger.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the Agreement and Plan of Merger.

Purpose and Reasons for the Merger

The Board of Directors believes that the benefits derived by Logan County BancShares, Inc. (the “Company” or “Logan”) and its shareholders from being a reporting company are outweighed by the substantial burdens, risks and expense associated with being a reporting company.  The purpose of the proposed merger (the “Merger”) with LCB Merger Company (“LCB Merger Co.”) is to suspend its reporting and other obligations applicable to Logan under Securities Act and the Exchange Act.  The Merger is expected to make that possible by causing the Company to have fewer than 300 shareholders of record.

Management estimates that being subject to the reporting obligations of the Securities Act and the Exchange Act presently causes the Company to incur incremental expense for legal, accounting and other direct and indirect costs.  Anticipated external expenses and internal costs for 2005 and 2006 associated with being a reporting company are expected to be approximately $168,300 in 2005 and $206,000 in 2006.  Bases for these estimated costs include management projections and information provided by Logan’s accountants.  Management’s estimates were based on its own assessment of anticipated costs and the information from accountants, which was general in nature.  Costs for 2004 were approximately $157,500.  See “The Merger Transaction - Suspension of Reporting Obligations Under the Securities Act” (pages 32-33).

Passage of the Sarbanes-Oxley Act of 2002 has subjected, and will subject, the Company and its directors and officers to additional burdens and expense that are substantial in scope.  The new corporate governance, accounting, internal control and liability provisions of the Sarbanes-Oxley Act, while arguably appropriate for large public companies such as Enron and WorldCom, are believed by the Board of Directors to place a disproportionately high burden on the management and financial resources of relatively small companies such as Logan.  Bank holding companies and banks, such as Logan and LB&T, are already subject to a comparatively high degree of supervision, regulation and examination by state and federal bank regulatory agencies.  Some of these requirements are intended to achieve objectives similar to those of the Sarbanes-Oxley Act.  However, the Sarbanes-Oxley Act imposes additional requirements on Logan that neither Logan nor LB&T are subjected to under banking regulations.  One additional requirement that is very costly under the Sarbanes-Oxley Act is management certification and external auditor attestation of internal control functions under Rule 404 of the Sarbanes-Oxley Act.

The Company would be able to suspend its reporting obligations under the Securities Act and the Exchange Act and relieve itself of some of the legal duties, risks and expense associated with its reporting obligations if it had fewer than 300 shareholders of record.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act (pages 32-33).  As of December 1, 2004, the Company had 401 shareholders of record.  Of those shareholders, approximately 185 shareholders held fewer than

200 shares.  Those numbers changed after the going private transaction was made public.  As of March 29, 2005, the Company had 376 shareholders of record.  Of those shareholders, approximately 151 shareholders held fewer than 200 shares.  The shares held by holders of fewer than 200 shares represent in the aggregate approximately 16,158 shares, or 2.3% of the Company’s outstanding shares.  Ownership of the 97.7% of the Company’s shares held by holders of 200 or more shares is well dispersed, with one shareholder beneficially owning 5.42% of the shares, one shareholder owning 8.05% of the shares, one shareholder owning 13.24% of the shares, one shareholder owning 16.57% of the shares, and no other single shareholder beneficially owning more than 5% of the shares.

If Logan ever had 300 or more shareholders at the end of any calendar year, it will again become subject to the SEC’s reporting requirements under the Securities Act.  Therefore, Logan’s Board of Directors believes that it is necessary to reduce Logan’s total number of record shareholders to a number substantially under 300 so that Logan does not become subject to the SEC’s reporting requirements as a result of future small transactions which would expand the number of Logan’s shareholders.

The Board of Directors recognizes and has carefully considered the possibility that some holders of fewer than 200 shares would prefer to keep their shares.  The Board of Directors is mindful of the fact that some of its smaller shareholders are both shareholders and Logan Bank & Trust Company (the “Bank”) customers of long standing.  It is expected that some holders of fewer than 200 shares will be able to retain their shares by acquiring additional shares or consolidating family holdings so that they hold of record 200 or more shares.  The Board of Directors sincerely regrets the fact that some smaller shareholders who would prefer to retain their shares will be paid cash for their shares.  The Board of Directors selected the price to be paid for shares in the Merger, which represents a $3.00 premium over Southard Financial’s valuation of Logan’s common stock, in part with the intention of compensating small shareholders for having their shares purchased against their wishes.

LCB Merger Co. is a wholly owned subsidiary of the Company and was organized solely for the purpose of facilitating the Merger.  As a result, LCB Merger Co.’s purpose and reasons for engaging in the merger transaction are the same as those set forth above.

Effects of the Merger

The Merger is a going private transaction because it is intended to and, if completed, will likely enable the Company to suspend the Company’s reporting requirements and the other burdens, risks and expenses associated with being a reporting company under the Securities Act and the Exchange Act.  As a result of the Merger, it is expected that the Company will no longer be subject to the provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act that are applicable to Logan because of its registration under the Securities Act.  For more information regarding this registration termination and associated effects, see “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 32-33).  The Merger has been structured with the expectation that upon consummation of the Merger the Company will have fewer than 300 record holders of its shares of Common Stock.  The Company organized LCB Merger Co. solely to facilitate the Merger.  LCB Merger Co. will be merged with and into the Company pursuant to the terms of the Agreement and Plan of Merger (the “Plan of Merger”).  The Company will be the surviving corporation to the Merger.  LCB Merger Co. will cease to exist following the Merger and its outstanding shares of common stock (all of which are held by the Company) will be cancelled for no consideration.  The Merger will be effective when Logan files Articles of Merger with the West Virginia Secretary of State or as otherwise specified in the Articles of Merger (the “Effective Time”).

The Merger is expected to benefit the Company by reducing the burdens, risks and expenses associated with being a reporting company.  However, the Merger is also expected to have adverse effects.  Following suspension of the Company’s reporting obligations, shareholders would have decreased access to information about the Company.  In addition, those shareholders being cashed-out may not wish to do so and would not have the opportunity to participate in the Company’s future growth and earnings (if any).  The Merger may negatively affect the goodwill of some of the Bank’s customers.  See “Special Factors - Fairness; Recommendation of Board of Directors” (pages 16-22).

If completed, the Merger will have the following effects.

Shareholders Owning Fewer than 200 Shares.  Each share of Common Stock owned of record by a holder of fewer than 200 shares immediately prior to the Effective Time will be converted, pursuant to the terms of the Plan of Merger, into the right to receive a cash payment of $50.00 per share.  As of the Effective Time, holders of these shares will have no further interest in the Company.  These shareholders will not have to pay any service charges or brokerage commissions in connection with the Merger or the cash payments to them, unless a bond is required in the event of a lost stock certificate.  The cash payment will be subject to applicable federal, state and local income taxes.

Shareholders Owning 200 or More Shares.  Each share of Common Stock owned of record by a holder of 200 or more shares immediately prior to the Effective Time will remain outstanding and continue to represent one share of Common Stock following the Merger.

Beneficial owners of shares held in “street name.”  Some beneficial owners of shares hold shares in accounts with banks, brokerage firms and other investment institutions.  Typically, shares held in such accounts are registered in the name of the bank, broker, investment institution, or in the name of its depository or nominee.  Shares held in this way are referred to as shares held in “street name”.  Typically, these institutions co-mingle the shares held for multiple customers and hold all of them registered in the name of a depository nominee.  The right to retain stock or receive cash as a result of the Merger will be determined with reference to the size of the stock holding as it appears on the company’s list of record shareholders as of the Effective Time.  Thus, the rights of a beneficial owner of shares held in street name will be determined with reference to the size of the aggregate record holding of their bank, broker, financial institution or its depository or nominee as that holding appears on the stock records of the Company, and not with reference to the number of shares in the beneficial owner’s street name account.  It is likely that shares held in “street name” will be registered in the name of a nominee that is a record holder of more than 200 shares.  Therefore, it is likely that those shares will remain outstanding following the Effective Time.  Shareholders holding Common Stock in “street name” should contact their nominees to determine how they will be affected by the Merger.

If you want to continue to remain a shareholder of Logan after the Merger, you may do so by purchasing a sufficient number of shares of Common Stock from other shareholders prior to the Effective Time of the merger so that you hold at least 200 shares at the Effective Time of the Merger.  If you hold Common Stock in “street name” you should contact your nominee to determine if your shares will remain outstanding following the Effective Time of the Merger.

Fairness; Recommendation of Board of Directors

The structure and terms of the Merger were determined by the Special Committee of the Board of Directors and the Board of Directors.  The Special Committee consists of three independent directors.  The Special Committee retained Southard Financial, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to value the Common Stock.  The cash consideration to be paid for the Common Stock under the Merger was determined by the Board of Directors, in part, based on the recommendation of the Special Committee and Southard Financial’s valuation report.

Based in part on the valuation report and fairness opinion prepared by Southard Financial and the considerations set forth below, the Board of Directors has determined and reasonably believes that the Merger is in the best interests of, and substantively and procedurally fair to, the Company and its unaffiliated shareholders and that the Merger consideration of $50.00 per share payable to the shareholders who will receive the cash in the Merger is fair to those shareholders.  The Board and LCB Merger Co.’s board believe the Merger is substantively and procedurally fair both to unaffiliated shareholders who will retain their interest in the Company and to those who will be cashed out in the Merger.  All directors of LCB Merger Co. are also directors of the Company.  The LCB Merger Co. Board of Directors specifically adopted Logan’s Board of Director’s analyses and conclusions underlying its fairness determination.  Accordingly, the Company’s Board of Directors, including all of the directors who are not employees of the Company or the Bank, unanimously approved the Merger, and recommends that the shareholders vote in favor of the Merger and the Agreement and Plan of Merger.  All of the members of the Board of Directors have expressed an intention to vote in favor of the Agreement and Plan of Merger, including all of the board members who are not employees of either the Company or the Bank.

In reaching its decision to approve the Merger and in making its recommendation, the Board of Directors considered a number of material factors as described below.

Positive Factors for Shareholders who Receive Cash in the Merger.  The factors that the board considered positive for the unaffiliated shareholders who receive cash in the Merger included:

•                                            The cash price per share of $50.00 offered in the Merger represents a premium of $24.26 per share (94.3%) over the January 31, 2005, book value per share of $25.74, a premium of $6.00 (13.6%) over the most recent trading price known to the Company immediately before the board action of $44.00 and a premium of $3.00 per share (6.4%) over the $47.00 fair market value determined in the valuation opinion of Southard Financial.

•                                            The Merger consideration is all cash, which provides certainty of value to those shareholders and immediate liquidity for the shareholders who receive cash in the Merger.

•                                            No brokerage or other transaction costs are to be incurred by shareholders who receive cash in the Merger, unless a bond is required in the event of a lost stock certificate.

Positive Factors for Remaining Shareholders.  The factors that the board considered as positive for the unaffiliated shareholders who will remain shareholders following the Merger included:

•                                            Remaining shareholders would realize the potential benefits of the suspension of the Company’s reporting obligations under the Securities Act, including reduced expenses as a result of suspension of such reporting obligations.

•                                            Remaining shareholders would have the opportunity to participate in the Company’s future growth and earnings, if any.

•                                            The Merger is expected to result in accretion to net income, earnings per share and return on equity; this is a function of the decrease in the number of shares of Common Stock as a result of the Merger as well as cost savings.

•                                          Remaining shareholders would not be required to pay income taxes as a result of the Merger.

Negative Factors for Shareholders Receiving Cash in the Merger.  The factors that the board considered negative for the unaffiliated shareholders who would receive cash in the Merger included:

•                                          These shareholders would not have the opportunity to participate in the Company’s future growth and earnings, if any.

•                                          These shareholders will not be able to sell their shares at a time and for a price of their choosing.

•                                          These shareholders may be required to pay income tax on the receipt of cash in the Merger.

Negative Factors for Remaining Shareholders.  The factors that the board considered negative for the unaffiliated shareholders who will retain their shares in the Merger included:

•                                          The Merger may negatively affect good will of certain of LB&T’s customers.

•                                          After the suspension of the Company’s reporting obligations, the shareholders will have decreased access to information about the Company.

Although the Board of Directors considered the negative factors described above, it concluded that the benefits of the positive factors outweighed the detriments of the negative factors and that the proposed transaction was substantively and procedurally fair to and in the best interest of the Company’s unaffiliated shareholders.

Fair Price Considerations.  The Board of Directors selected a price of $50.00 per share as the amount to be paid to shareholders who receive cash for their shares of Common Stock as a result of the Merger.  The Board of Directors selected a price that it believed to be in excess of the fair market value of the shares, intending to at least partially compensate shareholders who receive cash for the fact that they are being required to dispose of their shares when some would probably prefer to keep their shares and that shareholders who receive cash would probably incur some tax as a result of the Merger.

The Board of Directors considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the Merger to all of Logan’s shareholders, including its determinations as to the fairness of the Merger to unaffiliated shareholders who will receive cash in the Merger as well as those who will retain their shares of Logan common stock after the Merger.  The Board of Directors did not assign any specific weights to the factors listed below.  Moreover, in their considerations individual directors may have given differing weights to different factors.

•                                          Historical Market Prices of Logan Common Stock.  Logan is not listed or quoted on any exchange and has minimal trading activity.  During the 12 months prior to the public announcement of the proposed merger, based on trades known to management of Logan, the stock traded very infrequently.  The Board of Directors reviewed high and low sales prices for Logan common stock from January 1, 2004 to December 14, 2004, which ranged from $44.00 to $47.00 per share.  You should read the discussion under “Information About Logan and Its Affiliates – Market for Common Stock and Dividend Information” for more information about our stock prices.  The last sale price of Logan common stock known to management that occurred prior to the public announcement of the merger agreement was $44.00 on September 13, 2004.

•                                          Net Book Value.  As of January 31, 2005, Logan’s book value per share was $27.83.  In Southard Financial’s valuation report, Southard Financial adjusted Logan’s reported book value of $27.83 per share on January 31, 2005, to derive the market value of Logan’s assets and liabilities.  The objective was to arrive at a net asset value, defined as the difference between the adjusted valuation of all assets and liabilities.  The net asset value reflects the valuation of assets in the context of a going concern.  Southard Financial calculated Logan’s net asset value at $46.53 per share.  This price was a factor that was considered by the Board, among others, in determining the consideration to be paid to cashed-out shareholders in the merger.  The per share cash price of $50.00 payable in the merger reflected a multiple of 1.80 times Logan’s book value per share as of January 31, 2005, and a multiple of 1.07 times Logan’s net asset value per share as of January 31, 2005.

•                                          Going Concern Value.  In reviewing the going concern value of Logan’s shares, the Board considered the analyses and conclusions of Southard Financial, which are described under “Opinion of Financial Advisor” below.  The going concern value determined by Southard Financial was $47.00 per share.

•                                          Earnings.  The Board reviewed the earnings of Logan for the previous three years.  For the three years ended December 31, 2002, 2003 and 2004, Logan reported net income of approximately $1,842,000, $1,901,000 and $1,558,173, respectively.  The Board believes that Logan’s earnings over the last three years provide a basis for a reasonable expectation of future performance and an expectation of future benefits.

•                                          Opinion of Financial Advisor.  The Board considered the valuation report prepared by Southard Financial dated February 21, 2005, as well as the written fairness opinion, dated March 1, 2005, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration to be paid in the Merger is fair, from a financial point of view, to Logan’s shareholders, including unaffiliated shareholders and shareholders who will receive cash in the merger as well as those who will retain their shares after the Merger.  The board also reviewed and considered the financial analyses supporting the opinion of the financial advisor.  You should read the discussion under “Opinion of the Financial Advisor” below and a copy of the opinion of Southard Financial which is attached as Appendix D to this proxy statement.

•                                          Liquidity Event.  The board considered the opportunity that the Merger presents for shareholders owning fewer than 200 shares to liquidate their holdings without incurring brokerage costs and/or costs for odd lot transfers, particularly given the relatively illiquid market for shares of Logan common stock at a price that represents a premium over historical sales prices.

The Board also recognized that the merger consideration to be paid to the cashed-out shareholders in the merger reflected a premium over the trading prices for the Logan common stock prior to the announcement of the Merger, which trading prices the Board did not find to reflect accurately the fair value of such stock.

The Board did not consider historical prices paid by Logan for its shares because Logan has not purchased shares of its common stock from shareholders in the last two (2) years.  Also, the Board did not consider transactions in the Logan common stock which occurred following the announcement of the transaction.  Additionally, certain directors and executive officers of Logan have been involved in the purchase of shares of the Logan common stock in the open market in the two years prior to the announcement of the going private transaction.  While the Board did consider these trades in general terms in its review of the historical prices of the Logan common stock, the Board did not distinguish between transactions in Logan’s common stock involving directors and officers and those not involving such persons.

Although it is quite rare for an insured depository institution to go into voluntary liquidation, the base valuation technique that relates to Logan’s book value is, for the most part, an assumed liquidation value.  Since the price to be paid to the cash-out shareholders in the Merger is in excess of Logan’s book value and because Logan will continue to operate its business following completion of the Merger, the board did not consider Logan’s liquidation value an important factor in determining the fairness of the merger.

No firm offers have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of Logan into or with such person, (ii) the sale or other transfer of all or any substantial part of the assets of Logan, or (iii) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control of Logan.

Your Board of Directors has unanimously determined that the purchase price of $50.00 per share is a fair price.

The Board of Directors delegated to the Special Committee, which consists entirely of independent directors authority to (i) investigate the feasibility of going private transactions and (ii) select, engage and incur expenses by financial advisors, accountants and legal professionals (and authorize management to do the same) in order to develop a presentation for the entire Board of Directors and present specific proposals.  The Merger proposal has been approved by the unanimous consent of the members of the Special Committee and the Board of Directors and is recommended by the independent Special Committee as well as the entire Board of Directors.

Alternatives Considered.  The 200 share level was chosen by management and recommended to the Board of Directors based on an analysis of the Company’s shareholder list as of September 30, 2004.  Shareholders are free to buy or transfer shares until the Effective Time.  It is expected that some shareholders will acquire additional shares before the Effective Time through market purchases or other transactions in order to be a holder of more than the threshold number of shares and thus remain a shareholder after the Merger.  Because the number of shareholders above the threshold could increase before the Effective Time, it was necessary to select a threshold sufficiently high to make reasonable allowance for changes in the composition of the shareholder list without defeating the purpose of the proposed transaction.  Other lower numbers were considered and rejected as it was believed they would have resulted in an unacceptably high risk that the transaction would not yield the desired result of having less than 300 record shareholders.

The Special Committee and the Board of Directors considered the following alternatives to the Merger format:

•                                          Reverse Stock Split.  The Special Committee and the Board of Directors considered the use of a process known as a reverse stock split as an alternative to the Merger.  A reverse stock split would have involved a mechanism that proportionately decreased the number of shares of stock held by shareholders.  In a reverse stock split, shareholders receive one share of stock for every 200 (for example) shares owned; those shareholders holding only fractional share interests following the split are cashed out.  As a result, there are fewer shareholders.  The Special Committee did not choose this alternative because it would have resulted in a post-split stock price that would be undesirably high, and because it would have been necessary to require all remaining shareholders to surrender their existing stock certificates to be exchanged for new stock certificates, which would be relatively burdensome for both shareholders and the Company.

•                                          Tender Offer.  The Special Committee and the Board of Directors also considered making a tender offer to purchase outstanding shares of Common Stock from the Company’s shareholders.  This alternative could have reduced the number of shareholders through their sale of Common Stock.  However, it is uncertain whether this process would result in the Company having fewer than 300 shareholders - a threshold that the Company must meet in order to go private and reduce the burdens associated with being a reporting company.  For this reason, the Special Committee and the Board of Directors decided not to use this alternative.

The Board of Directors did not consider other methods to reduce expenses other than going private.  Nor did the Board consider the possibility of a third party buy-out.  The Board did not consider these options because (i) it relied in part upon the assessment and recommendation of independent directors; (ii) it was not aware of other methods of achieving expense reductions that were comparable with those reductions possible through the Merger and (iii) no third party expression of interest in acquiring the Company is presently before the Board.

Approval of the transaction was recommended by the Special Committee of the Board of Directors.  The Special Committee based its independent analyses on the same information and analyses provided to the Board of Directors, and considered the same factors as the Board when making its recommendation.  The Special Committee is comprised entirely of independent directors.  Shareholders who are expected to receive cash in the Merger represent approximately 2.3% of the Common Stock.  The Merger requires approval by shareholders holding a majority of the votes cast at a meeting of shareholders at which a quorum is present.  Directors and officers as a group beneficially own approximately 27.47% of the outstanding common stock of Logan.  Because (i) the shares held by directors and officers represent a relatively small percentage of votes required to approve the transaction, (ii) the small percentage of shareholders receiving cash in the Merger, and (iii) the Board’s reliance in part upon the assessment and recommendation of independent directors, the board concluded that having an unaffiliated representative act solely on behalf of shareholders who are not directors or officers of Logan and requiring a majority of unaffiliated shareholders to approve the transaction were not necessary to assure fairness.  The only appraisal the Company sought in connection with the Merger was the valuation report provided by Southard Financial.  Neither the Company nor LCB Merger Co. has made any provision in connection with the Merger to grant unaffiliated shareholders access to the Company’s or LCB Merger Co.’s corporate files or to obtain counsel or appraisal services for such shareholders at the Company’s or LCB Merger Co.’s expense.

Other Considerations.  It could be argued that directors may have, or appear to have, a conflict of interest in approving and recommending the proposed Merger transaction.  The transaction will result in a slight increase in the percentage of ownership of all directors and officers.  As a group, directors and officers own approximately 27.47% of the outstanding shares of Common Stock; following the Effective Time, the directors and officers would own approximately 28.12% of the shares.  However, this benefit is shared proportionally by all remaining shareholders.

The foregoing discussion of the factors considered by the Board of Directors is intended to discuss in reasonable detail the material factors on which the Board of Directors relied; it does not necessarily reflect all factors involved in the process.  In view of the variety of factors considered in connection with their evaluation of the Merger proposal, the Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.  The Board considered all the factors as a whole in reaching its determination.  In addition, individual members of the Board of Directors may have given different weights to different factors.

Opinion of Financial Advisor

On January 25, 2005, the Board engaged Southard Financial (“Southard”) to provide a valuation opinion of Logan’s common stock as of January 31, 2005 and a fairness opinion relating to the price to be paid to shareholders receiving cash in the Transaction.

Independent Valuation

The Board engaged Southard to render a valuation of Logan’s common stock.  Southard’s valuation, presented to the Board on February 21, 2005, indicated that as of January 31, 2005, the cash fair value of Logan’s common stock was $47.00 per share (the “Valuation”).  The Board reviewed the basis for and the methodology used in Southard’s valuation.  The directors determined, after giving careful consideration to a number of factors, to utilize a price of $50.00 per share in the transaction, subject to receipt of a fairness opinion from Southard, and that the Transaction was fair to, and in the best interests of, Logan and its shareholders, including both affiliated and unaffiliated shareholders, and approved the Transaction.  Southard did not recommend the amount of consideration to be paid in the Transaction.

Fairness Opinion

On February 28, 2005, Southard rendered to the Board, its opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration of $50.00 per share to be paid in the Transaction was fair, from a financial point of view, to Logan’s shareholders, including unaffiliated shareholders and both shareholders who will receive cash in the Transaction and those who will retain their shares after the Transaction (the “Fairness Opinion”).  You should read the discussions below under “Valuation Opinion” and “Fairness Opinion” for more information relating to these opinions and the related financial analyses.

The full text of the written Fairness Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix D hereto and is incorporated herein by reference.  Southard’s opinion is directed to the Board, addresses only the fairness of the cash consideration to be paid in the Transaction from a financial point of view, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special shareholders’ meeting.  The summary of the opinion of Southard set forth herein is qualified in its entirety by reference to the full text of such opinion.

In connection with the Valuation and its opinion, Southard reviewed and analyzed certain publicly available financial information and other information concerning Logan and certain internal analyses and other information furnished to Southard by Logan.  Southard also held discussions with members of senior management of Logan regarding the business and prospects of Logan.  In addition, Southard performed such other studies and analyses and considered such other factors as Southard deemed appropriate.

Opinions of Southard Financial

As described in its opinions, Southard assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with Southard for purposes of their opinion.  With respect to the information relating to the prospects of Logan, Southard assumed that such information reflected the best currently available judgments and estimates of the management of Logan as to the likely future financial performance of Logan.  Southard did not verify through independent inspection or examination the specific assets or liabilities of Logan.  Southard did not make nor were they provided with an independent evaluation or appraisal of the assets or liabilities of Logan.  The following is a summary of the material analyses and factors considered by Southard in connection with the Valuation and the Fairness Opinion presented to the Board:

Logan’s Board of Directors retained Southard to render its independent determination as to the fair value of the Logan common stock for use in connection with the Board’s consideration of the proposed going-private transaction.  Subsequently, the Board engaged Southard to render a written opinion as to the fairness, from a financial point of view, to all of the shareholders of Logan of the cash consideration to be paid to shareholders who will receive cash in connection with the proposed Transaction.  No limitations were imposed by the Board upon Southard with respect to the investigations made or procedures followed in rendering either the Valuation or its Fairness Opinion.

Southard is a specialized consulting and valuation firm focusing on providing stock valuations to companies and financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based companies and financial institutions.  As part of its line of professional services, Southard specializes in rendering valuation opinions of banks and bank holding companies nationwide.  Logan selected Southard to render the Valuation and to serve as its financial advisor based on Southard’s reputation, expertise and familiarity with West Virginia-based financial institutions.

In connection with providing the Valuation, the Logan Board provided no specific instructions to Southard, other than to provide the Board with a fair value appraisal of Logan stock.  With the concurrence of Logan and Logan’s counsel, Southard determined that fair value of the Logan stock for the purposes presented would be based on the value of a pro rata share of Logan as a going concern and that no minority, marketability or liquidity discounts would be applied.  In addition, Southard determined it appropriate, in determining the fair value of the Logan stock, to consider all usual and customary approaches to value, including net asset value, investment value and market value.

As described above, in addition to providing the Valuation, Logan authorized the engagement of Southard to render its Fairness Opinion.  Southard rendered to Logan’s legal counsel its written opinion dated February 28, 2005, to the effect that, as of such date and based upon and subject to certain matters stated in the Fairness Opinion, the cash consideration to be paid to cashed-out shareholders in the Transaction is fair, from a financial point of view, to the shareholders of Logan, including both the cashed-out shareholders and the shareholders who would not receive cash in the Transaction.

A copy of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Southard is attached as Appendix D to this proxy statement.  You are urged to read the Fairness Opinion in its entirety.  A copy of the Valuation is attached as Appendix C to this proxy statement.  You are urged to read the Valuation in its entirety.  The Fairness Opinion and the Valuation will also be made available for inspection and copying at Logan’s principal executive offices at 43 Washington Avenue, Logan, West Virginia, during regular business hours by any interested shareholder up to the time of the special meeting of shareholders.

The following summary of the procedures and analyses performed, and assumptions used, by Southard is qualified in its entirety by reference to the text of the Fairness Opinion and the Valuation.  The Fairness Opinion is directed only to the financial terms of the Transaction, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special shareholders’ meeting.

In arriving at the Valuation and the Fairness Opinion, Southard reviewed and analyzed, among other things, the following: (i) the financial statements of Logan and its subsidiaries; (ii) certain other publicly available financial and other information concerning Logan and its subsidiaries; (iii) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other transactions relevant to Southard’s inquiry; (iv) the competitive and economic outlook for Logan’s trade area; (v) the book value and financial condition of Logan and its subsidiaries; (vi) the future earnings and dividend paying capacity of Logan and its subsidiaries; (vii) previous sales of Logan stock; and (viii) the prevailing market prices for selected banking organizations in West Virginia and the United States.  Southard held discussions with senior management of Logan concerning Logan’s past and current operations, financial condition and prospects, as well as the results of recent bank regulatory examinations.

In conducting its review and in arriving at the Valuation and the Fairness Opinion, Southard relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same.  Southard did not make or obtain any evaluations or appraisals of the properties of Logan, nor did it examine any individual loan credit files.  For purposes of the Fairness Opinion, Southard assumed that the Transaction will have the tax, accounting and legal effects described in the proxy statement and assumed that the transaction would be consummated on a timely basis in the manner presented by Logan and in compliance with applicable laws and regulations.

As more fully discussed below, Southard considered such financial and other factors as it deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Logan, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Logan and its subsidiaries; and, (ii) the assets and liabilities of Logan and its subsidiaries, including the loan investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity.  Southard also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally.  The Valuation and the Fairness Opinion are necessarily based upon conditions as they existed and can be evaluated on the respective dates thereof and the information made available to Southard through such dates.

In connection with rendering the Valuation and the Fairness Opinion, Southard performed certain financial analyses, which are summarized below.  Southard believes that its analysis must be considered as a whole, and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the Valuation and the Fairness Opinion.  The preparation of a valuation or fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In its analyses, Southard made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Logan.  Any estimates contained in Southard’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.  Estimates of values of companies do not purport to be appraisals of such companies or necessarily reflect the prices at which such companies or their securities may actually be sold.

Valuation Opinion

In order to determine the fair value of Logan common stock, and as explained below, Southard utilized the following approaches in its Valuation: net asset value, market value and income value.

Asset Based Approach.  Net asset value is the value of the net equity of a corporation, including every kind of property and value.  This approach normally assumes liquidation on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets.  As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods.  Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern.  Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the corporation’s assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little or no weight is given to the net asset value method of valuation.

In utilizing the asset-based approach, Southard adjusted Logan’s reported book value at January 31, 2005 to reflect a deposit premium of 8.0% on non-brokered deposits and the appreciation in the held-to-maturity securities portfolio, net of taxes at 38%.  Utilizing the asset based approach, Southard valued Logan under the asset based method at $31,281,522, or $44.43 per share as of January 31, 2005.

Market Approach.  Market value is defined as the price at which property would change hands between a willing seller and a willing buyer when both parties have the same information and neither party is acting under compulsion.  This definition of value produces a result that could be achieved if the property were to be sold in an arm’s-length transaction.  The market value method is frequently used to determine the price of smaller blocks of stock when both the quantity and the quality of the “comparable” data are deemed sufficient.

The fair value for Logan using the market value method is based upon a comparison with recent transactions involving the sale of banks and bank holding companies in West Virginia and surrounding states, as well as throughout the United States.  Specifically, Southard developed a list of reasonably comparable whole bank transactions and applied those multiples to Logan.  The focus of the review was banks of similar size, performance, and capitalization (equity/asset ratio).  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

Considering these factors, the base capitalization rates were (a) price/earnings of 18.80x, (b) price/book value of 214.6%, and (c) price/assets of 21.69%, based on the median in 2004 for banks with assets under $1 billion, ROA of 0.90%-1.25%, ROE of 10%-14%, and located in a non-metropolitan area.  Often it is necessary to apply a fundamental discount to the base capitalization factors to reflect the relative attractiveness of LB&T and its market area, as well as its earnings history.  In Southard’s opinion, based upon all of the available data, no discount was necessary.  As a result, the risk adjusted capitalization factors were 18.8 times earnings, 215% of book value, and 21.65% of assets (all rounded).  The average multiples were applied to the appropriate benchmarks for Logan.  The results of the three methods were then assigned weights of 40% for price/earnings, 40% for price/book, and 20% for price/assets.  The analysis is presented in detail in the Valuation.

In using the market value method using control transactions, Southard reached a valuation of Logan of $36,829,200, or $52.31 per share, under the price to earnings method, $38,952,844, or $55.33 per share under the price to book value method, and $39,634,439, or $56.30 per share under the price to assets method as of January 31, 2005.  The weighted average of the three methods was $54.32 per share.

The fair value for Logan using the market value method is also based upon a comparison with recent “go-private” transactions involving banks and bank holding companies throughout the United States.  Specifically, Southard developed a list of reasonably comparable go-private transactions and applied those multiples to Logan.  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

In determining base capitalization rates for the go-private transactions method, Southard reviewed go-private transactions throughout the United States.  The resulting median multiples are 20.30 times earnings, 149% of book value, and a 17.6% premium over the recent trading price.  The median multiples were applied to the appropriate benchmarks for Logan.  The results of the three methods were then assigned weights of 40% for price/earnings, 40% for price/book, and 20% for price/trades.  The analysis is presented in detail in the Valuation.

In using the market value method using go-private transactions, Southard reached a valuation of Logan of $39,767,700, or $56.49 per share, under the price to earnings method, $26,995,227, or $38.35 per share under the price to book value method, and $51.74 per share under the price to trades method as of January 31, 2005.  The weighted average of the three methods was $48.28 per share.

The fair value for Logan using the market value method is also based upon a comparison with market transactions involving banks and bank holding companies throughout the United States.  Specifically, Southard developed a list of reasonably comparable market transactions and applied those multiples to Logan.  The focus of the review was banks of similar size, performance, and capitalization (equity/asset ratio).  A complete list of the transactions, as well as selected summary information, is contained in the Valuation.

Considering these factors, the base capitalization rates were (a) price/earnings of 17.21x, and (b) price/book value of 177.50% based on the average in 2004 for banks with positive ROE and market capitalization under $100 million.  Often it is necessary to apply a fundamental discount to the base capitalization factors to reflect the relative attractiveness of LB&T and its market area, as well as its earnings history.  In Southard’s opinion, based upon all of the available data, no discount was necessary.  As a result, the risk adjusted capitalization factors were 17.0 times earnings and 177% of book value (both rounded).  The average multiples were applied to the appropriate benchmarks for Logan.  The analysis is presented in detail in the Valuation.

In using the market value method using market transactions, Southard reached a valuation of Logan of $33,303,000, or $47.31 per share, under the price to earnings method, and $31,705,804, or $45.05 per share under the price to book value method as of January 31, 2005.  The average of the two methods was $46.18 per share.

Income Approach.  The income approach is sometimes referred to as the investment value or the earnings value.  The investment value is frequently defined as an estimate of the present value of future benefits.  Another popular investment value method is to determine the level of the current annual benefits and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield.  Southard determined the net present value of the projected future benefits to shareholders using a discount rate of 14.3% (within an acceptable range considering the risk-return relationship Southard has observed most investors would demand for an investment of this type, i.e., small to medium-sized community banking companies).

In utilizing the income approach, Southard took into account the earnings of LB&T over the 2000-04 period.  Adjustments to the weighted average of reported earnings were made to reflect a peer level loan loss provision, adjusted for LB&T’s loans/assets ratio, as well as the ongoing expenses of the parent company.  Southard also developed an estimate of the anticipated economies (savings) to a potential acquiror of Logan (synergistic earnings approach).  Based upon Southard’s review, the estimated savings approximated 0.25% of average assets, or $454 thousand (pre-tax).  This analysis is presented in the Valuation.  As a result of the analysis, the ongoing earning power of Logan was estimated at $1,959,000, or $2,240,000 adjusted for anticipated savings.

Utilizing the income approaches to value Logan’s stock, Southard determined that the value of Logan’s stock as of January 31, 2005 under the synergistic price/earnings method was $34,720,000, or $49.32 per share and that the value under the discounted future earnings method was $27,316,976, or $38.80 per share.

Combined Value.  The various methodologies were assigned weights in arriving at a combined value of Logan as of January 31, 2005.  Southard assigned weights as follows to the methodologies considered above: 15% to the asset based value; 15% to the market approach with control transactions; 20% to the market approach with market transactions; 20% to the market approach with go-private transactions; 15% to the income approach synergistic earnings method; and 15% to the income approach-discounted future earnings method.  Southard believes that the weight assigned to each valuation approach properly reflects the relative importance of that approach for purposes of the Valuation opinion.  Based on the analysis presented above, the combined valuation of Logan was $46.93 per share as of January 31, 2005.

As a result of all the analyses performed, Southard determined that the fair value of Logan common stock was $47.00 per share (rounded) as of January 31, 2005.

Fairness Opinion

On February 28, 2005, Southard issued a Fairness Opinion relative to the proposed Transaction.  The Fairness Opinion was based on financial information through January 31, 2005.  In preparing the Fairness Opinion, Southard determined that the $50.00 per share price being paid to the cashed-out shareholders represented the following pricing ratios:

Price/Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%
Premium to Recent Market Trade ($44.00 per share)	13.6%

Comparison with Recent Control, Go-Private, and Market Transactions.  The price/book ratio is below the median price/book value ratio for the selected whole-bank transactions during 2004, but is above the median price/book value ratio for selected go-private transactions, and above the average price/book value of market transactions.

The price/earnings ratio is above the median price/earnings ratio for the selected whole-bank transactions during 2004; above the median price/earnings ratio for selected go-private transactions; and above the average price/earnings ratio for market transactions.

The price/asset ratio is slightly below the average ratio for the selected whole-bank transactions during 2004.  The transaction price also represents a lower premium to recent transactions than the median of selected go-private transactions; however, this difference is due, at least partially, to differences in trading volume.

On balance, the implied pricing ratios are near or above observed market pricing for whole-bank transactions, and not inconsistent with the valuation premise of enterprise value.

Analysis of Liquidity.  The Transaction price of $50.00 per share represents a premium of 13.6% to the most recent traded price for Logan common stock ($44.00 per share in the fourth quarter of 2004).  There is no active market for the shares of Logan, and trading volume was very light during 2004.  Thus, the ability to sell a significant block of shares is very limited and would likely result in an adverse impact on the market value of the shares.  Therefore, the proposed transaction price represents, in our opinion, a reasonable premium to the recent trading range.

Subsequent to the issuance of Southard’s Fairness Opinion, Southard was made aware of one or two small transactions in Logan common stock at $50.00 per share.  These transactions took place after the terms of the Transaction were made public, and are thus not out of the ordinary.  Further, Logan management believes that the intent of the buying shareholders was to increase their ownership to above the 200-share threshold of the Transaction and thus avoid being cashed-out in the Transaction.

Discounted Cash Flow Analysis.  Southard also prepared a pro forma discounted cash flow analysis utilizing the present value of the estimated future dividend stream that Logan would be expected to generate over the next five to 10 year period (including the present value of the value of Logan’s common stock at the end of the five to 10 year period).  To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2005, assumed annual growth in earnings and assets of between 5% (management’s estimate) and 8% (the high end).  The analysis was performed under two dividend assumptions: (i) that Logan maintains a dividend payout ratio of 60% (the average of the past five years); and, (ii) that Logan pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level).  The “terminal value” of Logan common stock at the end of the projection period was determined by applying price/earnings multiples of 18-20 (the current range) times projected net income in the final year of the analysis.  The dividend stream and terminal value were discounted to the present using discount rates between 12% and 15%, which Southard Financial viewed as the appropriate discount rate range for a company with Logan’s risk characteristics.  Using this analysis, the implied value of Logan was consistently at or below the proposed Transaction price.

Finally, from the perspective of those shareholders of Logan who will remain shareholders of Logan after the Transaction, Southard has concluded, after analysis and conversations with Logan senior management, that those shareholders are forecast to experience earnings per share appreciation, and incur equity per share dilution, on an immediate post-Transaction basis.  Further, going forward the shareholders should see an increase in earnings per share after the transaction, due to there being fewer shares outstanding, and due to lower expenses relative to SEC registration and related costs.

Based on all factors that Southard deemed relevant and assuming the accuracy and completeness of the information and data provided, Southard concluded that the cash consideration of $50.00 per share that the cashed-out shareholders are entitled to receive in connection with the Transaction, is fair, from a financial standpoint, to all shareholders of Logan, including those shareholders receiving the cash consideration as well as those shareholders of Logan who will remain shareholders of Logan after the Transaction.

Prior to its engagement to assist the Logan Board and management in connection with their analysis of a potential going-private transaction, Southard had not previously provided valuation or other professional services to Logan.  Southard has not previously served as a market maker for Logan’s common stock.  Southard and its employees have no past, present, or future contemplated interest (financial or otherwise) in Logan or its subsidiary.

Logan has agreed to pay Southard $9,500 for rendering the Valuation and the Fairness Opinion.  Logan has also agreed to reimburse Southard for its reasonable out-of-pocket expenses and to indemnify Southard against certain liabilities, including liabilities under the federal securities laws, to the extent permitted by applicable law.

THE MERGER TRANSACTION

Material Terms

The following is a summary of certain provisions of the Agreement and Plan of Merger (the “Plan of Merger”) and certain matters relating to the Merger.  The following summary does not purport to be complete and is qualified in its entirety by reference to the Plan of Merger which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference.  You are urged to read the Plan of Merger in its entirety and to consider it carefully.

Brief Description of Merger.  If and when the Merger takes effect, any shareholder who holds of record 200 or fewer shares of Common Stock immediately prior to the Effective Time will no longer be a shareholder of the Company.  These shareholders will instead receive cash for their shares.  All other shareholders will continue to be shareholders of the surviving company, Logan.

To implement the Merger fully and achieve the desired goal of decreasing the burdens, risks and expense associated with reporting companies by suspending the Company’s reporting obligations, the following events must occur:  (i) the shareholders must approve the Plan of Merger; (ii) the Company must receive approval from the applicable banking regulators; (iii) Articles of Merger must be filed with the West Virginia Secretary of State; (iv) the Company must file a final amendment to its going private Schedule 13E-3 with the SEC; and (v) the Company must suspend its filing obligations under the Exchange Act by filing a Form 15 with the SEC.

Consideration; Conversion and Exchange of Stock Certificates.  Each shareholder holding of record fewer than 200 shares of Common Stock immediately before the Effective Time will be entitled to receive $50.00 in cash, without interest, and each shareholder holding of record 200 or more shares immediately before the Effective Time will continue to hold the same number of shares after the Merger and will not receive any cash.  As soon as practicable after the Merger is completed, the Company will mail to each shareholder who is to receive cash a letter of transmittal and instructions for surrendering their stock certificates.  When the Merger is completed, the shares of Common Stock owned by each shareholder receiving cash will automatically be converted into the right to receive cash.  To receive the cash, however, such shareholders must deliver to Logan their stock certificates along with a letter of transmittal and any other required documents.  No service charge will be payable by shareholders in connection with the cash payments, and all expenses will be borne by the Company, except that a bond may be required for a lost certificate.  PLEASE DO NOT SEND US YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

Dividends and Distributions.  A shareholder will not be entitled to any further dividends or distributions that are declared after the Merger is completed on any shares of Common Stock that are automatically converted into cash as a result of the Merger, regardless of whether the shareholder has or has not surrendered his or her stock certificates to the Company.  Each shareholder will be entitled to dividends and distributions on his or her Common Stock declared with record dates prior to the Effective Time.

Reasons for Engaging in Merger.  See “Special Factors—Purpose and Reasons for the Merger” (pages 14-15).

Vote Required.  The Plan of Merger must be approved by holders of a majority of the votes cast at a meeting of shareholders in which a quorum is present.  The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Common Stock entitled to vote at the meeting is necessary for a quorum.  As of March 29, 2005, 703,991 shares of Common Stock were issued and outstanding.  Of these shares, the Company’s officers and directors beneficially owned approximately 193,404 (27.47%) of such outstanding shares.

Effective Time of the Merger.  The Company expects to complete the Merger during July, 2005.  However, the Company cannot guarantee that the Merger will be effective by the end of July, 2005.

The Effective Time will be the time of the filing with and acceptance for record of the Articles of Merger by the West Virginia Secretary of State, or a later time specified in the Articles of Merger.  The Company presently intends to file the Articles of Merger as soon as practicable after the approval of the Plan of Merger proposal by the shareholders at the Special Meeting is obtained and the other conditions precedent to the consummation of the Merger have been satisfied or waived.

Conditions to Consummation of the Merger.  The Boards of Directors of the Company and LCB Merger Co. have adopted the Plan of Merger and authorized the consummation of the Merger.  As the sole shareholder of LCB Merger Co., the Company has approved the Merger and the Plan of Merger.  The completion of the Merger depends upon a number of events, including:

•                  The approval of the Plan of Merger by the Company’s shareholders.

•                  The filing and acceptance of the Articles of Merger with the West Virginia Secretary of State.

•                  The receipt of all regulatory approvals.

The Merger and Plan of Merger are not contingent on shareholder approval of the amendment to the Company’s Articles of Incorporation (the “Amendment.”).  Therefore, if the shareholders approve the Plan of Merger, the Company and LCB Merger Co. will proceed with the completion of the Merger regardless of whether the shareholders approved the Amendment.

Amendment or Termination of the Plan of Merger.  The Plan of Merger may be amended by a written agreement approved by the Boards of Directors of the Company and LCB Merger Co., generally without the necessity of further action by shareholders.  However, shareholder approval is required for any modification or amendment that is made after the shareholder vote and that has any of the following effects:

•                  Changes the amount or kind of consideration that you will receive for your shares of Common Stock;

•                  Changes any provision of the Company’s Articles of Incorporation; or

•                  Adversely affects your rights as a shareholder.

No amendments or modifications to the Plan of Merger are presently contemplated.  However, if there is any material amendment to the Plan of Merger before the Special meeting, the Company will notify you and provide you with information relating to the amendments prior to the meeting.

The Merger may be abandoned and the Plan of Merger terminated by the mutual written consent of the Company and LCB Merger Co. as provided in the Plan of Merger.  At this time, the Company has no intention of abandoning the Plan of Merger.

Regulatory Requirements

The regulatory requirements that must be complied with or approval that must be obtained to complete the Merger are:

•                  compliance with federal and state securities laws;

•                  approval of the Merger by the West Virginia Division of Banking and Financial Institutions;

•                  filing of the Articles of Merger with the West Virginia Secretary of State upon the approval of the Merger by the Company’s shareholders.

Certain Consequences of the Merger

Pursuant to the terms of the Plan of Merger, following shareholder approval of the Plan of Merger proposal and subject to the fulfillment or waiver of certain conditions, LCB Merger Co. will be merged with and into Logan, and Logan will continue as the surviving company in the Merger.  The Merger is expected to cause a reduction in the number of Logan’s shareholders of record to under 300.  This would permit the Company to suspend its reporting obligations under the Securities Act.  Various advantages and disadvantages of the Merger are discussed above.  See “Special Factors-Fairness; Recommendation of the Board of Directors” (pages 16-22).  The effects of the suspension of the Company’s reporting obligations are discussed below.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 32-33).

Operations of the Company and LB&T Following the Merger

Following the Merger, the Company and LB&T intend to continue to conduct their existing operations in substantially the same manner as now conducted.  The executive officers and directors immediately prior to the Merger will be the executive officers and directors immediately after the Merger.  Except for the change that would result from the Amendment (if approved by the shareholders), the Company’s and LB&T’s Articles of Incorporation and Bylaws will remain in effect and unchanged by the Merger.  The deposits of LB&T will continue to be insured by the FDIC.  The corporate existence of neither the Company nor LB&T will be affected by the Merger.  The Company and LB&T will continue to be regulated by the same agencies that regulated each entity before the Merger.

Financing of the Merger

The Company estimates that it will apply approximately $1,000,000 for payment to shareholders whose shares of Common Stock are eliminated in the Merger.  These funds will come from working capital and will reduce shareholders’ equity.

The Company will pay all of the expenses related to the Merger.  The Company estimates that these expenses will be as follows:

Legal Fees	$125,000.00
Accounting Fees	7,000.00
Financial Advisor Fees	10,000.00
Printing, Solicitation and Mailing	7,000.00
Miscellaneous (filing fees, etc.)	1,000.00
Total	$150,000.00

Anticipated Accounting Treatment

The Company anticipates that it will account for the purchase of outstanding Logan Common Stock in the merger from shareholders as a purchase and retirement of stock.

Suspension of Reporting Obligations Under the Securities Act

The Common Stock is currently registered under the Securities Act.  However, the shares of Logan’s Common Stock are infrequently traded in the local over-the-counter market and are not listed on any exchange or national association.  The Company will be permitted to suspend its reporting obligations under the Securities Act and the Exchange Act if there are fewer than 300 record holders of outstanding shares of Common Stock.  Upon the completion of the Merger, the Company expects to have fewer than 300 shareholders of record.  The Company intends to suspend its reporting obligations as promptly as possible after the Effective Time.

Suspension of its reporting obligations under the Securities Act and the Exchange Act will substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC, and would decrease greatly burdens placed upon the Company.  For example:

•                                          Certain provisions of the Exchange Act would no longer apply to the Company.  These provisions include the requirements to file Forms 10-K, 10-Q and similar reports with the SEC.

•                                          The Sarbanes-Oxley Act of 2002 also contains obligations that the Company would no longer need to comply with following deregistration.  Examples of these obligations include CEO and CFO certification of certain matters in periodic reports filed with the SEC, Section 404 compliance (see “Special Factors-Background of the Merger Proposal”) (pages 10-13), Audit Committee requirements (including director independence and financial expert requirements) and expanded reporting obligations.

The Company estimates that suspension of its reporting obligations under the Securities Act and the Exchange Act will save the Company’s approximately $150,000 per year in legal, accounting, printing, management time and other expenses.  The following chart provides a breakdown of our historical and estimated external expenses and internal costs related to our SEC reporting obligations:

	2001	2002	2003		2004	Estimated 2005(b)	Estimated 2006
Audit fees	$32,000	$32,000	$36,500	(a)	$37,500	$39,500	$60,000

Legal counsel					90,000	25,000	25,000

Certification of controls program	—	—	—		5,000	53,800	71,100

Total External Expenses	32,000	32,000	36,500		132,500	118,300	138,100

Internal Costs	10,000	10,000	15,000		25,000	50,000	50,000

Total Expenses and Costs	$42,000	$42,000	$51,500		$157,500	$168,300	$206,100

(a)                       For purposes of comparison, the audit and related fees for 2003 exclude costs paid to McNeal Williamson & Co. for the original audit of the 2003 consolidated financial statements which was subsequently reperformed by S. R. Snodgrass, A.C.

(b)                      The fees estimated for 2005 do not include the legal and accounting costs in connection with the proposed going-private transaction.

The bases for the estimates are informal cost estimates provided by Logan’s accountants and internal management assessments.  Management’s estimates were based on its own assessment of anticipated costs and information provided by accountants (which was primarily oral and informal).  Internal costs estimated for 2005 and 2006 securities law compliance amounts to approximately $50,000 per year, the cost to hire another employee to perform the required compliance.  Compliance with the Sarbanes-Oxley Act of 2002 has subjected, and will subject, the Company and its directors and officers to substantial additional burdens and expenses.  A portion of the anticipated expenses associated with being a reporting company in 2005 and 2006 includes one-time costs of $124,900 relating to compliance with the Sarbanes-Oxley Act of 2002.  These projected costs are included in the costs of certification of controls program above and itemized as follows:

	External Auditors	Consultants and Internal Auditors
Phase I - establish of timeline, map general ledger to financial statements, assertions and processes	$1,000	$52,800
Phase II - validating corporate governance processes and preparing pilot	—	13,200
Phase III - pilot (small-scale) testing of processes and agreement on adequacy	2,000	12,000
Phase IV - initial bank-wide testing	5,000	26,400
Program software	—	12,500
Totals	$8,000	$116,900

The figures in this table were based in part on input from S.R. Snodgrass, A.C. as a general, informal estimate.

INTERESTS OF CERTAIN PERSONS

The executive officers and directors of Logan and LB&T who are also shareholders will participate in the Merger in the same manner and to the same extent as all of the other shareholders of Logan.  If the Merger is completed, the respective ownership percentages of each of the directors and executive officers who retains shares will increase slightly, as will the ownership interests of every other shareholder who retains his or her shares.  As a result of the Merger, the collective ownership interest of the directors and officers is expected to increase from approximately 27.47% to approximately 28.12%.  In addition, it is expected that the transaction will, after it is concluded, reduce the exposure of directors and officers to the risk of litigation and liability to which directors and officers of public companies are exposed.  See “Information About Logan and Its Affiliates-Voting Securities and Principal Holders” (pages 46-48).

The executive officers and directors of Logan are not aware of any other benefits or additional compensation in connection with this transaction that will not be shared by the Company’s unaffiliated shareholders generally.  The proposed transaction does not constitute a “change of control” for purposes of any existing employment agreement with the Chief Executive Officer of the Company.  The Company has not and does not anticipate entering into any new employment or other compensation agreements with its executive officers as a result of the Merger.  All of the directors of Logan and LB&T and all of the executive officers have advised the Company that they intend at this time to vote their shares in favor of the proposal to approve the Plan of Merger for the same reasons underlying the Board’s decision to adopt the Agreement and Plan of Merger and approve the going private transaction.

APPRAISAL RIGHTS

A shareholder of the Company who owns less than 200 shares and who will receive cash for his or her shares in the Merger has appraisal rights and the right to obtain payment of the fair value of the shareholder’s shares under Article 13 of Chapter 31D of the West Virginia Code.  The following is a summary of the procedures to be followed by such shareholders desiring to exercise their rights of appraisal.  The following is not a complete summary and is qualified in its entirety by reference to the provisions of Article 13 of Chapter 31D of the West Virginia code, the full text of which is attached hereto as Appendix E to this proxy statement.  Since the exercise of appraisal rights requires adherence to the provisions of these laws, each shareholder who desires to exercise such rights should review the laws and strictly follow their requirements.  Shareholders electing to exercise appraisal rights may want to consult an attorney or other advisor regarding the exercise of appraisal rights.  Any shareholder of Logan who fails to strictly comply with the following requirements will result in the loss of appraisal rights and will be bound to the terms of the Merger.

(a)                                  Shareholder’s Notice of Intent to Assert Appraisal Rights.  In order for a shareholder to assert his appraisal rights, the shareholder must deliver to the Company prior to the vote on the Merger, written notice of the shareholder’s intent to demand payment if the proposed Merger is consummated.  In addition, the shareholder must not vote or cause or permit to be voted, any shares in favor of the proposed Merger.

(b)                                 Appraisal Notice and Form.  The Company will send a written appraisal and form within ten (10) days of the Effective Time of the Merger to all the shareholders that complied with the notice and voting requirements set forth in above.  The form will:

•                               specify the date of the first announcement to shareholders of the terms of the Merger;

•                               require the shareholders asserting appraisal rights to certify (i) that their shares were acquired before the date of the first announcement to shareholders of the terms of the Merger; and (ii) that the shareholder did not vote for the Merger;

•                               inform the shareholders of the address where the shareholders must return the completed form, the date by which the Company must receive the form (not less than forty (40) days and not more than sixty (60) days after the date the form was mailed to the shareholders), the address where the certificates for shares must be deposited, the date by which the certificates must be deposited and the date by which the Company must receive any notice to withdraw;

•                               inform the shareholder that the shareholder is deemed to have waived the shareholder’ appraisal rights if the shareholder fails to return the form to the Company by the date set forth in the form; and

•                               contain the Company’s estimate of the fair value of the shares.  A copy of Article 13, Chapter 31D of the West Virginia Code regarding appraisal rights will be mailed to the shareholders along with the form.

(c)                                  Shareholder’s Exercise of Appraisal Rights; Right to Withdraw.  In order for a shareholder to exercise his appraisal rights and obtain payment for the shareholder’s shares, the shareholder must return the form to the Company and deposit the shareholder’s certificates in accordance with the terms of the notice and the date referred to in the notice.  Once a shareholder takes these steps, the shareholder loses all rights as a shareholder unless the shareholder withdraws.  A shareholder may decline to exercise the shareholder’s appraisal rights and withdraw from the appraisal process by providing the Company with written notice of the shareholder’s intent to withdraw within the time set forth in the notice.  If the shareholder fails to withdraw from the appraisal process by the date set forth in the notice, the shareholder may not withdraw without the Company’s written consent.

(d)                                 Payment.  The Company will pay cash to the shareholders who have returned their form to the Company and who have deposited their certificates in accordance with the terms of the notice and the date referred to in the notice.  The amount paid to the shareholders will be the amount the Company estimates to be the fair value of their shares, plus interest.  The payment to each shareholder will be accompanied by:

(i)                                     financial statements of the Company, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(ii)                                  a statement of the Company s estimate of the fair value of the shares, which estimate must equal or exceed the Company ‘s estimate set forth in the form provided to the shareholders; and

(iii)                               a statement that shareholders have the right to demand further payment and that if any shareholder does not make a demand for further payment within the time period specified, then the shareholder is deemed to have accepted the payment in full satisfaction of the Company ‘s obligations.

(e)                                  After-Acquired Shares.  If a shareholder does not certify that the shareholder’s shares were acquired before the date of the first announcement to shareholders of the terms of the corporate action, the Company will withhold the payment described in subparagraph (f).  The Company will provide any such shareholders within thirty days (30) after the date the form is due with the following:

(i)                                     financial statements of the Company, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(ii)                                  a statement of the Company ‘s estimate of the fair value of the shares, which estimate must equal or exceed the Company ‘s estimate set forth in the form provided to the shareholders; and

(iii)                               a statement that they may accept the Company’s estimate of fair value, plus interest, in full satisfaction of their demands, or demand payment of the shareholder’s estimate of the fair value of the shares pursuant to subparagraph (h).

The shareholders who desire to accept the offer must notify the Company of their acceptance of the Company’s offer within thirty (30) days after receiving the offer.  The Company will pay the full amount of the Company’s offer in cash to each shareholder who agrees to accept the Company’s offer in full satisfaction of the shareholder’s demand, within ten (10) days after receiving the shareholder’s acceptance.

(f)                                    Procedure if Shareholder Dissatisfied with Payment or Offer.  If a shareholder is dissatisfied with the amount of payment, the shareholder must notify the Company in writing of the shareholder’s estimate of the fair value of the shares and demand payment of such estimate (plus interest less any amount already paid by the Company).  If the shareholder did not certify that he acquired his shares prior to the date of the first announcement to shareholders of the terms of the corporate action, and the shareholder was offered payment in accordance with subparagraph (e), the shareholder may reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest.  If the shareholder fails to notify the Company in writing of the shareholder’s demand to be paid the shareholder’s estimate of the fair value within thirty (30) days after receiving the Company’s payment under paragraph (d) or the Company’s offer under the aforementioned subparagraph (e), then the shareholder waives the right to demand payment and is entitled only to the payment made or offered pursuant to the aforementioned subparagraphs (d) and (e).

(g)                                 Judicial Appraisal.  If a shareholder makes a demand on the Company pursuant to paragraph (f) above, which remains unsettled, the Company will commence a proceeding in the circuit court of Logan County, within sixty (60) days after receiving the payment demand, and petition the court to determine the fair value of the shares and accrued interest.  If the Company does not commence the proceeding within the sixty (60) day period, it will pay in cash to each shareholder the amount the shareholder demanded pursuant to subparagraph (f) above, plus interest.

All shareholders, whether or not residents of the state of West Virginia, whose demands remain unsettled, will be parties to the proceeding and all parties will be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

Each shareholder made a party to the proceeding is entitled to judgment:

(i)                                     for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the Company to the shareholder for the shares; or

(ii)                                  for the fair value, plus interest, of the shareholder’s shares for which the Company elected to withhold payment pursuant to subparagraph (e).

Pursuing appraisal rights may result in the shareholders receiving MORE OR LESS than the price offered by the Company and may cause the shareholder to incur substantial legal and other expenses.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the Merger.  The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect.  Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively.  This discussion does not address any tax consequences under state, local or foreign laws.

The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement, and the Company cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated.  The Company does not intend to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the Merger.  In addition, the Company does not intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the Merger.

This discussion assumes that you hold your shares of Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.  This discussion does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

•                                          shareholders who are not citizens or residents of the United States;

•                                          financial institutions;

•                                          tax-exempt organizations and entities, including IRAs;

•                                          insurance companies;

•                                          dealers in securities; and

•                                          shareholders who acquired their shares of Common Stock through the exercise of employee stock options or similar securities or otherwise as compensation.

Tax Consequences to Shareholders Who Retain Their Shares.  If you are a shareholder who retains your shares of Common Stock in the Merger and you do not receive any cash or property (including stock) as part of the Merger, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger.  The Merger will not affect the adjusted tax basis or holding period of any shares of Common Stock that you continue to own following the Merger.

Tax Consequences to Shareholders Who Receive Cash For Their Shares.  If you are a shareholder who receives cash for your shares of Common Stock in the Merger, you should be treated for federal income tax purposes as having had your shares redeemed by the Company under Section 302 of the Internal Revenue Code.  Unless the cash received is treated as a dividend under Section 301 of the Internal Revenue Code (as discussed below), you will recognize gain or loss for U.S. federal income tax purposes with respect to the cash received for your shares of Common Stock.  The gain or loss will be measured by the difference between the amount of cash received, $50.00 per share, and the adjusted tax basis of your shares of Common Stock.  The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have owned your shares of Common Stock for more than one year at the time the Merger is completed.

Section 302 of the Internal Revenue Code provides that the cash distribution will not be treated as a dividend if the distribution is (i) ”not essentially equivalent to a dividend,” (ii) ”substantially disproportionate” with respect to the shareholder, or (iii) completely terminates the shareholder’s interest in the entity.  The constructive ownership rules of Section 318 of the Internal Revenue Code apply in comparing a shareholder’s percentage interest in the Company immediately before and immediately after the Merger.  Generally, the constructive ownership rules under Section 318 treat a shareholder as owning (i) shares of Common Stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of Common Stock the shareholder has an option to acquire.  If you receive cash for your Common Stock in the Merger and completely terminate your direct and constructive ownership interest in the Company, you should recognize capital gain or loss as a result of the Merger, and the cash distribution should not be treated as a dividend.  Capital gains and dividends are each taxed at a maximum rate of 15% for federal income tax purposes, but in the case of cash received in the Merger, if taxed as a dividend, you would not be able to offset the amount received by your adjusted tax basis in your shares of Common Stock.

Tax Consequences to the Company, LCB Merger Co. and the Bank.  Neither the Company, LCB Merger Co. nor the Bank will recognize gain or loss for U.S. income tax purposes as a result of the Merger.

Backup Withholding.  Certain shareholders of the Company may be subject to backup withholding on the cash payments received for their shares of Common Stock.  Backup withholding will not apply, however, if you furnish to the Company a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of completion of the Merger (nonresidents should contact their tax advisers).

Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding.  If backup withholding results in an overpayment of a taxpayer’s federal income taxes, that taxpayer may obtain a refund from the IRS.

This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger.  In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances.  Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the Merger.  Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the Merger that are applicable to you.

PROPOSAL NUMBER 2- AMENDMENT TO ARTICLES OF INCORPORATION

The Company’s Board of Directors has unanimously approved, and recommends that shareholders vote for the proposal to approve the Amendment.  The following discussion summarizes the change to the Company’s existing articles of incorporation that would be effected by the approval and adoption of this proposal.  This summary is qualified in its entirety by reference to the text of proposed new Article Thirteenth, which is included as Appendix B to this proxy statement.

Proposed Article Thirteenth would limit the size of the Company’s shareholder base by restricting certain transfers of shares that would create “odd lot” shareholders (i.e., those holding fewer than 200 shares).  As a result of this change, shareholders of the Company following the filing of the Amendment would not be able to transfer shares of Common Stock if, following the transfer, the shareholder receiving the shares would own of record fewer than 200 shares of Common Stock.  The proposed amendment would not generally limit transfers to or among “street name” accounts, as shares held for beneficial owners by banks or brokers are typically held of record by a depository nominee which is the record holder of more than 200 shares.  The restriction imposed by the Amendment would not be binding with respect to shares issued before shareholder approval of the Amendment unless the shareholder voted for the Amendment proposal.

Shareholder approval of the Amendment is contingent on shareholder approval of the Plan of Merger and the implementation of the Merger.  As a result, the Amendment will not become effective unless the Plan of Merger is approved and the Merger is carried out, even if shareholders approve the Amendment.  (However, the Merger is not contingent on shareholder approval of the Amendment.)

If Logan ever had 300 or more shareholders at the end of any calendar year, it will again become subject to the SEC’s reporting requirements under the Securities Act.  The Amendment, if approved by shareholders, is expected to enable the Company to slow the future growth in the number of its shareholders of record.  This would decrease the likelihood that the Company would become subject to the SEC’s reporting requirements and incur all of the associated burdens, risks and expenses described throughout this proxy statement.  However, the Amendment could have a negative impact on the liquidity of the Common Stock.  The Amendment would also limit the ability of shareholders to make future gifts or sales of fewer than 200 shares of Common Stock.  Therefore, shareholders would not have the same level of flexibility in share transfers that they currently enjoy.

Logan’s Board of Directors believes that the Amendment is in the best interest of the Company and its shareholders because it is expected to slow the growth in the number of shareholders in the future, and thus enable the Company to avoid or delay the becoming subject to the SEC’s reporting obligations (which would be required if the number of shareholders of record exceeded 300).

Your Board of Directors recommends that you vote FOR the Amendment proposal, which would add Article Thirteenth to the Company’s Articles of Incorporation.

SPECIAL MEETING INFORMATION AND VOTING REQUIREMENTS

Introduction

This Proxy Statement is furnished by Logan County BancShares, Inc. (“Logan”) in conjunction with the solicitation by its Board of Directors of proxies to be voted at the Special Meeting of Logan’s shareholders and at any adjournment or postponement thereof.  This Proxy Statement, form of proxy and voting instructions are being mailed starting on or about May 27, 2005.

You are invited to attend Logan’s Special Meeting of Shareholders on June 21, 2005, beginning at 5:00 p.m.  The meeting will be held at Logan Bank & Trust Company (“LB&T”) located at 43 Washington Avenue, Logan, West Virginia 25601.  At the meeting, the Logan Bank & Trust Company shareholders will consider and vote upon:

•              a proposal to approve the Agreement and Plan of Merger, attached as Appendix A to the enclosed proxy statement.  Pursuant to the terms of the Agreement and Plan of Merger:  (a) each share of Logan common stock owned by a record holder of fewer than 200 shares of common stock immediately before the effective time of the merger will be converted into the right to receive from Logan $50.00 cash per share; and (b) each share of Logan common stock owned by a record holder of 200 or more shares of common stock immediately before the effective time of the merger would continue to be one share of Logan common stock after the merger.  This proposal is not contingent on shareholder approval of the proposal to amend Logan’s Articles of Incorporation;

•              a proposal to approve an amendment to Logan’s Articles of Incorporation, the text of which can be found in Appendix B to the enclosed proxy statement.  This amendment would prohibit certain future transfers of shares of Logan’s common stock unless after the transfer the receiving shareholder would own 200 or more shares of record.  The amendment is contingent on shareholder approval of the Agreement and Plan of Merger; and

•              any other business which may properly come before the Special meeting or any adjournment thereof.  The Board of Directors at present know of no other business to come before the meeting.

Shareholders Entitled to Vote

Holders of record of Logan common shares at the close of business on May 24, 2005, are entitled to receive this notice and to vote their shares at the Special Meeting.  As of that date, there were 703,991 common shares outstanding.  Each common shares is entitled to one vote one each matter properly brought before the Special Meeting.

Proxies

Your vote is important.  Shareholders of record may vote their proxies by mail.  If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of Logan, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Special Meeting.

You may save us the expense of a second mailing by voting promptly.  Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Special Meeting

The method by which you vote now will in no way limit your right to vote at the Special Meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

All shares that have been properly voted and not revoked will be voted at the Special Meeting in accordance with your instructions.  If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you.  At the date this proxy statement went to press, we do not know of any other matter to be raised at the Special Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Special Meeting is necessary to constitute a quorum.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

On the record date, there were 703,991 shares of common stock outstanding which are held by approximately _____ shareholders of record.  A majority of the outstanding shares of Logan common stock will constitute a quorum at the meeting.

The affirmative vote of a majority of the votes cast is required to approve (i) the Agreement and Plan of Merger; and (ii) the amendment to Logan’s the Articles of Incorporation.  Abstentions and broker “non-votes” are not counted for purposes of approving these matters.

Cost of Proxy Solicitation

The Company will pay the expenses of soliciting proxies.  Proxies may be solicited on the Company’s behalf by Directors, officers or employees, without additional compensation, in person or by telephone, electronic transmission, or facsimile transmission.  Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Logan’s common stock.  Upon request we will reimburse these entities for their reasonable expenses.

INFORMATION ABOUT LOGAN  AND ITS AFFILIATES

General

The Company is a bank holding company which was organized under the laws of the State of West Virginia in 1985.  On May 17, 1985, the Corporation acquired all the outstanding capital stock of Logan Bank & Trust Company (LB&T) and also all of the outstanding stock of Bank of Chapmanville (BC).  Both of these subsidiaries are banking corporations organized under the laws of the State of West Virginia.  On May 28, 1996, the subsidiary banks, Logan Bank & Trust Company and Bank of Chapmanville entered into a merger agreement whereby they would be merged into Logan Bank & Trust Company.  The merger was completed after proper regulatory approval and was accounted for under the pooling of interest method of accounting.

Logan Bank & Trust Company was organized in 1963, and still operates at its original location at the corner of Washington and Main Streets in Logan, West Virginia.  LB&T also has a separate drive-up facility and mini-bank also located on Main Street in Logan, and in early February 1996, opened a new full-service branch in the Man area.  In November 1996, the bank acquired a branch facility from another financial institution located at Harts, West Virginia.  In December, 1999, the Fountain Place Branch was opened.  The facility at Route 10 North, Harts, is operated as a full service branch of the bank.  Logan Bank & Trust Company is a member of the Federal Reserve System and deposits are insured pursuant to the Federal Deposit Insurance Act.

Logan Bank & Trust Company provides a complete range of retail banking services to individuals and small and medium size businesses.  Their services include checking, savings, NOW, certificates of deposit and money market deposit accounts, business loans, individual loans, mortgage loans, home equity loans, consumer loans for various other purposes, other consumer-oriented financial services including safety deposit box accounts, IRA accounts and night depository.  LB&T also operates several automatic teller machines at four strategic locations in Logan County, which provide 24-hour working services to customers of Logan Bank & trust Company.  LB&T is a member of the Cirrus ATM network which has over 100 locations in West Virginia and more than 10,000 locations in 47 states.

Logan Bank & Trust Company provides depository lending and related financial services to commercial, retail, industrial, financial and governmental customers.  The lending function includes short and medium-term loans, letters of credit, inventory and accounts receivable financing and real estate construction lending.

The Company’s address and principal executive offices are located at 43 Washington Avenue, P. O. Box 597, Logan, West Virginia 25601.  Its telephone number is (304) 752-0280.

The Company has not been convicted in a criminal proceeding, excluding traffic violations and similar misdemeanors, during the past five years, nor has it been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities law, or finding any violation of federal or state securities laws.

LCB Merger Co.

LCB Merger Co. is a newly-formed West Virginia corporation, and is a wholly-owned subsidiary of the Company.  LCB Merger Co. was organized solely for the purpose of facilitating the Merger.  It is controlled by the Company and its directors are Harvey Oakley and Eddie Canterbury and officers are as follows: Harvey Oakley is the Chairman of LCB Merger Co., Eddie Canterbury is the President of LCB Merger Co. and Mark Mareske is the Treasurer and Secretary of LCB Merger Co.  It expressly adopts the disclosures, conclusions and analyses of the Company and its Board of Directors.  LCB Merger Co. will merge into the Company and will cease to exist after the Merger.  LCB Merger Co. has not conducted any activities other than those incident to its formation, its execution of the Plan of Merger and its assistance in preparing various SEC filings related to the proposed going private transaction.  LCB Merger Co. has no significant assets, liabilities or shareholders’ equity.  The address and telephone number of LCB Merger Co.’s business and principal executive offices are the same as those of the Company.

LCB Merger Co. has not been convicted in a criminal proceeding, excluding traffic violations and similar misdemeanors, during the past five years, nor has it been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities law, or finding any violation of federal or state securities laws.

Directors and Executive Officers

The following sets forth certain information with respect to the Company’s directors and executive officers as of March 29, 2005.

Name	Age	Positions with the Company and Logan Bank & Trust Company (“LB&T”)	Name and Address of Current Employer	Business Experience During Last Five Years and Directorships
Harvey Oakley	84	Director of the Company since 1985 and Director of LB&T since 1964; President and Chairman of the Board of Directors of Company since 1985 and Chairman of the Board of LB&T since 1964	Logan County BancShares 43 Washington Avenue Logan, WV 25601	Licensed Attorney at Law; President of the Company since 1985

Clell Peyton	68	Director of the Company since 1985 and Director of LB&T since 1996	Retired	Nationwide Insurance Company from 1966 to 1998; Retired in 1998

Earle B. Queen	77	Director of the Company since 1985 and Director of LB&T since 1964	James Funeral Home P. O. Box 299 Logan, WV 25601	President, James Funeral Home since 1980; Director of West Logan Water Co. since 1956; Queen Brothers, Inc. since 1953 and Funeral Services, Inc.

LaVeta Jean Ray	73	Director of the Company since 1985	Retired	Retired in June, 1995; Counselor, Chapmanville High School from 1966 to 1995

William W. Wagner	72	Director of the Company since 1985 and Director of LB&T since 1976	Retired	Retired in 1996; Former Director and Executive Comm. of United Bankshares, Inc. from 1994 to 1996; and Former Chairman of Eagle Bancorp. Inc. from 1987 to 1994

Name	Age	Positions with the Company and Logan Bank & Trust Company (“LB&T”)	Name and Address of Current Employer	Business Experience During Last Five Years and Directorships
Eddie Canterbury	56	Director and Executive Vice-President and CEO of the Company since 1985; Director of LB&T since 1980; CEO of LB&T since 1982 and President of LB&T since 2000	Logan County BancShares 43 Washington Avenue Logan, WV 25601

Executive Vice President and CEO of the Company and President and CEO of LB&T since 1970; Director of KY/WV Cable, Inc., Greentree Cable of KY, Inc., Louisa Cable & TV, Inc. and Logan County Cable, Inc.

Walter D. Vance	54	Director and Vice President of the Company since 1985	Aracoma Drug Company P. O. Box 1570 Chapmanville, WV 25508	Vice President of the Company; Pharmacist since 1968; and Vice President and Director of Aracoma Drug Company since 1975

Glenn T. Yost	47	Director of the Company and LB&T since 1994	W.W. McDonald Land Co. P. O. Box 1706 Logan, WV 25601	President, W.W. McDonald Land Co. from 1992 to present; President, Triadelphia Land Co.; President, Bruce McDonald Holding Co. from 1992 to present

David McCormick	57	Director of the Company and LB&T since 1994	McCormick’s, Inc. P. O. Box 627 Logan, WV 25601	President, McCormick’s, Inc. since 1969; President, Bodaco, Co. since 1993

Michael Winter	28	Director of the Company and LB&T since May, 2004	Bray & Oakley Insurance Agency, Inc. 213 Main Street Logan, WV 25601	Insurance agent since 1999; Director and Vice-President of Bray & Oakley Insurance Agency, Inc. since 1999

All of the above-listed persons are U.S. citizens.  During the past five years, none of them have been a party in any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.  Nor have any of them been convicted in any criminal proceeding during the past five years, excluding traffic violations and similar misdemeanors.  The business address and telephone number of each director and executive officer is c/o Logan County BancShares, Inc., 43 Washington Avenue, Logan, P. O. Box 597, Logan West Virginia 25601, (304) 752-0280.

Harvey Oakley and Eddie Canterbury are the directors of LCB Merger Co., Harvey Oakley is the Chairman of LCB Merger Co., Eddie Canterbury is the President of LCB Merger Co. and Mark Mareske is the Treasurer and Secretary of LCB Merger Co.

Past Contacts, Transactions, Negotiations and Agreements

During the past two years, neither the Company nor LCB Merger Co. has engaged in significant transactions with any of their affiliates, executive officers or directors, nor has either entity engaged in negotiations regarding such types of transactions.  There are no agreements between the Company, LCB Merger Co. or the Company’s executive officers and directors and any other person with respect to any shares of Common Stock.  Directors and officers of the Company and their associates are customers of and have had transactions with the Bank in the ordinary course of business.  All loans and commitments included in such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  No director or executive officer has pledged shares of Common Stock, except (i) William Wagner has pledged 16,121 shares of Common Stock to Logan Bank & Trust Company as security for a line of credit; and (ii) Eddie Canterbury has pledged 7,003 shares of Common Stock to United Bank, Inc. as security for a loan.

Use of Securities Acquired and Plans or Proposals

The Company will cancel shares of Common Stock acquired for cash pursuant to the Plan of Merger.  These cancelled shares will constitute authorized but unissued Common Stock.

The Merger, if carried out, is expected to enable the Company to suspend its obligation to file reports (such as Form 10-Q quarterly and Form 10-K annual reports) under the Securities Act and the Exchange Act.  See “The Merger Transaction-Suspension of Reporting Obligations Under the Securities Act” (pages 32-33).

Presently, neither the Company nor LCB Merger Co. has any plans, proposals or negotiations that relate to or would result in: any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; any change in the present Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer; or any other material change in the Company’s corporate structure or business.

Voting Securities and Principal Holders

The following table sets forth, as of March 29, 2005, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and executive officer of the Company.  All directors and executive officers of the Company as a group owned 193,404 shares or 27.47% of the Company’s Common Stock as of March 29, 2005.

Position	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Director of Company and LB&T and President and Chairman of the Board of Directors of Company and Chairman of the Board of LB&T	Harvey Oakley	56,645	(1)	8.05%
Director of LB&T	Clell Peyton	10,733		1.52%
Director of LB&T	Earle B. Queen	19,842	(2)	2.82%
Director of Company	LaVeta Jean Ray	7,110		1.01%
Director of LB&T	William W. Wagner	18,000	(3)	2.56%

Position	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Director and Executive Vice-President and CEO of the Company; Director and President and CEO of LB&T	Eddie Canterbury	8,200	(4)	1.16%
Director of Company; Vice President of the Company	Walter D. Vance	4,569	(5)	0.65%
Director of LB&T	Glenn T. Yost	29,762	(6)	4.23%
Director of LB&T	David McCormick	38,143	(7)	5.42%
Elected as Director of Company and LB&T at Annual Meeting held on May 25, 2004	Michael Winter	400.06%

(1)                            Includes 7,537 shares jointly owned with spouse.

(2)                            Includes: 18,000 shares owned by Earle B. Queen, Trust; 355 shares owned by Funeral Services, Inc.; and 400 shares owned by Queen Brothers, Inc.

(3)                            Includes 654 shares jointly owned with spouse.

(4)                            Includes: 800 shares owned in IRA; and 200 shares as custodian for Alexis Jo Canterbury.

(5)                            Includes 849 shares owned by Aracoma Drug Company.

(6)                            Includes:  28,762 shares for which voting and investment powers are held by Glenn T. Yost; 22,224 shares owned by W.W. McDonald Land Company; 5,863 shares owned by Bruce McDonald Holding Company; and 675 shares owned by Tridelphia Land Company.

(7)                            Includes 37,908 shares owned by Bodaco, Co.

The Company is not aware of any arrangements that may result in a change in control of the Company.  During the past 60 days, neither the Company nor its subsidiaries, directors or executive officers has engaged in any transactions involving Common Stock.

The following table sets forth, as of March 29, 2005, the names and addresses of all beneficial owners of 5% or more of the Common Stock and shows the amount and nature of such beneficial ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
David McCormick Post Office Box 627 Logan, West Virginia 25601	38,143	(1)	5.42%
Harvey Oakley 509 Main Street Logan, West Virginia 25601	56,645	(2)	8.05%
Sarah Matteson Irrevocable Trust 11125 Harbour Estates Circle Ft. Myers, Florida 33908	93,182		13.24%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Paul Clinton Winter Post Office Box 386 Logan, West Virginia 25601	116,619	(3)	16.57%

(1)                                    Includes 37,908 shares owned by Bodaco Company.

(2)                                    Includes 7,537 shares jointly owned with spouse.

(3)                                    Includes 18,000 shares held by Bray & Oakley Insurance Agency; 1,063 shares held by Mary O. Winter Trust for Michael P. Winter of which Paul Clinton Winter is the Trustee; and 1,063 shares held by Mary O. Winter for Angela L. Winter of which Paul Clinton Winter is the Trustee.

Stock Repurchases

During the past two years, the Company has not repurchased any shares of Common Stock of the Company. LCB Merger Co. has not purchased any shares of Common Stock since its incorporation.

Market for Common Stock and Dividend Information

The shares of Logan County BancShares, Inc. are infrequently traded in the over-the-counter market and are not listed on the National Association of Security Dealers Automated Quotation System (NASDAQ) or on any exchange.  Management is not aware of any security dealer, which makes a market in the stock; therefore, no active trading market should be deemed to exist.

The sales price for Logan County BancShares, Inc. stock is determined by negotiations between individual buyers and sellers.  Although company keeps no records of sale prices paid for Company stock and has no direct knowledge of such prices, for purposes of presentation, Corporation’s management estimates the approximate market value ranges for 2004 and 2003 to be as follows:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Sale Price
2004 Common Stock	$44-$47	$44-$47	$44-$47	$44-$47
2003 Common Stock	$42-$42	$42-$42	$42-$42	$42-$42
Per Share Dividends Declared
2004 Common Stock	$0.36	$0.36	$0.37	$0.52
2003 Common Stock	$0.35	$0.35	$0.36	$0.51

The payment of dividends by the Company and the Bank is affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines.  The “prompt corrective action” provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) impose further restrictions on the payment of dividends by insured banks which fail to meet specified capital levels and, in some cases, their parent bank holding companies.  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized.  These regulations and restrictions may limit the Company’s ability to obtain funds from the Bank for the Company’s cash needs, including funds for acquisitions, payments of dividends and interest, and the payment of operating expenses.  Based on the Bank’s balance sheet as of December 31, 2004, the Bank could pay a dividend to the Company in the amount of $2,092,000 without prior regulatory approval.

After the Merger, the Common Stock will no longer be eligible for trading on an exchange or automated quotation system operated by a national securities association.  The Company will not be required to file reports under the Securities Act and the Exchange Act.  The Common Stock may be quoted in the over-the-counter market, on the “Pink Sheets.”  The “Pink Sheets” is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, Pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

Description of Common Stock

The Company is authorized to issue 780,000 shares of Common Stock, with a par value of $1.67 per share.  As of March 29, 2005, there were 703,991 shares of Common Stock outstanding.  Each share of Common Stock has equal voting rights, preferences and privileges.

Number of Shareholders.  As of March 29, 2005, there were approximately 376 shareholders of record.

Voting Rights.  Each share of Common Stock has the same rights and is identical in all respects with every other share of Common Stock.  The holders of Common Stock possess all voting rights with respect to the Company.  Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock.

FUTURE SHAREHOLDER PROPOSALS

If the shareholders do not approve the Plan of Merger proposal, or if the Plan of Merger is approved but the Merger is not ultimately completed, shareholders may submit proposals for consideration at the 2006 Annual Meeting of Shareholders.  In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder’s proposal to take action at such meeting must have been received at the Company’s home office at 43 Washington Avenue, P. O. Box 597, Logan West Virginia 25601, no later than December 31, 2005.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC under the Exchange Act.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 450 Fifth Street NW, Washington, D.C. 20549.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers such as the Company, who file electronically with the SEC.  The address of that site is http://www.sec.gov.

The Company and LCB Merger Co. have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 in connection with the transactions described in this proxy statement.  As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3.  The

Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

To “incorporate by reference” information into this document means that the Company is disclosing important information by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference into this document.

This document incorporates by reference the documents listed below that the Company has filed previously with the SEC.  They contain important information about the Company and its financial condition.

•      Logan’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Company also incorporates by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the Special Meeting.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement.  You may obtain a copy of these documents and any amendments thereto by writing to the Company’s Secretary at 43 Washington Avenue, P. O. Box 597, Logan, West Virginia 25601.

These documents are also included in the Company’s SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.

The Company has not authorized anyone to give any information or make any representation about the transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely on it.

INDEX TO FINANCIAL STATEMENTS

Title

Consolidated Selected Financial Data (unaudited)

Pro Forma Consolidated Balance Sheets (unaudited as of December 31, 2004)

Pro Forma Consolidated Statements of Income (unaudited for the year ended December 31, 2004)

SELECTED FINANCIAL DATA (unaudited)

The following table summarizes consolidated financial results of the Company for the periods and at the dates indicates and should be read in conjunction with the Company’s consolidated financial statements and the notes to the consolidated financial statements contained in the Company’s annual report on Form 10-K for the fiscal years ended December 31, 2003 and December 31, 2004, previously filed with the SEC.  Those reports contain more detailed financial statements (audited in the case of the Form 10-K), financial statement notes and management’s discussion and analysis of financial condition and results of operations.  Those reports are incorporated by reference in this proxy statement and you are encouraged to refer to the reports (available on the SEC’s website at http://www.sec.gov or upon request from the Company) for more complete financial information.

Logan County BancShares, Inc. and Subsidiary

CONSOLIDATED SELECTED FINANCIAL DATA
(Unaudited)
(In Thousands of Dollars, Except Share and Per Share Data)

	Year Ended December 31,
	2004	2003
Income Statement Data:
Total Interest Revenue	$8,285	$8,766
Total Interest Expense	1,753	2,087
Net Interest Revenue	6,532	6,679
Provision for Possible Loan Losses	(308)	3
Net Interest Revenue after Provision for Possible Loan Losses	6,840	6,676
Other Operating Revenue	1,024	986
Other Operating Expense	(5,330)	(4,728)
Income Before Income Taxes	2,534	2,934
Income Taxes	976	1,033
Net Income	$1,558	$1,091
Per Common Share Net Income	$2.21	$2.70
Cash Dividends Declared	$1.61	$1.57
Shares Outstanding (actual number)

	At December 31,
	2004	2003
Period-End Balance Sheet Data:
Total Loans	$98,297	$101,615
Total Assets	181,668	173,603
Total Deposits	161,211	152,255
Short-Term Debt	2,000	3,000
Total Shareholders’ Equity	17,927	17,790

Selected Ratios:
Rate of Return on Average Total Assets	0.86%	1.06%
Rate of Return on Average Shareholders’ Equity	9.39%	10.24%
Tier 1 Capital to Total Assets at Year End	10.04%	10.11%
Average Total Shareholders’ Equity to Average Total Assets	9.10%	10.25%
Common Dividend Payment Ratio	72.75%	58.15%
Nonaccrual and Restructured Business Loans as a Percentage of Total Loans	0.74%	1.04%

LOGAN COUNTY BANCSHARES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma consolidated balance sheet as of December 31, 2004 and the unaudited pro forma consolidated income statements for the year ended December 31, 2004 give effect to the following:

We have assumed that the merger occurred as of January 1, 2004, for purposes of the pro forma consolidated balance sheet as of December 31, 2004, and the consolidated income statements for the year ended December 31, 2004.

•                  We have assumed that a total of 20,000 shares are redeemed in the merger at a price of $50.00 per share for a total of $1,000,000. Additionally, we have assumed that we have incurred or will incur $150,000 in expenses specifically related to the merger.

•                  We have assumed that the cash required to consummate the merger will be funded entirely through the working capital of the Company.  No borrowing is anticipated.  The following table summarizes the assumed sources and uses of funds from the proposed transaction (in thousands):

Sources of funds:
Existing liquid assets		$1,150

Uses of funds:
Total consideration paid for shares repurchased		$1,000
Estimated expenses and fees of merger:
Advisory fees and expenses	$10
Legal fees and expenses	125
Accounting fees and expenses	7
SEC filing fee	1
Printing solicitation and mailing	7
Total expenses and fees		150
Total uses of funds		$1,150

•                  We have assumed that the funds used to fund the transaction were taken from excess federal funds sold as of January 1, 2004.  Therefore, a reduction in interest income on federal funds sold of $1,150,000 was assumed for 2004.  A rate of 1.22% was used in calculating the reduction in interest income as this was the Company’s actual yield on federal funds sold for 2004.  This resulted in an assumed reduction of interest income of $14,000.

•                  We have assumed a tax rate of 38.5% for year ended December 31, 2004, which is consistent with our historical effective tax rate.  This results in an assumed reduction of $5,000 in income tax expense for 2004.

•                  The following table summarizes the net adjustment to shareholders’ equity as reported in the December 31, 2004 pro forma consolidated balance sheet (in thousands):

Net Adjustment

Total consideration paid for redeemed shares	$(1,000)

Estimated fees and expenses of merger	(150)

Net change from the pro forma consolidated income statement	(9)

Net adjustment to shareholders’ equity	$(1,159)

The transaction is expected to have the following impact on Logan’s regulatory capital ratios at December 31, 2004:

Actual Pro Forma

Leverage (tier 1 capital to average assets)	9.17%

Tier 1 Capital (to risk weighted assets)	17.86%

Total Capital (to risk weighted assets)	19.20%

We have not reflected the anticipated annual cost savings, estimated to be approximately $150,000 per year, that we expect as a result of the merger.

The unaudited pro forma information is not necessarily indicative of the results that would have occurred had the merger actually taken place at the time periods specified nor does such information purport to project the results of operations for any future date or period. Significant assumptions and adjustments are disclosed above.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes of Logan County BancShares, Inc. included in our 2004 Annual Report to Stockholders.  These documents may be obtained by contacting Logan County BancShares, Inc.

Logan County BancShares, Inc. and Subsidiary
PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2004
Dollars Expressed in Thousands

	Historical	Adjustments	Pro Forma

ASSETS
Cash and due from banks	$5,995	$(1,159)	$4,836
Federal funds sold	5,990		5,990
Investment securities available for sale	65,920		65,920
Loans, net	97,034		97,034
Premises and equipment, net	3,191		3,191
Accrued interest receivable	675		675
Bank owned life insurance	2,076		2,076
Other assets	787		787
Total assets	$181,668	$(1,159)	$180,509

LIABILITIES

Noninterest bearing deposits	$33,991		$33,991
Interest bearing deposits	127,220		127,220
Total deposits	161,211		161,211
Repurchase agreements	2,000		2,000
Other liabilities	530		530
Total liabilities	163,741		163,741

STOCKHOLDERS’ EQUITY

Common stock	1,300	(33)	1,267
Treasury Stock	(1,406)		(1,406)
Surplus	2,408	(1,117)	1,291

Retained earnings	15,851	(9)	15,842
Accumulated other comprehensive loss	(226)		(226)
Total stockholders’ equity	17,927	(1,159)	16,768
Total liabilities and stockholders’ equity	$181,668	$(1,159)	$180,509
Book Value per share	$25.46	$(0.95)	$24.51

Logan County BancShares, Inc. and Subsidiary
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2004
Dollars Expressed in Thousands (except per share information)

	Historical Results	Adjustments	Pro Forma Results

INTEREST AND DIVIDEND INCOME
Interest and fees on loans - taxable	$6,917		$6,917
Investment securities - available-for-sale	1,098		1,098
Dividends	35		35
Interest on federal funds sold	235	(14)	221
Total interest and dividend income	8,285	(14)	8,271

INTEREST EXPENSE
Deposits	1,666		1,666
Other borrowings	87		87
Total interest expense	1,753	—	1,753

Net interest income	6,532	(14)	6,518

PROVISION (BENEFIT) FOR LOAN LOSSES	(308)		(308)

Net interest income after provision for loan losses	6,840	(14)	6,826

Total noninterest income	1,024		1,024
Total noninterest expense	5,330		5,330

Income before income taxes	2,534	(14)	2,520

INCOME TAXES	976	(5)	971

Net income	$1,558	$(9)	$1,549

WEIGHTED AVERAGE SHARES OUTSTANDING	703,991	(20,000)	683,991

EARNINGS PER COMMON SHARE	$2.21		$2.26

APPENDIX A
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Plan of Merger”), dated as of April 15, 2005, is entered into by and between LCB Merger Company (“Merger Co.”) and Logan County BancShares, Inc. (“Logan”).

Merger Co. is a corporation, duly organized and validly existing under the laws of the State of West Virginia.  As of the date of this Plan of Merger, the authorized capital stock of Merger Co. consists of 1,000 shares of common stock, $1.00 par value (“Merger Co. Common Stock”), of which 1,000 shares are issued and outstanding.  All of Merger Co.’s outstanding shares are owned by Logan.  Logan is a corporation, duly organized and validly existing under the laws of the State of West Virginia.  As of the date of this Plan of Merger, the authorized capital stock of Logan consists of its common stock, $1.67 par value (“Logan Common Stock”), of which 780,000 shares are authorized and of which 703,991 shares are issued and outstanding.  The respective Boards of Directors of Logan and Merger Co. deem this Plan of Merger advisable and in the best interests of each such corporation and their respective shareholders.  The respective Boards of Directors of Logan and Merger Co. have each adopted the Plan of Merger, directed that this Plan of Merger be submitted for approval by their respective shareholders, and recommended that the Plan of Merger be approved by their respective shareholders.

Merger Co. and Logan agree:

ARTICLE I
THE MERGER

1.1          The Merger.  Subject to the terms and conditions of this Plan of Merger, and in accordance with the West Virginia Business Corporation Act (the “Act”), at the Effective Time (as defined in Section 1.2), Merger Co. will merge with and into Logan (the “Merger”).  Logan will survive the Merger and will continue its corporate existence (referred to after the Merger as the “Surviving Corporation”) under the laws of the State of West Virginia.  Upon consummation of the Merger, the separate corporate existence of Merger Co. will terminate and the name of the Surviving Corporation will be “Logan County BancShares, Inc.”

1.2          Effective Time.  After approval of this Plan of Merger by the shareholders of Merger Co. and Logan, Articles of Merger will be filed with the West Virginia Secretary of State for approval.  The Merger will become effective (the “Effective Time”) when the Articles of Merger have been filed with the West Virginia Secretary of State or as of any later time specified in the certificate of merger.

1.3          Effects of the Merger.  At and after the Effective Time, the Merger will have the effects set forth in the Act and in this Plan of Merger.

1.4          Treatment of Common Stock.

(a)           At the Effective Time, by virtue of the Merger and without any shareholder action, the following will occur:

(i)            Each issued and outstanding share of Logan Common Stock owned of record by a Qualified Holder (as defined in Section 1.5) at the Effective Time will continue as one share of common stock of the Surviving Corporation.

(ii)           Each issued and outstanding share of Logan Common Stock owned of record by a Nonqualified Holder (as defined in Section 1.5) at the Effective Time will be converted into the right to receive cash from the Surviving Corporation in the amount of $50.00 per share (the “Cash Consideration”).  Nonqualified Holders will not have any rights as shareholders of Logan or the Surviving Corporation after the Effective Time except the right to receive the Cash Consideration, without interest, upon surrender to the Surviving Corporation of their certificates which previously represented shares of Logan Common Stock and appraisal rights as described in Article III of this Plan of Merger.

(b)           At the Effective Time, by virtue of the Merger and without any shareholder action, each issued and outstanding share of Merger Co. Common Stock will be cancelled without consideration.

(c)           In no event will any Holder (as defined in Section 1.5) holding of record as of the Effective Time 200 or more shares in the aggregate be entitled to receive any consideration with respect to the shares so held except the right to continue to own those shares.

(d)           It will be a condition precedent to the right of any Holder to receive Cash Consideration, if any, payable with respect to the shares held by such Holder that such Holder certify in the letter of transmittal (described in Section 2.2 below) that such Holder held of record fewer than 200 shares of Logan Common Stock in the aggregate immediately prior to the Effective Time.

1.5           Certain Definitions.

(a)           The term “Qualified Holder” means a Holder of Logan Common Stock who holds of record 200 or more shares of Logan Common Stock immediately prior to the Effective Time.

(b)           The term “Nonqualified Holder” means a Holder of Logan Common Stock who is not a Qualified Holder.

(c)           The term “Holder” means any record holder or holders of Logan Common Stock who would be deemed, under Rule 12g5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a single “person” for purposes of determining the number of record shareholders of Logan.

1.6           Articles of Incorporation.  The Articles of Incorporation of Logan in effect as of the Effective Time will be the Articles of Incorporation of the Surviving Corporation after the Merger until amended in accordance with applicable law.

1.7           Bylaws.  The Bylaws of Logan in effect as of the Effective Time will be the Bylaws of the Surviving Corporation after the Merger until amended in accordance with applicable law.

1.8           Board of Directors.  The directors of Logan immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time until their respective successors will have been elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.9           Officers.  The officers of Logan immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time until their respective successors have been elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

1.10         Shareholder Approval.  The Merger is subject to the condition that this Plan of Merger be approved by a vote of the holders of a majority of the votes cast at a shareholders meeting at which a quorum is present.

ARTICLE II
STOCK CERTIFICATES

2.1           Certificates Held by Qualified Holders.  Certificates evidencing shares of Logan Common Stock held by a Qualified Holder as of the Effective Time will evidence the same number of shares of common stock of the Surviving Corporation after the Effective Time.

2.2           Certificates Held by Nonqualified Holders.  After the Effective Time, the Surviving Corporation will send or deliver to each Nonqualified Holder a letter of transmittal.  This letter will describe how to exchange stock certificates for the Cash Consideration.  Until presented to the Surviving Corporation as directed by the letter of transmittal, certificates that previously represented shares of Logan Common Stock held by a Nonqualified Holder will only evidence the right to receive cash as provided in this Plan of Merger.  Upon presentation to the Surviving Corporation of certificates that previously represented shares of Logan Common Stock held by a Nonqualified Holder, cash will be paid in an amount to which such holder will be entitled pursuant to Article I of this Plan of Merger.  No interest will be due on any cash payable pursuant to this Plan of Merger, except as may be applicable pursuant to Article III.

ARTICLE III
APPRAISAL RIGHTS

Each Nonqualified Holder may elect to dissent from this Plan of Merger, and obtain payment for his or her shares of Common Stock, in the manner, with the rights, and subject to the requirements set forth Article 13 of the Act relating to appraisal rights.  No other Holder will have the right to dissent and to exercise such appraisal rights.  The right of a Nonqualified Holder to exercise his or her appraisal rights is subject to the condition that the Nonqualified Holder comply strictly with Article 13 of the Act, and any Nonqualified Holder who exercises his or her appraisal rights will be deemed by such exercise to have agreed to be bound by those sections of the Act.  As provided under Article 13 of the Act, a Nonqualified Holder who wishes to assert his or her appraisal rights must deliver to Logan, before the shareholder vote to approve this Plan of Merger is taken, a written notice of his or her intent to demand payment for his or her shares if this Plan of Merger is effectuated.  In addition, the Nonqualified Holder must not vote his or her shares in favor of the Plan of Merger proposal.

ARTICLE IV
GENERAL PROVISIONS

4.1           Resolution of Issues.

(a)           Logan (acting through its officers or any other person or entity to which it may delegate or assign any responsibility or task) will have full discretion and exclusive authority to make such inquiries as it may deem appropriate for purposes of this Plan of Merger and resolve and determine in its sole discretion, all ambiguities, questions of fact, and interpretive and other matters relating to this Plan of Merger, including, without limitation, any questions as to the number of shares held of record by any Holder immediately prior to the Effective Time.  All determinations by Logan or such officer, person or entity will be final and binding on all parties, and no person or entity will have any recourse against Logan or any other person or entity with respect to such determinations.

(b)           For purposes of Article I, Logan may, in its sole discretion, but will not be obligated to: (i) presume that any shares of Logan Common Stock held in a discrete account are held by a person distinct from any other person, notwithstanding that the registered Holder of a separate discrete account has the same or a similar name as the Holder of a different discrete account; and (ii) aggregate the shares held by any person or persons that Logan determines to constitute a single Holder for purposes of determining the number of shares held by such Holder.

4.2           Governing Law.  This Plan of Merger will be governed and construed in accordance with the laws of the State of West Virginia, without regard to any applicable conflicts of law.

4.3           Abandonment.  At any time prior to the Effective Time, before or after approval of the Plan of Merger by the shareholders of Merger Co. and Logan, Merger Co. and Logan may abandon this Plan of Merger without further shareholder action by a written agreement signed by an officer of each of Merger Co. and Logan; provided, however, that if a certificate of merger has been filed, this Plan of Merger may not be abandoned unless a certificate of abandonment is filed with the West Virginia Secretary of State prior to the proposed effective date.  If abandoned, this Plan of Merger will terminate and be of no further force and effect and no shareholder shall have any rights under this Plan of Merger.

4.4           Amendment.  Subject to compliance with applicable law, this Plan of Merger may be amended by a written agreement executed by Merger Co. and Logan and authorized by their respective Boards of Directors or duly authorized committees at any time before or after approval of the Plan of Merger by the shareholders of Merger Co. or Logan; provided, however, that after any approval of the transactions contemplated by this Plan of Merger by the shareholders of Logan, there may not be, without further approval of such shareholders, any amendment of this Plan of Merger which (i) alters or changes the amount or the form of the consideration to be delivered to the holders of Logan Common Stock other than as contemplated by this Plan of Merger, (ii) alters or changes any term of the Articles of Incorporation of the Surviving Corporation, or (iii) adversely affects the holder of any stock of the constituent corporations.

THIS AGREEMENT AND PLAN OF MERGER has been executed as of the date first above written.

LCB MERGER COMPANY		LOGAN COUNTY BANCSHARES, INC.

By:	/s/ Eddie Canterbury	By:	/s/ Eddie Canterbury
	Eddie Canterbury		Eddie Canterbury
	Chief Executive Officer		Chief Executive Officer

APPENDIX B

PROPOSED AMENDMENT TO
ARTICLES OF INCORPORATION

ARTICLE THIRTEENTH:   No shareholder may transfer shares of common stock of the corporation if, as a result of an attempted transfer, the party who would receive the shares would own of record fewer than 200 shares of common stock.  This restriction may be noted conspicuously on stock certificates issued or transferred after the effective date of the amendment adding this Article Thirteenth to the Restated Articles of Incorporation.  For purposes of this Article Thirteenth, “transfer” means any type of disposition, including but not limited to a sale, gift, contribution, pledge or other action that would result in a change of the record ownership of any share of common stock.  It is the intent of the shareholders that this restriction will be enforced to the full extent, but only to the extent, it is enforceable against shareholders under the laws of the State of West Virginia.  The corporation may determine issues relating to a proposed transfer in its discretion, including without limitation whether the transfer would or would not be in violation of this Article Thirteenth and whether the restrictions of this Article Thirteenth may or may not be enforced against a holder requesting a transfer of shares.  The recording of a transfer of the stock records of the corporation shall be conclusive evidence that the corporation has consented to the transfer, if required under this Article Thirteenth, and any transfer of shares recorded on the stock records of the corporation will be valid for all purposes.

B-1

APPENDIX C

VALUATION OF

THE COMMON STOCK OF

LOGAN COUNTY BANCSHARES, INC.

Logan, West Virginia

As of January 31, 2005

Report Dated

February 21, 2005

February 21, 2005

Board of Directors of

Logan County Bancshares, Inc.

c/o Mr. Eddie Canterbury

Corner Washington Avenue and Main Street

Logan, West Virginia   25601

Directors:

Southard Financial was retained to determine the fair value of the outstanding common stock of Logan County Bancshares, Inc. as of January 31, 2005. The enclosed valuation was prepared for the stated purpose and is for your exclusive and confidential use. No copies of this report shall be furnished to third parties without your specific permission or direction, unless ordered by a court of competent jurisdiction. The report and its conclusions are subject to the statement of Contingent and Limiting Conditions contained herein.

The report was prepared by the undersigned. Preparation of the report entailed the use of standard techniques and practices, and involved due diligence on the part of Southard Financial. Further, the methodology and analysis employed is in compliance with the Uniform Standards of Professional Appraisal Practice.

Based upon the entire analysis, and for the purposes described in this report, it is our opinion that the fair value of the common stock of Logan County Bancshares, Inc., as of January 31, 2005, was:

$47.00 Per Share

Thank you for the opportunity to be of service in this matter.

Sincerely yours,

David A. Harris, CFA, ASA

Enclosure

TABLE OF CONTENTS

INTRODUCTION

Sources of Information
Conclusion of Report
Definition of Fair Value
Premise of Value
Statement of Scope and Limitations
Banking Industry Overview

OVERVIEW OF THE BANK

History and Overview
Competitive Market
Local Economy
Senior Management Team
Common Stock Ownership

REVIEW OF THE BANK’S FINANCIAL PERFORMANCE AND POSITION

Peer Group Comparisons
Historical Balance Sheets
Historical Income Statements

OVERVIEW OF THE HOLDING (PARENT) COMPANY

OTHER VALUATION CONSIDERATIONS

Acquisition Offers
Regulatory Issues
Pending Litigation
Environmental Considerations

DETERMINATION OF FAIR VALUE

Approach to Valuation
Goodwill and Intangible Value
Basis of Per Share Analysis
The Asset Based Approach
The Income Approach - Synergistic Price/Earnings Method
The Income Approach – Discounted Future Earnings Method
The Market Approach - Control Transactions Method
The Market Approach - Market Transactions Method
The Market Approach - Go Private Transactions Method
Combined Valuation
Discount for Lack of Marketability

CONCLUSION

EXHIBITS 1-5:	Historical Bank Financial Statements
EXHIBIT 6:	Historical Parent Only Financial Statements
APPENDIX A:	Contingent and Limiting Conditions
APPENDIX B:	Loan Portfolio Disclaimer
APPENDIX C:	Qualifications of Appraiser
APPENDIX D:	Banking Industry Overview
APPENDIX E:	Public Bank Stock Market Data
APPENDIX F:	Control Transactions Data
APPENDIX G:	Go Private Transactions Data

INTRODUCTION

Southard Financial was retained to provide the following appraisal services:

Client Name	Board of Directors of Logan County Bancshares, Inc.
Business Interest Being Valued	The Common Stock of Logan County Bancshares, Inc.
Home Office Location	Logan, West Virginia
Definition of Value	Fair Value
Premise of Value	Enterprise Value
Date of the Appraisal	January 31, 2005
Purpose/Intended Use of Appraisal	Share Redemption to Eliminate SEC Reporting
Type of Report	Appraisal

It is our understanding that the purpose of this report is to determine the value of the common stock of Logan County Bancshares, Inc. (the “Company”) for purposes of a share redemption in an attempt to reduce the number of shareholders below the threshold requiring SEC reporting. The appropriate standard of value is enterprise value.

Southard Financial and its principals have no past, present, or contemplated future interest in the subject or the conclusion of this valuation report. Further, Southard Financial and its principals have no bias or conflict of interest that could cause a question as to our independence or objectivity. Compensation paid to Southard Financial for this appraisal is in no way contingent upon the conclusion of this report.

Sources of Information

Information used in the study was obtained from the following sources.

•                  Consolidated Reports of Condition and Income (“Call Report”) of Logan Bank and Trust Company for the period ended December 31, 2004;

•                  Uniform Bank Performance Report (“UBPR”) of Logan Bank and Trust Company for the period ended September 30, 2004;

•                  Internal financial statements of Logan Bank and Trust Company and of Logan County Bancshares, Inc. for the periods ended December 31, 2004 and January 31, 2005;

•                  Audited financial statements of Logan County Bancshares, Inc. for the periods ended December 31, 1999-2003;

•                  Market information on publicly traded banking companies obtained from publications of Wilshire Associates and Standard & Poor’s Corporation; and,

•                  Additional pertinent information deemed necessary to render this opinion of value.

In the course of our due diligence investigation, we reviewed the information outlined above. In all cases we relied upon the referenced information without independent verification. In conjunction with the preparation of this report, we visited with management in Logan, West Virginia. Nevertheless, we did not inspect each and every asset, property, or business interest encompassed by this appraisal.

Conclusion of Report

The conclusion of this opinion is as follows:

Conclusion of Value

Enterprise Basis

$47.00 Per Share

This opinion is as of the date indicated above and is only for the intended purpose so indicated.

Definition of Fair Value

Fair value is a legal construct that provides the required approach to determine value under state law for certain transactions. In most instances fair value is the statutory standard of value for dissenting shareholders to mergers, acquisitions, and other corporate actions. In these instances fair value is the value of the shares immediately preceding the corporate action to which the dissenter objects.

Under Section 31D-13-130(4) of the West Virginia Business Corporation Act, the term “fair value” was defined as follows:

“Fair value” means the value of the corporation’s shares determined: (A) Immediately before the effectuation of the corporate action to which the shareholder objects; (B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and (C) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the Articles pursuant to Subdivision (5), Subsection (a), Section 1302 of this Article.

Therefore, under West Virginia law, it is not permissible to apply a minority or marketability discount when valuing shares of stock of a corporation for a merger transaction. West Virginia statutes and case law are silent regarding whether one must apply a control premium when valuing shares in such transactions.

Premise of Value

There are three general levels of value applicable to a business interest:

• Controlling Interest	Value of the entire entity, or an interest that controls the operations of the entity

• Marketable Minority Interest	Value of a minority interest, lacking control over the business entity, but being readily marketable (as if freely-traded)

• Non-Marketable Minority Interest	Value of a minority interest, lacking both control and a ready market

The three premises (or levels) of value are related as follows. Control value can be obtained by direct comparisons with change of controlling interest transactions or through the use of “appropriate” control methodologies or by applying a control premium to a marketable minority interest value. Marketable minority interest value can be obtained by comparisons with guideline publicly traded companies or by the use of other appropriate minority valuation methodologies such as the income approach using market rates of return. Alternatively, the value of a marketable minority interest can be determined by applying an appropriate minority interest discount to the control value. Non-marketable minority interest value is derived by applying an appropriate marketability discount to the derived marketable minority interest value or by applying both minority and marketability discounts to control value.

Statement of Scope and Limitations

This opinion has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in accordance with the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers, ASA Business Valuation Standards. A Statement of Contingent and Limiting Conditions is contained in Appendix A and a statement of the Qualifications of the Appraiser is contained in Appendix C.

Banking Industry Overview

Appendix D provides a review of the banking industry in the most recent quarter for which information is available and an outlook for the upcoming period.

OVERVIEW OF THE BANK

History and Overview

Logan Bank & Trust Company was formed in 1964 in Logan, West Virginia. In 1984, the Bank acquired Bank of Chapmanville, about 15 miles north of Logan. The Bank formed a holding company (Logan County Bancshares, Inc.) and retained both the Logan and Chapmanville charters. In 1996, the Company acquired 20th Street Bank in Harts (about 12 miles from Chapmanville), and also opened a branch in Man, about 10 miles south of Logan. At the same time, the Banks were merged into Logan Bank & Trust Company, so that the Company was a one-bank holding company. In 1999, the Bank constructed a branch in an out-parcel in the Fountain Place Mall outside of Logan. The Bank also has a drive-up facility about 2,000 feet away from the downtown main office. The Bank has trust powers, but they have not been exercised.

All of the Bank’s branches are full-service facilities, and all are owned by the Bank (except the land at the Man branch, which is leased from a shareholder family). Currently, the downtown Logan branch has about 45% of the Bank’s total deposits; the Chapmanville branch has about 25%; the Man branch has about 15%; the Harts branch has about 8%, and the Fountain Place Mall branch has about 7%.

Competitive Market

Initially, the Bank’s only competition was National Bank of Logan, which was later acquired by Key Centurion, itself acquired by Bank One, National Association. Currently, the Bank has deposits of $162.9 million (about 55% of Logan County’s deposits). The competing institutions as indicated by management are:

Bank One National Association; branches in Chapmanville and Logan, with about 34% of the Logan County market for deposits

United Bank; branches in Logan and Man, with about 13% of the Logan County deposits

First Community Bank, N.A.; branch in Man with $43 million in deposits versus the Bank’s $25 million

Branch Banking & Trust Co.; branch in Logan with $28 million in deposits versus the Bank’s $86 million

The Bank is the only locally owned financial institution in its market. The Harts branch is the only financial institution with a presence in that remote location, so there is effectively no competition there.

Local Economy

Logan is the county seat of Logan county, which has a population of about 38,000. The county is a leading producer of coal, which provides about 30% of the jobs in the Bank’s market. The area also has several coal-related service industries. Major employers include the Logan County Board of Education (school system), Logan Regional Medical Center, Arch of West Virginia (Arch Coal, Inc.), and Massey Energy Company. According to management, another very important economic factor to the area is the four-lane highway all the way from Charleston, West Virginia to Bristol, Tennessee. Logan County is also home to the 4,000-acre Chief Logan State Park. The unemployment rate (third quarter 2004) is 5.2% in Logan County, versus 4.9% for the State of West Virginia and 5.4% nationally. Further, unemployment is 6.9% in Lincoln County, 4.9% in Boone County, 7.1% in Mingo County, and 5.0% in Wyoming County.

The population of Logan County has declined over the years (it was as high as 80,000), as technology has reduced the need for coal miners. Nevertheless, due to the recent energy crunch, coal related businesses are doing very well. Management indicated that the most difficult aspect of this recovery is finding coal workers, since many of them have left the area in search of jobs. Management expects the current economic conditions to remain positive for the next several years.

Senior Management Team

Eddie Canterbury, 56, President and CEO, has been with the Bank for his entire banking career of 35 years. Mr. Canterbury is involved in most loans of any significance. Mark Mareske, 47, CFO, has been with the Bank for 15 years. Prior to that, he was in public accounting for 10 years. Mr. Mareske is responsible for all financial functions, as well as human resources. Bart Willis, 47, COO, has been with the Bank for 24 years. He is responsible for all operations, information technologies, bookkeeping. Mr. Willis was the manager of the Chapmanville branch and he still makes some loans. Gary Ellis, 57, Man Branch Manager, has 35 years of banking experience. Roger Liming, 56, Compliance Officer, has over 20 years of service with the Bank and is also Senior Commercial Loan Officer. Charles Dale, 43, Chapmanville Branch Manager, has been with the Bank for nearly 20 years and is also a loan officer. Management indicated that no material changes in the composition of the management team are anticipated in the near future.

The Bank has ten directors, eight of whom also comprise the Company’s board of directors (including Mr. Canterbury). The directors range widely in age (29-84), years on the board (1-40), and background.

Common Stock Ownership

The parent Company owns 100% of the Bank’s common stock. The Company has nearly 400 shareholders. The purpose of the share redemption is to reduce to fewer than 300 the number of shareholders, and thus eliminate the possibility of SEC reporting requirements, and attendant expenses. The redemption will involve those shareholders with fewer than 200 shares (approximately 185 shareholders). Existing and future Company shareholders will then be restricted from owning less than 200 shares.

As of December 31, 2004, the officers and directors of the Company (including their family members) owned or controlled over 50% of the 703,991 outstanding common shares of the Company. The largest shareholder owned or controlled 114,493 shares, or 16.26% of the outstanding stock. The second largest shareholder (held in street name) owned in excess of 100,000 shares, or over 14% of the outstanding stock, and the third largest (husband and wife together) owned 70,884 shares, or 10.07%. One other shareholder owned more than 5% of the outstanding stock. According to management, the Oakley family (including the second and third largest shareholders) owned or controlled about 42% of the total shares.

REVIEW OF THE BANK’S FINANCIAL PERFORMANCE AND POSITION

As part of our due diligence process, we reviewed the financial position and performance of the Bank over the relevant period of analysis. This review entailed an examination of the Bank’s current financial statements in comparison with prior years and in comparison with reasonably comparable industry statistics. Our analysis was supplemented by discussions with management, which enhanced our understanding of the business reasons for changes in the financial statements. Results of this review, which have specific valuation implications, are noted below and at the appropriate point in the valuation section of this report.

Peer Group Comparisons

The financial position and performance of Logan Bank and Trust Company is compared to data provided in the Uniform Bank Performance Report (“UBPR” or “peer group”), prepared by the Federal Financial Institutions Examination Council. The Bank’s peer group is #5, representing all insured commercial banks having assets between $100 million and $300 million with three or more banking offices and located in a non-metropolitan area. Current year peer group data represents the period ended September 30, 2004. All current year and year-to-date periods for the peer group are hereafter sometimes referred to as “2004 year-to-date.”

Historical Balance Sheets

Historical balance sheets are shown in Exhibit 1. Exhibit 2 relates each year’s balance sheet as percentages of that year’s average assets to provide another important perspective; a presentation of changes in balance sheet composition. Based upon our analysis of the information reviewed, the following observations are pertinent:

Asset Structure:

•                  Assets totaled $181.2 million as of December 31, 2004, up from $152.1 million as of year-end 1999, for a compound annual growth rate of 3.56%. Average assets increased just 0.92% in 2003, but increased 4.26% in 2004.

•                  The composition of the earning asset base was characterized by decreased loans as a percentage of assets over the 1999-2004 period. As a percent of assets, net loans equaled 53.57% as of December 31, 2004, lower than the 64.12% average for the peer group as of September 30, 2004. Loans (net of unearned income) decreased at a compound annual rate of -2.14% during the 1999-2004 period, versus a 3.56% rate of annual asset growth.

•                  As of December 31, 2004, the Bank’s net loan to deposit ratio equaled 59.59%, much lower than the peer average of 78.94% at September 30, 2004. Management would prefer to see the loan/deposit ratio above 75%. The loan portfolio is comprised primarily of real estate loans (69.04% vs. 66.89% for the peer group), commercial and industrial loans (14.88% vs. 13.95%), and consumer loans (16.00% vs. 9.53%). The Bank had no agricultural loans, versus 5.55% of total loans for the peer group. The Bank retains its loans, and does not make 30-year fixed rate loans. According to management, there is not a heavy concentration of loans in the coal industry. Also, management prefers to make smaller home loans to maintain a lower exposure.

•                  As of December 31, 2004, the Bank had no securities classified as held-to-maturity. The market value of the available-for-sale securities portfolio was below book value by $582 thousand as of December 31, 2004. The securities portfolio contains only FHLB securities with short maturities, and contains no tax-exempt securities.

•                  Fixed assets equaled $3.2 million at December 31, 2004. As a percentage of assets, fixed assets equaled 1.76% as of December 31, 2004, near the peer average of 1.94% at September 30, 2004.

Asset Quality:

•                  The Bank’s loan loss reserve represented 1.28% of loans at December 31, 2004, near the peer average of 1.32% as of September 30, 2004. According to management’s internal analysis, the loan loss reserve was more than adequate at December 31, 2004 ($642 thousand in excess of the calculated allocation).

•                  Overall, the Bank’s net loan losses, as a percentage of average loans, were below the peer group over the 1999-2003 period (average of 0.09% vs. 0.24%) and in 2004 (0.01% vs. 0.17%). Management has a grading system for loans and is very selective. Further, loan officer lending limits are kept low for quality control purposes.

•                  Non-accrual loans totaled $734 thousand as of December 31, 2004. The Bank’s ratio of the loan loss reserve to non-accrual loans was much lower than the peer level as of September 30, 2004.

•                  According to management, the most recent Federal Reserve exam (July 2004) indicated no material concerns.

•                  Other real estate holdings (“ORE”) decreased from $358 thousand at year-end 1999 to $0 at year-end 2004.

Liabilities:

•                  Deposits increased at a compound annual rate of 5.00% from year-end 1999 through December 31, 2004, slightly faster than the rate of asset growth.

•                  Non-interest bearing deposits represented 19.10% of total assets at December 31, 2004, much higher than the peer average of 11.91% at September 30, 2004. Time and savings deposits accounted for 70.80% of assets, versus 71.80% for peer banks. The Bank’s deposit base is considered stable by management.

•                  The Bank had no long-term borrowings over the 1999-2004 period. The Bank has a $10 million line of credit with United Bank, but the line has never been used.

Capital:

•                  The Bank’s capital, as measured by the ratio of equity to total assets, declined from a high of 10.04% at year-end 2000 to 8.88% at December 31, 2004, lower than the peer average of 9.82% at September 30, 2004.

•                  Capital adequacy, as measured by the ratio of Tier I leverage capital, was 8.87% at September 30, 2004, lower than the peer level of 9.47%. Intangible assets consist of the branch premium paid in the Harts branch acquisition (originally $50 thousand; amortized down to $24 thousand).

•                  Management does not expect any equity infusions at the Bank in the foreseeable future.

Historical Income Statements

Historical income statements for the years 1999 through 2004 are provided in Exhibits 3 and 4. Based upon our analysis of the information reviewed, the following observations are pertinent:

Net Interest Income:

•                  On average, the net interest income margin was above peer levels over the 1999-2003 period (4.35% of average assets vs. 4.16%). However, the net interest margin was below the peer levels in 2003 (3.83% vs. 3.97%) and in 2004 (3.58% vs. 3.98%).

•                  The Bank has both a lower yield on earning assets and a lower cost of funds than does the peer group.

Non-Interest Income:

•                  On average, the Bank’s non-interest income was below peer averages over the 1999-2003 period (0.46% of average assets vs. 0.79%).

•                  Non-interest income was 0.36% of average assets in 2004, well below the peer level of 0.81% through September 30, 2004.

Non-Interest Expenses:

•                  On average, the Bank’s non-interest expenses were below peer averages over the 1999-2003 period (2.66% of average assets vs. 2.95%).

•                  Non-interest expenses equaled 2.62% of average assets in 2004, below the peer average of 2.92% through September 30, 2004. In 2004, salaries and benefits expenses were below the peer level, while net occupancy expenses and other operating expenses were near the peer average.

Net Non-Interest Income:

•                  On average, net non-interest income (non-interest income less non-interest expense) compared closely to peer levels over the 1999-2003 period (-2.20% of average assets vs. -2.16%), but was slightly unfavorable to the peer level in 2004 (-2.25% vs. -2.11%).

Loan Loss Provision:

•                  On average, the Bank’s loan loss provision was below peer levels during the 1999-2003 period (0.16% of average assets vs. 0.21%).

•                  As a percent of average assets, the Bank’s provision for loan losses equaled -0.17% in 2004, below the peer level of 0.16% through the first nine months of 2004. The negative provision for the Bank reflects a request by the regulators to write-off expenses related to a loan to Man Community Hospital that had previously been capitalized. According to management, the hospital loan is well secured.

Securities Transactions:

•                  Realized gains/losses on securities transactions were not material over the 1999-2004 period (never more than $6 thousand).

Performance:

•                  On average, ROAA (return on average assets) was near peer levels over the 1999-2003 period (1.21% vs. 1.19%). ROAA equaled 0.92% in 2004, below the peer average of 1.22% for the first nine months of the year. The decline in ROAA (both in absolute terms and relative to the peer group) reflects the Bank’s lower interest margin and lower non-interest income, partially offset by the negative loan loss provision.

•                  On average, ROAE (return on average equity) was near peer levels over the 1999-2003 period (12.51% vs. 12.56%). ROAE equaled 10.46% in 2004, below the peer level of 12.56% for the first nine months of the year. The below average ROAE for the Bank in 2004 was primarily due to its below average ROAA.

•                  Bank earnings for 2005 were budgeted to be $2.09 million, which would be similar to 2004 excluding the negative loan loss provision. However based on earnings in January and other factors, management expects Bank earnings of $2.35-$2.40 million in 2005.

Dividends:

•                  Over the 1999-2003 period, the Bank’s dividend payout ratio (average of 77.65%) increase in each year and was generally well above that of the peer group (average of 46.92%).

•                  The Bank’s dividend payout ratio was 67.72% of earnings in 2004, versus 36.64% for the peer group through September 30, 2004. Dividends have been paid in every year since 1970, and have increased every year.

OVERVIEW OF THE HOLDING (PARENT) COMPANY

Logan County Bancshares, Inc. is a one-bank holding company whose primary asset is its 100% ownership of Logan Bank and Trust Company. As of January 31, 2005, the Company had assets of $18.17 million and total equity capital of $18.12 million (liabilities were just $50 thousand). Aside from its investment in the Bank, the Company had cash and equivalents of $1.06 million and investments of $800 thousand.

Earnings were $2.62 per share in 2002, $2.70 per share in 2003, and $2.21 per share in 2004. The Company paid cash dividends of $1.56 per share in 2002, $1.57 per share in 2003, and $1.60 per share in 2004. Dividends are declared and paid quarterly, with a special dividend in December. Management expects dividends of about $1.64 per share in 2005.

There is not an active market for the Company’s stock, and there are no market makers. Nevertheless, there are periodic transactions in the Company’s stock. Between May 2004 and January 2005, a total of 2,866 shares of Company stock changed hands (transactions for which prices were known). These transactions predominantly took place at $44.00 per share, with two larger transactions at $46.00 per share.

OTHER VALUATION CONSIDERATIONS

Acquisition Offers

Management has not received any recent offers to purchase the Company. Management expressed no intention of selling the Company in the foreseeable future.

Regulatory Issues

The Company is not under any agreements with its regulators.

Pending Litigation

Periodically, the Company is party to legal actions which arise in the normal course of business. Management indicated that the liability from such actions, if any, is not substantive.

Environmental Considerations

According to management, the Company was not in violation of any environmental laws or regulations based upon its understanding and the findings of the most recent governmental examinations.

DETERMINATION OF FAIR VALUE

Approach to Valuation

Valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data, as well as the appropriate standard of value. The appraisal profession recognizes three general approaches to valuation. Within each approach, there are multiple methodologies.

ASSET BASED APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods based directly on the value of the assets of the business, less liabilities.

The asset-based approach includes those methods that seek to write up or down or otherwise adjust the various tangible and/or intangible assets of an enterprise.

MARKET APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods that compare the subject to similar investments that have been sold.

The market approach includes a variety of methods that compare the subject with transactions involving similar investments, including publicly traded guideline companies and sales involving controlling interests in public or private guideline companies. Consideration of prior transactions in interests of a valuation subject is also a method under the market approach.

INCOME APPROACH

A general way of determining a value indication of a business, business ownership interest, or security using one or more methods where value is determined by converting anticipated benefits.

The income approach includes those methods that provide for the capitalization of earnings estimates and those based upon projected future benefits (cash flow or earnings) discounted to the present using an appropriate risk adjusted discount rate.

The asset approach develops an estimate of value based upon the market values of the subject entity’s assets and liabilities, as opposed to their book values (adjusted book value). Adjusted book value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern. Asset value typically indicates a value that contains an element of control, or at least an element of assumed marketability. Thus, when using this approach to value an entity on a non-marketable minority interest basis, discounts for lack of control and lack of marketability are necessary.

The market approach typically consists of one or both of the following general approaches: (1) prior transactions method, and (2) guideline company method. When a business interest is not listed on an exchange and no active market exists for it, but some transactions have occurred, a market value can sometimes be derived and used as an element in the determination of fair value based upon an analysis of the transactions. Even if limited transactions have occurred at arms’ length, inferences can be drawn about fair value based on the limited transaction volume. It is crucial to evaluate the transactions to ensure that they are at arms’ length. Further, the standard of value for the opinion being issued may necessitate an adjustment to the observed market value for either liquidity concerns or for control.

The guideline company method is the generally accepted method of valuing closely held companies through comparison with similar companies whose stocks are publicly traded (guideline companies). When using this method, a determination of anticipated benefits (earnings, cash flow, etc.) is developed based upon a review of the subject entity. The anticipated benefits are then capitalized using a corresponding capitalization factor for the Guideline Company Group. It should be noted that: (1) it is virtually impossible to find identical public companies; and (2) required disclosure for public companies notwithstanding, appraisers are not privy to “inside” information for any public companies.

The income approach is a two step process. First a determination of anticipated benefits (earnings or cash flows) must be made. Second, an appropriate rate or multiple must be identified with which to capitalize those benefits. The resulting capitalized benefits must then be adjusted to reflect the estimated values of any non-operating assets and/or liabilities.

When determining the fair value of non-traded securities, it is common to derive a “combined value”, based upon a weighted average of valuation approaches deemed appropriate by the appraiser. The weights applied to the various methodologies are based upon the relative importance of each methodology. Further, discounts to the combined value may be necessary to properly reflect the appropriate standard of value (discounts for lack of control, lack of marketability, restrictions, and blockage are typical examples).

Finally, it is crucial to understand that valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data. We considered each of the valuation methodologies outlined above in reaching our final conclusion of the fair value, on an enterprise basis, of Logan County Bancshares, Inc.

Goodwill and Intangible Value

According to Revenue Ruling 59-60, the valuation of a closely held business should take into consideration goodwill or other intangibles. Goodwill, as interpreted from the ruling, is considered as value in excess of book value. In the case of banking institutions, goodwill typically arises through acquisitions, and can be either positive or negative.

While there has been no explicit effort to value the goodwill and intangibles independently, the following analysis considers the valuation implications of both.

Basis of Per Share Analysis

The valuation analysis is performed on a per share basis, based upon 703,991 shares issued and outstanding as of January 31, 2005. There are no options or warrants to purchase the Company’s common stock that were exercisable at the valuation date.

The Asset Based Approach

The asset value of a corporation is established by using the corporation’s financial statements. Adjustments are made, as necessary or appropriate, to reflect the market value of the corporation’s assets and liabilities as opposed to their book value. The objective is to arrive at a net asset value, defined as the difference between the adjusted valuation of all assets and liabilities. Net asset value reflects the valuation of assets in the context of a going concern. Net asset value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern.

Reported book value at January 31, 2005 was $18,117,602, or $25.74 per share. Based upon our review, the following adjustments would be necessary to derive asset value on an enterprise basis.

•                  No adjustment for the loan loss allowance is made.

•                  A premium to reflect the economic value of the deposit base (“core deposit intangibles”) is determined based upon the structure of the deposit base and our experience in valuing core deposit intangibles for numerous financial institutions. To estimate the appropriate deposit premium, we reviewed data for branch acquisition premiums during the 1997-04 period. For our purposes, a premium of 8.0% is utilized due to the economics of the Company’s market and the fact that deposit rates are slightly below peer levels.

•                  The appreciation in the held-to-maturity securities portfolio is added (net of taxes at 38%).

•                  No adjustment for fixed assets was deemed necessary.

TABLE 1

LOGAN COUNTY BANCSHARES, INC.

THE ASSET BASED APPROACH

As of January 31, 2005

Reported Book Value at January 31, 2005		$18,117,602
Deposit Premium	8.0%	13,030,000
Market Adjustment - HTM Securities		133,920

VALUATION - ASSET BASED APPROACH		$31,281,522

VALUATION PER SHARE	(703,991)	$44.43

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the asset-based approach was $44.43 per share as of January 31, 2005.

The Income Approach - Synergistic Price/Earnings Method

The determination of value using the income approach is a two step process. First, it is necessary to make a determination of the Company’s ongoing earning power, also defined as the “anticipated benefits” that will accrue to the Company on an annual basis. Second, a rate must be identified with which to capitalize those earnings (the capitalization factor).

Under the synergistic price/earnings method, the anticipated benefits are derived as estimated earnings based upon synergies that could expect to be achieved by an acquiror of the Company. The result is capitalized at an earnings multiple derived from the price/earnings ratios of publicly traded banks, which represent the pool of potential acquirers of the Company. The first step is to derive the anticipated benefits (ongoing earning power) of the Company without any synergies.

Anticipated Benefits

Our approach to determining ongoing earning power is based upon the current and historical performance of the Bank. Specifically, a five-period weighted average of basic operating income, on a fully taxable equivalent basis, is derived. No adjustments to the reported performance were deemed necessary. Then, a normalized loan loss provision is deducted based upon the average for peer banks over the 2000-04 period, adjusted for the Bank’s loan/asset ratio. The derived ongoing pre-tax ROAA is multiplied by average assets in 2004 to derive ongoing pre-tax earnings for the Bank. Net ongoing Company expenses are then deducted. Taxes are applied to the resulting adjusted pre-tax earnings at a fully-taxable equivalent rate of 38.0%. Also shown in the table below is the estimate of anticipated benefits that would accrue to an acquiror of the Company, based on the adjustment described above.

TABLE 2

LOGAN COUNTY BANCSHARES, INC.

ONGOING EARNING POWER

 (Anticipated Benefits)

Basic Operating Income	Adjustment	BOI

2003	0.18%	1.51	% (1)
2002	0.02%	1.76	% (2)
2001	0.01%	2.03	% (3)
2000	0.01%	2.02	% (4)
1999	0.00%	2.22%
Average Adjusted Basic Operating Income		1.80	% (5)
Estimated Ongoing Loan Loss Provision		0.04	% (6)

Estimated Ongoing Pre-Tax ROAA		1.76%
Average Assets - 2004		$181,762,000

Estimated Ongoing Pre-Tax Income - Bank		$3,199,011
Estimated Ongoing Parent Expenses, net		(40,000	) (7)

Estimated Ongoing Pre-Tax Income - Company		$3,159,011
Estimated Income Taxes	38.0%	1,200,424

Estimated Ongoing Earnings		$1,958,587

ANTICIPATED BENEFITS - NO SYNERGIES		$1,959,000

(1)                                  Adjusted to reflect net gains of $324 thousand

(2)                                  Adjusted to reflect net gains of $36 thousand

(3)                                  Adjusted to reflect net gains of $14 thousand

(4)                                  Adjusted to reflect net gains of $11 thousand

(5)                                  Years weighted 2004 (5x), 2003 (4x), 2002 (3x), 2001 (2x), 2000 (1x)

(6)                                  Based upon the peer average over the 2000-04 period, adjusted for the Bank’s loan/asset ratio and recent experience (25%)

(7)                                  Ongoing level, excluding non-recurring expenses

Based upon the analysis presented above, the ongoing earning power (anticipated benefits) of Logan County Bancshares, Inc. was $1,959,000 (rounded) as of January 31, 2005.

In the case of the Company, it is estimated that an acquiror could expect to achieve synergies equivalent to 0.25% of average assets, or $454,405. The after-tax savings (at 38.0%) of $281,731 are added to the ongoing earning power derived in the table above.

Anticipated Benefits - No Synergies		$1,958,587
Anticipated Economies to an Acquiror		454,405
Tax Effect of Savings	38.0%	(172,674)

Earning Power to An Acquiror		$2,240,318

ANTICIPATED BENEFITS TO AN ACQUIROR		$2,240,000

Adjusting for anticipated synergies, the anticipated benefits of Logan County Bancshares, Inc. were $2,240,000 (rounded) as of January 31, 2005.

Capitalization Factor

To derive appropriate capitalization factors (price/earnings ratio and price/book value ratio), we relied upon current market data for publicly traded banks and bank holding companies (guideline companies) found in Appendix E. Our analysis of the market data consisted of the following steps:

•                   Gather price, earnings, book value, market capitalization, and other data (as of December 31, 2004) on all publicly traded commercial banks which were indicated by Wilshire & Associates and whose identity and location could be confirmed by another source.

•                   Sort the list by market capitalization, price/earnings ratios, price/book value ratios, geographical region, and return on equity.

•                   Exclude all banks with negative earnings, all banks over $2.0 billion market capitalization, all banks with price/earnings ratios under 5.00x or over 25.00x trailing twelve month earnings, and all banks with price/book value ratios under 0.75x or over 3.50x.

•                   Analyze trends and patterns in the price/earnings ratios and price/book value ratios and make comparisons with the Company.

Some significant results of our analysis, as they pertain to the valuation of the Company, are contained in Appendix E and summarized in the following table:

TABLE 3

LOGAN COUNTY BANCSHARES, INC.

PUBLIC BANK STOCK MARKET ANALYSIS

(GUIDELINE COMPANIES)

As of December 31, 2004

Guideline Bank Group	# OF BANKS	PRICE/ EARNINGS RATIO	PRICE/ BOOK RATIO
ROE of at least 0.0%; Mkt Cap under $2.0 Bil	274	17.78	2.1230
ROE of at least 7.5%; Mkt Cap under $2.0 Bil	246	17.50	2.1989
ROE of at least 10.0%; Mkt Cap under $2.0 Bil	202	17.45	2.3132
ROE of at least 12.5%; Mkt Cap under $2.0 Bil	120	17.46	2.5371
ROE of at least 15.0%; Mkt Cap under $2.0 Bil	37	16.99	2.7721
ROE of at least 0.0%; Mkt Cap under $100 Mil	110	17.21	1.7750
ROE of at least 7.5%; Mkt Cap under $100 Mil	89	16.63	1.8640
ROE of at least 10.0%; Mkt Cap under $100 Mil	60	16.02	1.9749
ROE of at least 12.5%; Mkt Cap under $100 Mil	26	15.48	2.1649
ROE of at least 15.0%; Mkt Cap under $100 Mil	2	16.05	2.8419
Mid West Banks: Mkt Cap under $2.0 Bil	90	17.63	2.0639
Mid West Banks: Mkt Cap under $500 Mil	74	17.67	1.9795
Mid West Banks: Mkt Cap under $100 Mil	40	17.24	1.6832
Mid West Banks: ROE of at least 7.5%	84	17.40	2.1140
Mid West Banks: ROE of 7.5% - 10.0%	16	18.80	1.6726
Mid West Banks: ROE of at least 10.0%	68	17.07	2.2178
Mid West Banks: ROE of 10.0% - 12.5%	32	17.24	1.9674
Mid West Banks: ROE of at least 12.5%	36	16.93	2.4404
West Virginia	8	17.67	2.2048

Selection of Appropriate Comparable Group

The first step in the application of the guideline company method is the selection of the appropriate sub-set of public comparable companies to be used in the derivation of the base guideline public company multiples. For our analysis we believe that the appropriate sub-set for the valuation of community banks should have the following characteristics:

•      Be sufficiently large to remove bias that might result from unknown factors.

•      To the extent possible, be of similar size.

•      To the extent possible, have similar financial performance characteristics (ROAA and ROAE).

Based upon these criteria, we have selected the subset of all banks with positive ROE and market capitalization of less than $100 million. This group consisted of 110 banks, which is sufficient in size to mitigate any significant bias. Further, the average ROAA and ROAE for the group were 0.99% and 10.09%, respectively (see Appendix E).

In utilizing a guideline group as an indication of the value of the Company on an enterprise basis, the focus should be on banks with the Company’s size and performance characteristics. For the valuation of the Company, a base capitalization rate of 15.50x was utilized. The derived multiple reflects a discount of about 10% from the multiples for publicly traded banks with positive ROE and market capitalization under $100 million.

Valuation — Synergistic Price/Earnings Method

Based upon the assumptions outlined in detail above, the synergistic price/earnings method of the income approach is summarized in the table below.

TABLE 4

LOGAN COUNTY BANCSHARES, INC.

THE INCOME APPROACH — SYNERGISTIC PRICE/EARNINGS METHOD

As of January 31, 2005

Anticipated Benefits	$2,240,000
Risk Adjusted Capitalization Factor	15.50
VALUATION - SYNERGISTIC PRICE/EARNINGS METHOD	$34,720,000
VALUATION PER SHARE (703,991)	$49.32

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the income approach (synergistic price/earnings method) was $49.32 per share as of January 31, 2005.

The Income Approach — Discounted Future Earnings Method

The determination of value using the discounted future earnings method is a three-step process. First, it is necessary to make a projection of the subject entity’s earnings over a period of time, usually no more than five years. Second, it is necessary to estimate the value of the Company at the end of the five-year period (terminal value). Finally, an appropriate rate must be identified at which to discount the future earnings and terminal value to their present values (discount rate).

Anticipated Benefits

For the discounted future earnings method, the base year earnings number is derived based upon no synergies. The derived ongoing earnings of $1,959,000 will be discounted in the analysis below. The estimated terminal value was derived based upon the product of the projected earnings in year five and the price/earnings multiple (18.80x) derived above.

Capitalization (discount) Rate

It is commonly known that the value of an investment is the present value of the future income stream that flows to the owner, determined using a discount rate (interest rate) that reflects the riskiness of the investment. An accepted method of developing the appropriate capitalization rate, or investor’s required rate of return is the “build-up method”. The utilization of this approach relies upon the historical relationships between rates of return earned by investors on investments in securities. The model is based upon the following simple premise: investors demand a rate of return commensurate with the risk level borne.

Expressed mathematically, the build-up method results in the following relationship:

CR = Rf + (Req * bj) + Rsize + Rp1 + … + Rpn where;
CR	=	Capitalization rate for the subject entity
Rf	=	Risk free rate of interest
Req	=	Equity risk premium
bj	=	Beta coefficient
Rsize	=	Size risk premium
Rpi	=	Specific risk premiums, i=1,…n

Thus, the use of the build-up method requires an estimate of each of the relevant risk premiums:

1.     Risk-Free Rate: The proxy used for the risk free interest rate is the 20-year Treasury bond yield. The 20-year Treasury bond yield as of January 31, 2005 was about 4.7%.

2.     Equity Risk Premium: The general market equity risk premium is taken from data provided by Ibbotson and Associates in Stocks, Bonds, Bills and Inflation, 2004 Yearbook (Valuation Edition). The general market equity risk premium for the period 1926-03 was 6.3%, based upon the average arithmetic return for all stocks on the NYSE, AMEX, and NASDAQ (12.1%, per Table 7-4) less the average arithmetic return on long-term government bonds (5.8%, per Table 2-1).

3.     Beta Coefficient: The riskiness of an investment reflects two basic components, the operating (business) risk and the financial risk. The bj (beta) coefficient of the market portfolio, based upon average operating and financial risk, is 1.0x. Further, the historic beta coefficient of the bank stock market is currently in the range of 0.10x to 0.99x (excluding outliers), with an average of 0.40x to 0.50x. Therefore, the beta coefficient used in the analysis is the approximate average of 0.45x.

4.     Size Risk Premium: The initial size risk premium is also based upon data from Ibbotson and Associates. In Stock, Bonds, Bills and Inflation, 2004 Yearbook (Valuation Edition, Table 7-9), data is provided for equity size risk premiums based upon deciles for the period 1926-03. Clearly, the rate of return earned has historically been a function of size. Thus, to account for the small size of the subject entity, a size risk premium of 6.8% is appropriate. This represents the size premium (return in excess of CAPM) for the smallest decile of NYSE/AMEX/NASDAQ stocks (based on beta-adjusted monthly returns).

5.     Specific Risk Premium: To adjust for the risk of a business interest, specific risk premiums are generally considered for the following factors. It is important to note that the risk premium can be either positive or negative depending upon the operating and financial characteristics of the subject entity. For the Company, the following specific risk premiums were considered:

•      Key-man factors: Typically, small public companies have more management depth and, therefore, less dependency upon one or two key people. The Company has an adequate management team for its size and operations.

•      Diversification factors: Typically, small public companies have more geographic and product line diversification, as well as a larger customer base. The Company’s market is limited geographically, and is growing slowly.

•      Earnings/Return volatility: Typically, small public companies have more stable and predictable revenues and earnings. The earnings of the Company have been stable and relatively predictable.

Based upon these factors, it is our opinion that no specific risk premium is appropriate for the valuation of the Company. The lack of a risk premium is based upon the stability of the Company’s earnings and the stability of the banking industry in general (regulation and oversight).

TABLE 5

LOGAN COUNTY BANCSHARES, INC.

INVESTOR’S REQUIRED RETURN

Long-Term Government Bond Rate (20-year)		4.7%
Ibbotson Equity Risk Premium	6.3%
Beta Coefficient	0.45
Adjusted Equity Risk Premium		2.8%
Ibbotson Size Premium		6.8%
Specific Risk Premium		0.0%

Investor's Required Rate of Return		14.3%

Based upon the analysis presented above, the appropriate discount rate for the anticipated future earnings of the Company was 14.3% as of January 31, 2005.

Valuation - Discounted Future Earnings Method

Based upon the assumptions outlined in detail above, the discounted future earnings method is summarized in the table below. The methodology employed in determining valuation under the income approach was to discount the anticipated future earnings of the Company to the present at the discount rate. It is assumed that the base year earnings will increase 5.0% per year over a five-year period (based on management’s estimate) and that 60% of earnings are paid as dividends (the average payout ratio over the last five years).

TABLE 6

LOGAN COUNTY BANCSHARES, INC.

THE INCOME APPROACH - DISCOUNTED FUTURE EARNINGS

As of January 31, 2005

Year	Earnings w/o Synergies	Dividend Payments (60%)	Present Value
1	$1,959,000	$1,175,400	$1,028,346
2	2,056,950	1,234,170	944,675
3	2,159,798	1,295,879	867,812
4	2,267,788	1,360,673	797,203
5	2,381,177	1,428,706	732,338
5	44,766,128		22,946,602

VALUATION - DISCOUNTED FUTURE EARNINGS METHOD			$27,316,976

VALUATION PER SHARE	(703,991)		$38.80

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the income approach (discounted future earnings) was $38.80 per share as of January 31, 2005.

The Market Approach - Control Transactions Method

The control transactions method is based upon whole-bank transactions involving similar companies for which adequate information is available.

Control Transactions Data

A list of control bank transactions announced in 2004 is presented in Appendix F, along with pricing and other information. For the market approach, we utilized three methods:

1.     Estimated ongoing earnings times the control transactions price/earnings multiple.

2.     Book value times the price/book value ratio for control transactions.

3.     Total assets times the price/assets ratio for control transactions.

In determining base capitalization rates for the market approach, Southard Financial reviewed bank control transactions in West Virginia and surrounding states, as well as throughout the United States. The focus of the review was banks of similar size (assets), performance (ROAA and ROAE), and capitalization (equity/assets ratio). The resulting group had median pricing multiples of 18.80 times earnings, 215% of book value and 21.65% of assets (all rounded). The multiples are used in the analysis below with no discounts.

Valuation — The Market Approach Control Transactions Method

The valuation of the Company using the control transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies). For the price/assets ratio, assets were derived as total Bank assets plus parent Company assets.

TABLE 7

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - CONTROL TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book	Price/Assets
Anticipated Benefits		$1,959,000	$18,117,602	$183,069,000
Risk Adjusted Capitalization Factor		18.80	215%	21.65%
VALUATION - CONTROL TRANSACTIONS		$36,829,200	$38,952,844	$39,634,439
VALUATION PER SHARE	(703,991)	$52.31	$55.33	$56.30
Weight		40%	40%	20%
VALUATION PER SHARE (weighted average)		$54.32

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the control transactions method was $52.31 per share under the guideline price/earnings method, $55.33 per share under the guideline price/book value method, and $56.30 per share under the price/assets method as of January 31, 2005. The weighted average of the three valuation results was $54.32 per share.

The Market Approach - Market Transactions Method

The market transactions method is based upon market transactions involving similar companies for which adequate information is available.

Market Transactions Data

To derive appropriate capitalization factors (price/earnings ratio and price/book value ratio), we relied upon current market data for publicly traded banks and bank holding companies (guideline companies) found in Appendix E and discussed above.

In our opinion, based upon all of the available data, the appropriate risk-adjusted capitalization factors for the Company at this time are 17.00 times earnings and 175% of book value. The multiples represent the averages (rounded) for all public banks with positive ROE and market capitalization under $100 million.

Valuation — The Market Approach Market Transactions Method

The valuation of the Company using the market transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies).

TABLE 8

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - MARKET TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book
Anticipated Benefits		$1,959,000	$18,117,602
Risk Adjusted Capitalization Factor		17.00	175%
VALUATION - MARKET TRANSACTIONS		$33,303,000	$31,705,804
VALUATION PER SHARE	(703,991)	$47.31	$45.04
Weight		50%	50%
VALUATION PER SHARE (weighted average)		$46.18

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the market transactions method was $47.31 per share under the guideline price/earnings method and $45.04 per share under the guideline price/book value method as of January 31, 2005. The weighted average of the two valuation results was $46.18 per share.

The Market Approach - Go Private Transactions Method

The go private transactions method is based upon market transactions involving similar companies for which adequate information is available.

Go Private Transactions Data

A list of go private bank transactions announced in 2004 is presented in Appendix G, along with pricing and other information. For the market approach, we utilized three methods:

1.     Estimated ongoing earnings times the go private transactions price/earnings multiple.

2.     Book value times the price/book value ratio for go private transactions.

3.     The most recent trading price of Company stock times the trading price premium for go private transactions.

In determining base capitalization rates for the go private transactions method, Southard Financial reviewed go private transactions throughout the United States. The resulting median multiples are 20.30 times earnings, 149% of book value, and a 17.6% premium over the trading price.

Valuation — The Market Approach Go Private Transactions Method

The valuation of the Company using the go private transactions method is presented in the table below. The benchmark measures for the Company are based upon January 31, 2005 data. For the price/earnings method, anticipated benefits were derived above (ongoing earning power without synergies).

TABLE 9

LOGAN COUNTY BANCSHARES, INC.

THE MARKET APPROACH - GO PRIVATE TRANSACTIONS

As of January 31, 2005

		Price/Earnings	Price/Book	Price/Trades
Anticipated Benefits		$1,959,000	$18,117,602	$44.00
Risk Adjusted Capitalization Factor		20.30	149%	17.6%
VALUATION- GO PRIVATE TRANSACTIONS		$39,767,700	$26,995,227	$51.74
VALUATION PER SHARE	(703,991)	$56.49	$38.35	$51.74
Weight		40%	40%	20%
VALUATION PER SHARE (weighted average)		$48.28

Based upon the analysis presented above, the valuation of Logan County Bancshares, Inc. under the go private transactions method was $56.49 per share under the guideline price/earnings method, $38.35 per share under the guideline price/book value method, and $51.74 per share under the price/trades method as of January 31, 2005. The weighted average of the three valuation results was $48.28 per share.

Combined Valuation

Based upon the entire analysis, it is our opinion that the fair value of Logan County Bancshares, Inc. should be determined by assigning appropriate weights to the values derived above. The table below shows the combined value of the Company as of January 31, 2005. In our opinion, the weight assigned to each valuation approach properly reflects the relative importance of that approach for purposes of this valuation opinion.

TABLE 10

LOGAN COUNTY BANCSHARES, INC.

COMBINED VALUE PER SHARE

As of January 31, 2005

Valuation Methodology	Value/Share	Weight	Product
Asset Based Approach	$44.43	15%	$6.66
Income Approach - Synergistic P/E Method	49.32	15%	7.40
Income Approach - Discounted Future EPS	38.80	15%	5.82
Market Approach - Control Transactions	54.32	15%	8.15
Market Approach - Market Transactions	46.18	20%	9.24
Market Approach - Go Private Transactions	48.28	20%	9.66
COMBINED VALUE PER SHARE		100%	$46.93

Based on the analysis presented above, the combined valuation of Logan County Bancshares, Inc. was $46.93 per share as of January 31, 2005.  The valuation has yet to consider the marketability of the shares being valued.

Discount for Lack of Marketability

No discount for lack of marketability is appropriate under the definition of fair of value.

CONCLUSION

Based upon the entire analysis, it is our opinion that the fair value of the common stock of Logan County Bancshares, Inc., on an enterprise basis, was $47.00 per share (rounded) as of January 31, 2005.

TABLE 11

LOGAN COUNTY BANCSHARES, INC.

VALUATION CONCLUSIONS

As of January 31, 2005

CONCLUSION OF VALUE	$47.00

Valuation Ratios	Per Share	Valuation Ratio
Percent of Book Value	$25.74	182.6%
Multiple of Ongoing Earning Power	$2.78	16.89
Multiple of Actual Earnings	$2.21	21.23
Multiple of Projected Earnings	$3.30	14.23
Price to Assets	$260.04	18.07%
Premium to Recent Price	$44.00	6.8%

The final conclusion of fair value is rounded to reflect the imprecision inherent in the various assumptions used in the fair value determination.  Nevertheless, the conclusion is reasonable, in our opinion, and meets the standards set out in the section on fair value.  The valuation has considered all of the relevant factors reviewed during our due diligence process, whether referenced in this report or not.

It should be noted that the conclusion of value per share represents the value for each share outstanding as of the valuation date.  The issuance of new shares of Company stock may constitute dilution of existing shareholder interests.  For example, all other things being equal, an increase in the number of shares outstanding, without an increase in total Company value, decreases the Company’s value per share.  We are not currently aware of any material dilutive transactions planned by management. In the event that a material issuance of new shares is planned, a valuation adjustment may be necessary to properly reflect value per share.

EXHIBIT 1

LOGAN BANK AND TRUST COMPANY

HISTORICAL BALANCE SHEETS

FOR THE PERIODS ENDED

($ Thousands)

	December 31						Compound Annual Growth
ASSETS	2004	2003	2002	2001	2000	1999	1999-04	2002-03	2003-04
U.S. Treasury & Agency Securities	65,104	47,541	40,892	36,105	29,368	29,779	16.93%	16.26%	36.94%
Tax-Exempt Securities	0	0	0	0	0	0	0.00%	0.00%	0.00%
All Other Securities	0	0	0	0	0	0	0.00%	0.00%	0.00%
Total Securities	65,104	47,541	40,892	36,105	29,368	29,779	16.93%	16.26%	36.94%
Fed Funds + CDs	5,990	13,385	11,370	7,150	4,280	0	nm	17.72%	-55.25%
Loans Held for Sale	0	0	0	0	0	0	0.00%	0.00%	0.00%
Loans Net of Unearned Income	98,322	101,614	107,933	116,907	113,640	109,571	-2.14%	-5.85%	-3.24%
Loan Loss Allowance	1,263	1,581	1,619	1,153	702	701	12.50%	-2.35%	-20.11%
Net Loans and Leases	97,059	100,033	106,314	115,754	112,938	108,870	-2.27%	-5.91%	-2.97%
TOTAL EARNING ASSETS	168,153	160,959	158,576	159,009	146,586	138,649	3.93%	1.50%	4.47%

Cash and Due From	5,995	5,342	5,597	6,651	4,326	6,805	-2.50%	-4.56%	12.22%
Bank Premises	3,191	3,103	3,217	3,437	3,651	3,835	-3.61%	-3.54%	2.84%
Other Real Estate	0	202	196	227	200	358	nm	3.06%	-100.00%
Invest In Unconsolidated Subsidiary	0	0	0	0	0	0	0.00%	0.00%	0.00%
Goodwill	0	0	0	0	0	0	0.00%	0.00%	0.00%
Other Intangible Assets	24	24	24	24	29	34	-6.73%	0.00%	0.00%
Other Assets	3,827	3,660	1,407	1,580	2,120	2,416	9.64%	160.13%	4.56%

TOTAL ASSETS	181,190	173,290	169,017	170,928	156,912	152,097	3.56%	2.53%	4.56%

LIABILITIES & EQUITY

Non-Interest Bearing Deposits	34,601	30,106	25,147	27,616	23,398	19,332	12.35%	19.72%	14.93%
Interest Bearing Deposits	128,276	124,046	125,296	124,412	115,325	108,287	3.45%	-1.00%	3.41%
Total Deposits	162,877	154,152	150,443	152,028	138,723	127,619	5.00%	2.47%	5.66%

Fed Funds Purchased/Repos	2,000	3,000	1,000	2,000	2,000	9,840	-27.29%	200.00%	-33.33%
Other Borrowings	0	0	0	0	0	0	0.00%	0.00%	0.00%
Subordinated Debt	0	0	0	0	0	0	0.00%	0.00%	0.00%
TOTAL ACQUIRED FUNDS	164,877	157,152	151,443	154,028	140,723	137,459	3.70%	3.77%	4.92%

Other Liabilities	222	244	705	332	435	480	-14.29%	-65.39%	-9.02%
Equity	16,091	15,894	16,869	16,568	15,754	14,158	2.59%	-5.78%	1.24%

TOTAL LIABILITIES & EQUITY	181,190	173,290	169,017	170,928	156,912	152,097	3.56%	2.53%	4.56%

Average Earning Assets	171,020	165,526	164,027	160,266	140,933	136,985	4.54%	0.91%	3.32%
Average Total Assets	181,762	174,330	172,733	169,701	149,420	144,881	4.64%	0.92%	4.26%
Average Interest-Bearing Funds	132,232	128,725	129,342	125,884	115,218	112,080	3.36%	-0.48%	2.72%
Average Total Equity	15,993	16,382	16,719	16,161	14,956	13,954	2.77%	-2.02%	-2.37%
Earning Assets/Average Assets	94.09%	94.95%	94.96%	94.44%	94.32%	94.55%	94.64%	5-Yr Avg
Peer Group	93.20%	93.08%	93.32%	93.56%	93.56%	93.22%	93.35%	5-Yr Avg
Interest-Bearing Funds/Avg Assets	72.75%	73.84%	74.88%	74.18%	77.11%	77.36%	75.47%	5-Yr Avg

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

EXHIBIT 2

LOGAN BANK AND TRUST COMPANY

HISTORICAL PERCENTAGE BALANCE SHEETS

FOR THE PERIODS ENDED

	December 31							Peer # 5
ASSETS	2004	2003	2002	2001	2000	1999		9/04
U.S. Treasury & Agency Securities	35.93%	27.43%	24.19%	21.12%	18.72%	19.58%		11.81%
Tax-Exempt Securities	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		2.64%
All Other Securities	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		8.35%
Total Securities	35.93%	27.43%	24.19%	21.12%	18.72%	19.58%		22.80%
Fed Funds + CDs	3.31%	7.72%	6.73%	4.18%	2.73%	0.00%		2.52%
Loans Held for Sale	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.08%
Loans Net of Unearned Income	54.26%	58.64%	63.86%	68.40%	72.42%	72.04%		64.86%
Loan Loss Allowance	0.70%	0.91%	0.96%	0.67%	0.45%	0.46%		0.87%
Net Loans and Leases	53.57%	57.73%	62.90%	67.72%	71.98%	71.58%		64.12%
TOTAL EARNING ASSETS	92.80%	92.88%	93.82%	93.03%	93.42%	91.16%		91.87%

Cash and Due From	3.31%	3.08%	3.31%	3.89%	2.76%	4.47%		3.17%
Bank Premises	1.76%	1.79%	1.90%	2.01%	2.33%	2.52%		1.94%
Other Real Estate	0.00%	0.12%	0.12%	0.13%	0.13%	0.24%		0.12%
Invest In Unconsolidated Subsidiary	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Goodwill	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Other Intangible Assets	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%		0.00%
Other Assets	2.11%	2.11%	0.83%	0.92%	1.35%	1.59%		2.73%

TOTAL ASSETS	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%

LIABILITIES & EQUITY
Non-Interest Bearing Deposits	19.10%	17.37%	14.88%	16.16%	14.91%	12.71%		11.91%
Interest Bearing Deposits	70.80%	71.58%	74.13%	72.79%	73.50%	71.20%		71.80%
Total Deposits	89.89%	88.96%	89.01%	88.94%	88.41%	83.91%		83.71%

Fed Funds Purchased/Repos	1.10%	1.73%	0.59%	1.17%	1.27%	6.47%		0.97%
Other Borrowings	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		3.83%
Subordinated Debt	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
TOTAL ACQUIRED FUNDS	91.00%	90.69%	89.60%	90.11%	89.68%	90.38%		88.51%

Other Liabilities	0.12%	0.14%	0.42%	0.19%	0.28%	0.32%		0.55%
Equity	8.88%	9.17%	9.98%	9.69%	10.04%	9.31%		9.82%

TOTAL LIABILITIES & EQUITY	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%

							5-Yr Avg
Peer Group Equity/Assets	9.82%	9.79%	9.69%	9.59%	9.23%	9.35%	9.53%
Average Assets/Average Equity	11.37	10.64	10.33	10.50	9.99	10.38	10.37
Peer Group	10.18	10.21	10.32	10.43	10.83	10.70	10.50
Tier I Leverage Capital	8.87%	9.00%	9.65%	9.50%	10.26%	9.99%	9.68%
Peer Group	9.47%	9.23%	9.13%	9.06%	9.15%	9.08%	9.13%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

EXHIBIT 3

LOGAN BANK AND TRUST COMPANY

HISTORICAL INCOME STATEMENTS

FOR THE PERIODS ENDED

($ Thousands)

	December 31						Compound Annual Growth
	2004	2003	2002	2001	2000	1999	1999-04	2002-03	2003-04
INTEREST INCOME
Loans	6,933	7,594	8,530	9,997	9,518	8,614	-4.25%	-10.97%	-8.70%
Balance with Deposit Institutions	0	0	0	0	0	0	0.00%	0.00%	0.00%
Fed Funds Sold	235	182	206	753	108	232	0.26%	-11.65%	29.12%
Securities Income - Taxable	1,098	990	1,349	1,344	1,878	1,893	-10.32%	-26.61%	10.91%
Securities Income - Tax Exempt	0	0	0	0	0	0	0.00%	0.00%	0.00%
Estimated Tax Benefit	0	0	0	0	0	0	0.00%	0.00%	0.00%
Other Interest Income	5	5	5	1	0	0	nm	0.00%	0.00%
TOTAL INTEREST INCOME	8,271	8,771	10,090	12,095	11,504	10,739	-5.09%	-13.07%	-5.70%
INTEREST EXPENSE
Large CDs	496	576	658	1,290	1,168	1,011	-13.27%	-12.46%	-13.89%
Other Deposits	1,178	1,411	1,950	3,372	3,516	3,313	-18.68%	-27.64%	-16.51%
Fed Funds Purchased/Repos	87	100	157	140	144	54	10.01%	-36.31%	-13.00%
Other Interest Expense	0	0	0	0	0	0	0.00%	0.00%	0.00%
TOTAL INTEREST EXPENSE	1,761	2,087	2,765	4,802	4,828	4,378	-16.65%	-24.52%	-15.62%
NET INTEREST INCOME	6,510	6,684	7,325	7,293	6,676	6,361	0.46%	-8.75%	-2.60%
OTHER INCOME
Service Charges-Deposit Accounts	758	800	581	583	638	603	4.68%	37.69%	-5.25%
Net Gains/(Losses) excl-securities	(324)	(36)	(14)	(11)	0	0	nm	nm	nm
Other Operating Income	228	154	135	99	115	85	21.82%	14.07%	48.05%
TOTAL OTHER INCOME	662	918	702	671	753	688	-0.77%	30.77%	-27.89%
ADJUSTED GROSS INCOME	7,172	7,602	8,027	7,964	7,429	7,049	0.35%	-5.29%	-5.66%
NON-INT OPERATING EXPENSE
Salaries & Benefits	2,365	2,377	2,322	2,217	2,148	2,019	3.21%	2.37%	-0.50%
Net Occupancy	644	674	653	649	602	478	6.14%	3.22%	-4.45%
Other Operating Expense	1,745	1,515	1,556	1,685	1,369	1,327	5.63%	-2.63%	15.18%
TOTAL NON-INT OP EXPENSE	4,754	4,566	4,531	4,551	4,119	3,824	4.45%	0.77%	4.12%
NET NON-INTEREST INCOME	(4,092)	(3,648)	(3,829)	(3,880)	(3,366)	(3,136)	nm	nm	nm
BASIC OPERATING INCOME	2,418	3,036	3,496	3,413	3,310	3,225	-5.60%	-13.16%	-20.36%
Securities Transactions	0	0	(2)	6	0	(2)	nm	nm	0.00%
Loan Loss Provision	(308)	3	534	700	100	23	nm	-99.44%	nm
PRE-TAX INCOME (FTE)	2,726	3,033	2,960	2,719	3,210	3,200	-3.16%	2.47%	-10.12%
FTE Adjustment	0	0	0	0	0	0	0.00%	0.00%	0.00%
PRE-TAX INCOME	2,726	3,033	2,960	2,719	3,210	3,200	-3.16%	2.47%	-10.12%
Taxes	1,053	1,072	1,107	935	1,152	1,152	-1.78%	-3.16%	-1.77%
INCOME BEFORE EXTRA ITEMS	1,673	1,961	1,853	1,784	2,058	2,048	-3.96%	5.83%	-14.69%
Net Extraordinary Items	0	0	0	0	0	0	0.00%	0.00%	0.00%

NET INCOME	1,673	1,961	1,853	1,784	2,058	2,048	-3.96%	5.83%	-14.69%

DIVIDENDS	1,133	2,726	1,706	1,075	1,032	958
DIVIDEND PAYOUT	67.72%	139.01%	92.07%	60.26%	50.15%	46.78%	77.65%	5-Yr Avg

Peer Group Dividend Payout	36.64%	46.68%	43.95%	47.86%	48.61%	47.49%	46.92%	5-Yr Avg

Effective Tax Rate	38.63%	35.34%	37.40%	34.39%	35.89%	36.00%	35.80%	5-Yr Avg

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

EXHIBIT 4

LOGAN BANK AND TRUST COMPANY

HISTORICAL INCOME STATEMENTS

AS A PERCENTAGE OF AVERAGE ASSETS

FOR THE PERIODS ENDED

	December 31						Peer # 5
	2004	2003	2002	2001	2000	1999	9/04
INTEREST INCOME
Loans	3.81%	4.36%	4.94%	5.89%	6.37%	5.95%
Balance with Deposit Institutions	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Fed Funds Sold	0.13%	0.10%	0.12%	0.44%	0.07%	0.16%
Securities Income - Taxable	0.60%	0.57%	0.78%	0.79%	1.26%	1.31%
Securities Income - Tax Exempt	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Estimated Tax Benefit	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Other Interest Income	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
TOTAL INTEREST INCOME	4.55%	5.03%	5.84%	7.13%	7.70%	7.41%	5.40%
INTEREST EXPENSE
Large CDs	0.27%	0.33%	0.38%	0.76%	0.78%	0.70%
Other Deposits	0.65%	0.81%	1.13%	1.99%	2.35%	2.29%
Fed Funds Purchased/Repos	0.05%	0.06%	0.09%	0.08%	0.10%	0.04%
Other Interest Expense	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
TOTAL INTEREST EXPENSE	0.97%	1.20%	1.60%	2.83%	3.23%	3.02%	1.42%
NET INTEREST INCOME	3.58%	3.83%	4.24%	4.30%	4.47%	4.39%	3.98%
OTHER INCOME
Service Charges-Deposit Accounts	0.42%	0.46%	0.34%	0.34%	0.43%	0.42%
Net Gains/(Losses) excl-securities	-0.18%	-0.02%	-0.01%	-0.01%	0.00%	0.00%
Other Operating Income	0.13%	0.09%	0.08%	0.06%	0.08%	0.06%
TOTAL OTHER INCOME	0.36%	0.53%	0.41%	0.40%	0.50%	0.47%	0.81%
ADJUSTED GROSS INCOME	3.95%	4.36%	4.65%	4.69%	4.97%	4.87%	4.79%
NON-INT OPERATING EXPENSE
Salaries & Benefits	1.30%	1.36%	1.34%	1.31%	1.44%	1.39%	1.60%
Net Occupancy	0.35%	0.39%	0.38%	0.38%	0.40%	0.33%	0.41%
Other Operating Expense	0.96%	0.87%	0.90%	0.99%	0.92%	0.92%	0.89%
TOTAL NON-INT OP EXPENSE	2.62%	2.62%	2.62%	2.68%	2.76%	2.64%	2.92%
NET NON-INTEREST INCOME	-2.25%	-2.09%	-2.22%	-2.29%	-2.25%	-2.16%	-2.11%
BASIC OPERATING INCOME	1.33%	1.74%	2.02%	2.01%	2.22%	2.23%	1.87%
Securities Transactions	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
Loan Loss Provision	-0.17%	0.00%	0.31%	0.41%	0.07%	0.02%	0.16%
PRE-TAX INCOME (FTE)	1.50%	1.74%	1.71%	1.60%	2.15%	2.21%	1.72%
FTE Adjustment	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
PRE-TAX INCOME	1.50%	1.74%	1.71%	1.60%	2.15%	2.21%	1.72%
Taxes	0.58%	0.61%	0.64%	0.55%	0.77%	0.80%	0.50%
INCOME BEFORE EXTRA ITEMS	0.92%	1.12%	1.07%	1.05%	1.38%	1.41%	1.22%
Net Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

NET INCOME	0.92%	1.12%	1.07%	1.05%	1.38%	1.41%	1.22%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

EXHIBIT 5

LOGAN BANK AND TRUST COMPANY

RETURN ON AVERAGE ASSETS & AVERAGE EQUITY

FOR THE PERIODS ENDED

		Percent of Average Total Assets
Income Statements-BANK	2004 ($M)	2004	2003	2002	2001	2000	1999	5-Yr Avg
Net Interest Income	$6,510	3.58%	3.83%	4.24%	4.30%	4.47%	4.39%	4.25%

Non-Interest Income	$662	0.36%	0.53%	0.41%	0.40%	0.50%	0.47%	0.46%
Non-Interest Expense	4,754	2.62	2.62	2.62	2.68	2.76	2.64	2.66

Net Non-Interest Income	$(4,092)	-2.25%	-2.09%	-2.22%	-2.29%	-2.25%	-2.16%	-2.20%

Basic Operating Income	$2,418	1.33%	1.74%	2.02%	2.01%	2.22%	2.23%	2.04%
Loan Loss Provision	(308)	-0.17	0.00	0.31	0.41	0.07	0.02	0.16
Securities Transactions	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Pre-Tax Income FTE	$2,726	1.50%	1.74%	1.71%	1.60%	2.15%	2.21%	1.88%
Taxes (FTE)	1,053	0.58	0.61	0.64	0.55	0.77	0.80	0.67

Net Income (ROAA)	$1,673	0.92%	1.12%	1.07%	1.05%	1.38%	1.41%	1.21%

ROAE		10.46%	11.97%	11.08%	11.04%	13.76%	14.68%	12.51%

Pre-Tax ROAE		17.05%	18.51%	17.70%	16.82%	21.46%	22.93%	19.49%

Income Statements-PEER	State 9/04	National 9/04	2003	2002	2001	2000	1999	5-Yr Avg
Net Interest Income	3.82%	3.98%	3.97%	4.15%	4.04%	4.19%	4.25%	4.12%

Non-Interest Income	0.64%	0.81%	0.84%	0.80%	0.79%	0.76%	0.74%	0.79%
Non-Interest Expense	2.73	2.92	2.94	2.96	2.95	2.94	2.96	2.95

Net Non-Interest Income	-2.09%	-2.11%	-2.10%	-2.16%	-2.16%	-2.18%	-2.22%	-2.16%

Basic Operating Income	1.73%	1.87%	1.87%	1.99%	1.88%	2.01%	2.03%	1.96%
Loan Loss Provision	0.18	0.16	0.21	0.26	0.24	0.19	0.17	0.21
Securities Transactions	0.02	0.01	0.03	0.02	0.02	0.00	0.00	0.01

Pre-Tax Income FTE	1.58%	1.72%	1.68%	1.75%	1.66%	1.79%	1.86%	1.75%
Taxes (FTE)	0.57	0.50	0.50	0.54	0.53	0.59	0.63	0.56

Net Income (ROAA)	1.01%	1.22%	1.18%	1.21%	1.13%	1.20%	1.23%	1.19%

ROAE	na	12.56%	12.07%	12.56%	11.86%	13.07%	13.26%	12.56%

Pre-Tax ROAE	na	17.52%	17.16%	18.06%	17.31%	19.39%	19.89%	18.36%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

SCHEDULE 1

LOGAN BANK AND TRUST COMPANY

LOAN AND INVESTMENT PORTFOLIO COMPOSITION

FOR THE PERIODS ENDED

Loan Mix as a Percent of Average Gross Loans and Leases	Sep 30, 2004		Dec 31, 2003		Dec 31, 2002
	Bank	Peer	Bank	Peer	Bank	Peer
Construction & Development	0.00%	4.93%	0.00%	4.35%	0.00%	3.92%
1-4 Family Residential	53.01%	29.52%	51.13%	30.39%	49.42%	31.16%
Other Real Estate	16.02%	30.40%	17.89%	29.26%	18.51%	27.63%

Total Real Estate	69.04%	66.89%	69.02%	65.97%	67.93%	64.74%
Agricultural	0.00%	5.55%	0.00%	5.57%	0.00%	5.47%
Commercial and Industrial	14.88%	13.95%	15.85%	14.01%	15.82%	14.36%
Individuals	16.00%	9.53%	15.05%	10.44%	16.19%	11.43%
Credit Cards	0.00%	0.14%	0.00%	0.15%	0.00%	0.18%
Municipal Loans	0.00%	0.69%	0.00%	0.66%	0.00%	0.59%
Other Loans & Lease Financing AR	0.07%	0.26%	0.09%	0.28%	0.05%	0.30%

Total Gross Loans and Leases	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

	December 31
Securities Portfolio Composition	2004	2003	2002	2001	2000	1999
Held-to-Maturity ($ Thousands)
Book Value	0	0	0	0	0	0
Market Value	0	0	0	0	0	0
Appreciation/(Depreciation)	0	0	0	0	0	0
% Appreciation/-Depreciation
Bank	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Peer Group	0.87%	1.14%	1.32%	0.73%	0.28%	-0.59%

Available-for-Sale ($ Thousands)
Book Value	65,686	47,521	40,504	36,044	29,492	30,903
Market Value	65,104	47,541	40,892	36,105	29,368	29,779
Appreciation/(Depreciation)	(582)	20	388	61	(124)	(1,124)
% Appreciation/-Depreciation
Bank	-0.89%	0.04%	0.95%	0.17%	-0.42%	-3.77%
Peer Group	na	na	na	na	na	na

HTM (Book Value)% of Avg Assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.68%
Peer Group	1.62%	1.80%	2.03%	2.46%	3.28%	3.87%

AFS (Market Value)% of Avg Assets	26.71%	25.97%	23.56%	16.45%	18.90%	19.85%
Peer Group	21.18%	20.75%	19.87%	18.97%	19.84%	20.82%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

SCHEDULE 2

LOGAN BANK AND TRUST COMPANY

LOAN PORTFOLIO QUALITY

FOR THE PERIODS ENDED

	As of December 31
Loan Loss Reserve Reconciliation	2004	2003	2002	2001	2000	1999
Beginning Reserve Balance	1,581	1,619	1,153	702	701	701
Net Charge-Offs:
Gross Loan Losses	35	84	97	257	106	28
Recoveries	25	43	29	8	7	5
Other Adjustments	0	0	0	0	0	0

Net Charge-Offs	10	41	68	249	99	23
Loan Loss Provision	(308)	3	534	700	100	23

Ending Reserve Balance	1,263	1,581	1,619	1,153	702	701

Non-Accrual Loans	734	1,059	1,706	864	426	555

Average Loans	98,912	103,775	110,470	114,072	109,439	101,888

Ending Reserve/Loans and Leases (net of unearned income)							5-Yr Avg
Bank	1.28%	1.56%	1.50%	0.99%	0.62%	0.64%	1.06%
Peer Group	1.32%	1.36%	1.33%	1.30%	1.27%	1.29%	1.31%

Net Losses/Average Loans (net of unearned income)
Bank	0.01%	0.04%	0.06%	0.22%	0.09%	0.02%	0.09%
Peer Group	0.17%	0.26%	0.29%	0.26%	0.19%	0.18%	0.24%

Ending Reserve/Non-Accrual Loans
Bank	1.72	1.49	0.95	1.33	1.65	1.26	1.34
Peer Group	4.24	4.21	4.20	4.99	5.82	6.17	5.08

Loss Provision/Average Assets
Bank	-0.17%	0.00%	0.31%	0.41%	0.07%	0.02%	0.16%
Peer	0.16%	0.21%	0.26%	0.24%	0.19%	0.17%	0.21%

Net Loan/Deposit Ratio
Bank	59.59%	64.89%	70.67%	76.14%	81.41%	85.31%	75.68%
Peer Group	78.94%	75.99%	76.36%	76.08%	78.02%	76.14%	76.52%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

SCHEDULE 3

LOGAN BANK AND TRUST COMPANY

YIELD SPREADS AND EMPLOYEE PRODUCTIVITY

FOR THE PERIODS ENDED

	Percent of Average Assets
							Peer
Spread Relationships	2004	2003	2002	2001	2000	1999	9/04	5-Yr Avg
Yield on Average Earning Assets	4.84%	5.30%	6.15%	7.55%	8.16%	7.84%	5.81%	7.00%
Cost of Interest-Bearing Funds	1.33%	1.62%	2.14%	3.81%	4.19%	3.91%	1.84%	3.13%

Net Spread	3.50%	3.68%	4.01%	3.73%	3.97%	3.93%	3.97%	3.87%

Yield on Average Earning Assets	4.84%	5.30%	6.15%	7.55%	8.16%	7.84%	5.81%	7.00%
Cost of Average Earning Assets	1.03%	1.26%	1.69%	3.00%	3.43%	3.20%	1.53%	2.51%

Net Yield on Earning Assets	3.81%	4.04%	4.47%	4.55%	4.74%	4.64%	4.28%	4.49%

Peer Group
Yield on Average Earning Assets	5.81%	6.09%	6.89%	7.99%	8.49%	8.13%	7.52%
Cost of Interest-Bearing Funds	1.84%	2.17%	2.90%	4.38%	4.76%	4.26%	3.69%
Cost of Average Earning Assets	1.53%	1.82%	2.44%	3.68%	4.01%	3.58%	3.11%

Net Spread	3.97%	3.92%	3.99%	3.61%	3.73%	3.87%	3.82%
Net Yield on Earning Assets	4.28%	4.27%	4.45%	4.31%	4.48%	4.55%	4.41%

Productivity
Number of Employees	64	68	70	69	70	70

Personnel Expense/Employee ($thousands)
Bank	36.95	34.96	33.17	32.13	30.69	28.84		31.96
Peer Group	43.83	42.71	40.76	38.73	37.05	35.64		38.98

Average Assets/Employee ($millions)
Bank	2.84	2.56	2.47	2.46	2.13	2.07		2.34
Peer Group	2.88	2.83	2.75	2.65	2.54	2.43		2.64

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 9/30/04

EXHIBIT 6

LOGAN COUNTY BANCSHARES, INC.

PARENT ONLY FINANCIAL STATEMENTS

FOR THE PERIODS ENDED

	Jan 31	December 31
Balance Sheet	2005	2004	2003	2002	2001	2000	1999	1998
Investment-Subsidiary	16,289,271	16,091,316	15,894,269	16,869,078	16,568,130	15,692,172	14,091,689	13,679,457
Goodwill	0	0	0	0	0	0	0	0
Intangible Assets	0	0	0	0	0	0	0	0
Cash and Equivalents	1,063,625	1,433,106	1,897,530	369,744	421,000	360,466	375,496	365,591
Investments	800,541	815,818	351,287	332,018	250,000	0	0	0
Other Assets	14,730	14,731	30,799	46,868	18,000	254,875	264,674	264,685

TOTAL ASSETS	18,168,167	18,354,971	18,173,885	17,617,708	17,257,130	16,307,513	14,731,859	14,309,733

Total Liabilities	50,565	427,639	384,303	425,107	457,000	293,297	288,166	250,783

Common Stock	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Paid-In Capital	2,408,186	2,408,186	2,408,426	2,408,426	2,408,426	2,408,426	2,408,426	2,408,426
Retained Earnings	16,048,755	15,850,794	15,425,806	14,630,049	13,916,868	13,236,988	12,236,465	11,210,722
Unreal Gain/-Loss on AFS Sec	(233,141)	(225,450)	61,548	260,324	35,034	(71,000)	(641,000)	na
Treasury Stock	(1,406,198)	(1,406,198)	(1,406,198)	(1,406,198)	(860,198)	(860,198)	(860,198)	(860,198)

Total Equity	18,117,602	17,927,332	17,789,582	17,192,601	16,800,130	16,014,216	14,443,693	14,058,950

TOTAL LIABILITIES & EQUITY	18,168,167	18,354,971	18,173,885	17,617,708	17,257,130	16,307,513	14,731,859	14,309,733

Shares Outstanding	703,991	703,991	703,991	703,991	716,991	716,991	716,991	716,991
Book Value Per Share	$25.74	$25.47	$25.27	$24.42	$23.43	$22.34	$20.14	$19.61

Income Statement
Dividends-Subsidiary	0	1,133,426	2,726,471	1,706,148	1,075,486	0	0	0
Other Income	1,582	71,927	10,440	67,285	8,208	7,203	14,800	18,750

Total Income	1,582	1,205,353	2,736,911	1,773,433	1,083,694	7,203	14,800	18,750
Total Expenses	4,757	264,226	109,469	121,459	60,846	37,163	42,289	46,334

Pre-Tax Income	(3,175)	941,127	2,627,442	1,651,974	1,022,848	(29,960)	(27,489)	(27,584)
Taxes/(Benefit)	(4,200)	(76,842)	(38,630)	(43,127)	(20,900)	0	0	0

Holding Company Income	1,025	1,017,969	2,666,072	1,695,101	1,043,748	(29,960)	(27,489)	(27,584)
Equity in Subsidiary Earnings	196,938	540,201	(765,009)	146,732	711,873	2,062,681	2,051,846	1,918,697

NET INCOME	197,963	1,558,170	1,901,063	1,841,833	1,755,621	2,032,721	2,024,357	1,891,113

Earnings Per Share	$0.28	$2.21	$2.70	$2.62	$2.45	$2.84	$2.82	$2.64
Dividends Paid	0	1,126,386	1,105,266	1,096,996	1,075,487	1,032,467	958,381	846,059
Dividends Per Share	$0.00	$1.60	$1.57	$1.56	$1.50	$1.44	$1.34	$1.18
Dividend Payout	0.00%	72.40%	58.15%	59.54%	61.22%	50.70%	47.52%	44.70%

SOURCE: Annual reports; audited financial statements; internal financial statements (2004-05); FR Y-9SP; FR Y-9LP

APPENDIX A

CONTINGENT AND LIMITING CONDITIONS

Information, estimates, and opinions contained in this report are obtained from sources considered reliable; however, no liability for such sources is assumed by Southard Financial.

The client and its representatives warranted to Southard Financial that the information supplied was complete and accurate to the best of the client’s knowledge; and that any reports, analysis or other documents prepared for it by Southard Financial will be used only in compliance with all applicable laws and regulations.

The value of the subject was determined as of the date on the cover of this report.  However, subsequent events may alter the value on any given date thereafter.  If, after the report is issued, Southard Financial becomes aware of any information concerning the subject which would, in Southard Financial’s opinion, materially change the appraised value as of the valuation date, then Southard Financial has the option to notify the client (and any known recipients of the report) that the report is withdrawn and should not be relied upon.

Unless specifically noted in the report, the valuation assumes the subject to be an ongoing concern and that present management will remain in place for the foreseeable future.

Regarding any properties owned or leased by the subject, Southard Financial has not undertaken to discover any toxic substances or other environmental hazards that may exist at any of the properties.  Such investigation is beyond the scope of this appraisal and outside the scope of Southard Financial’s expertise.

Possession of this report, or a copy, does not carry with it the right of publication of all or part of it.  The report was prepared for the exclusive use of the client and may not be used for any other purpose without the previous written consent of Southard Financial or the client, and in any event, only with proper attribution.

If required to give testimony in court or to be in attendance during hearings or depositions with reference to this report or the value of the subject’s stock, separate scheduling and fee arrangements are necessary.

The various estimates of value presented in this report apply only to this valuation and may not be used out of the context presented herein.  The information contained in this report, including the name(s) of the appraiser(s), may not be used in any prospectus, or used in offerings or representations in connection with the sale of securities or participation interests to the public without our express written permission.

Southard Financial’s appraisal services constitute neither an audit nor a verification of the subject’s underlying financial records.  Southard Financial does not render legal, tax, or accounting advice, nor does Southard Financial express any opinion for matters which require legal or other specialized expertise, investigation, or knowledge beyond that customarily employed by business appraisers.  Further, Southard Financial expresses no opinion as to the tax consequences of any transaction which may result from this appraisal.

No investigation of title to the subject or its assets was made by Southard Financial.  Ownership claims to the subject and its assets are assumed to be valid.  No consideration was given to liens or encumbrances that may exist against the subject or its assets except as stated in the report.  Southard Financial assumes no hidden or unapparent conditions regarding the subject assets, properties, or business interests.

Due to the economic and individual motivational influences that may affect the sale of a business interest, Southard Financial assumes no responsibility for the actual price of the subject interest if it is sold or transferred.

APPENDIX B

LOAN PORTFOLIO DISCLAIMER

We did not examine the loan portfolio of the Bank. Direct examination is beyond the scope of this assignment. The valuation conclusion of this report is rendered in direct reliance upon the representations by management.

APPENDIX C

QUALIFICATIONS OF APPRAISER

OVERVIEW OF SOUTHARD FINANCIAL

BACKGROUND	•	Founded in 1987.
	•	Principals have combined business valuation experience of over 40 years.
	•	Clients served throughout the United States, with concentration in the Southeast.
	•	Broad industry experience.
	•	Services provided for public and closely-held companies.
	•	Annual valuation services provided for over 100 ESOPs, making Southard Financial one of the largest ESOP appraisers in the United States.

PROFESSIONAL
CREDENTIALS	•	David A. Harris is a senior member of the American Society of Appraisers (ASA).
	•	Both principals of Southard Financial are Chartered Financial Analysts (CFA).
	•	Both principals are former officers of the West Tennessee Chapter of the ASA.

EDUCATIONAL
CREDENTIALS	•	Douglas K. Southard holds Doctor of Business Administration and Master of Business Administration degrees from Indiana University, with concentrations in finance, economics, and quantitative analysis.
	•	David A. Harris holds the Master of Business Administration degree from Memphis State University, with a concentration in finance and business investments.

BUSINESS
ETHICS	•	Southard Financial and its principals adhere to the ethical standards of the Institute of Chartered Financial Analysts and the American Society of Appraisers.
	•	All reports conform to the Uniform Standards of Professional Appraisal Practice.
	•	Southard Financial is committed to providing unbiased opinions to be used for decision making.
	•	Fees for valuation services are not contingent upon the conclusion of value or the completion of a transaction.

BIOSKETCH

DOUGLAS K. SOUTHARD, DBA, CFA

EDUCATIONAL AND PROFESSIONAL CREDENTIALS

        Doctor of Business Administration, 1981, Indiana University

        Master of Business Administration, 1976, Indiana University

        Bachelor of Arts, 1975, Rhodes College (formerly Southwestern at Memphis)

        Chartered Financial Analyst, 1987, Institute of Chartered Financial Analysts

        (now part of the Association for Investment Management and Research)

PROFESSIONAL BACKGROUND

        Founder and Principal, Southard Financial, Memphis TN

        Partner, Mercer Capital Management, Inc., Memphis TN (1984-87)

        Consulting Associate, Mercer Capital Management, Inc., Memphis TN (1983-84)

        Principal, Douglas K. Southard, Financial Consultant, Memphis TN (1982-83)

ACADEMIC POSITIONS HELD

        Assistant Professor of Finance, Rhodes College, Memphis TN

        Assistant Professor of Finance, Virginia Polytechnic Institute & State University, Blacksburg VA

        Lecture in Finance, Indiana University, Bloomington IN

RELATED EXPERIENCE

        Frequent Speaker, professional organizations, business valuation topics

        Expert Witness, business valuation, local, state and federal courts

        Board of Directors, Columbian Rope Company, Auburn NY

        Advisory Board, MicroAge, Memphis TN

        Former Officer, West Tennessee Chapter, American Society of Appraisers

PUBLICATIONS

        “Using the Capital Asset Pricing Model to Determine Capitalization Rates:

        Adjusting for Differences in Financial Structure, “ with Severin C. Carlson,

        Business Valuation Review, June 1991

        “Business Valuation Can Serve in Lifetime Planning, “ with Z.C. Mercer,

        Memphis Business Journal, April 1-5, 1985

        “Valuation Process Holds Keys to Executive Wealth,” with Z.C. Mercer,

        Memphis Business Journal, March 25-29, 1985

        “What IRA’s Are Worth,” with Z.C. Mercer, The Southern Banker, June 1984

BIOSKETCH

DAVID A. HARRIS, CFA, ASA

EDUCATIONAL AND PROFESSIONAL CREDENTIALS

        Master of Business Administration, Memphis State University, 1982

        Bachelor of Arts, Colorado State University, 1979

        Chartered Financial Analyst, Institute of Chartered Financial Analysts, 1989

          (now part of the Association for Investment Management and Research)

        Senior Member, American Society of Appraisers, Business Valuation, 1990

PROFESSIONAL BACKGROUND

        Principal, Southard Financial, Memphis TN (1990-present)

        Associate, Mercer Capital Management, Inc., Memphis TN (1985-90)

        Financial Analyst, Methodist Hospitals of Memphis, Inc. (1983-85)

        Cost Analyst, Schering-Plough, Inc., Memphis TN (1982-83)

PROFESSIONAL/COMMUNITY SERVICE

        Vice President, Memphis Branch of the West Tennessee Chapter, American

         Society of Appraisers (2003-04)

        Board of Directors, Beth Sholom Synagogue (2002-05);

        Executive Committee (2003-05); Secretary (2003-04); Treasurer (2004-05)

        Treasurer and Troop Committee Member, Boy Scout Troop 25 (2002-05)

        Board of Directors, National Kidney Foundation of West Tennessee (2000-02)

        Chairman, Cadillac Invitational Benefiting the National Kidney Foundation (1998-02)

        Advisory Committee, Special Kids and Families, Inc. (1998-99)

        President, West Tennessee Chapter, American Society of Appraisers (1994-95)

        Vice President, West Tennessee Chapter, American Society of Appraisers (1993-94)

        President, West Tennessee Chapter, American Society of Appraisers (1990-91)

        Board of Directors, Solomon Schechter Day School of Memphis, Inc. (1993-94)

        Vice President, Sea Isle Park Neighborhood Association, Memphis TN (1992-96)

        Board of Directors,  Sea Isle Park Neighborhood Association, Memphis TN (1990-96)

        Business Liaison, Junior Achievement of Memphis TN (1984-85)

RELATED EXPERIENCE

        Expert Witness, business valuation

        Co-Author, “The Perils of Excess,” with Z. C. Mercer, ABA Banking Journal,

         October 1987

APPENDIX D

BANKING INDUSTRY OVERVIEW

According to the FDIC Outlook, Fall 2004, total commercial and industrial (C&I) loans held by FDIC-insured banks and savings institutions have declined for 13 consecutive quarters, from the first quarter of 2001 through the first quarter of 2004. However, the near-term outlook for C&I borrowing is improving. Overall, the U.S. business sector is again experiencing stronger investment, increased inventory building, and greater merger activity. A recovery in C&I lending should help commercial banks’ earnings growth.

The FDIC’s Quarterly Banking Profile, Third Quarter 2004, indicates that earnings of FDIC insured institutions rose to a record high of $32.5 billion in the third quarter of 2004. Third-quarter profits were 4.4%, or $1.4 billion, higher than in the second quarter. The rise in earnings was attributed to a combination of continued strength in consumer loan demand and growing demand for commercial loans. The average ROA was 1.33%, up from 1.31% in the second quarter. More than 60% of institutions reported higher earnings in the third quarter over the second quarter, while more than half reported higher ROAs.

Improved net interest margins and lower noninterest expenses in the third quarter were partially offset by lower noninterest income. The fall in noninterest income was a result of lower trading revenues and servicing fees, and reduced gains from sales of loans and other assets. Almost two-thirds of all institutions reported improved net interest income margins in the third quarter of 2004; however, due to lower margins at larger institutions, the industry average fell by two basis points to 3.62%. In a continuation of improving trends, loan loss provisions and non-current loan rates declined in the third quarter. However, the decline in loan loss provisions was the smallest decline over the last seven quarters. The percentage of loans that were non-current fell from 0.89% to 0.85% in the third quarter, the lowest level for this ratio in 20 years. Net charge-offs of C&I loans were down 21.9% in the quarter, while net charge-offs on credit card loans were down by 12.7%. Total loans and leases increased by 3.5% during the quarter. The loan categories that experienced the strongest growth during the third quarter were: home equity credit lines (10.6%); credit-card loans (13.1%); residential mortgage loans (2.2%); and, real estate construction loans (6.5%).

Deposits increased 1.6% in the quarter, but failed to keep pace with the increase in industry assets. The deposits/assets ratio fell from 65.1% to 64.6%, which is an all-time low. Total equity capital increased 9.1% in the third quarter. However, over half of the increase was attributable to an increase in merger-related goodwill. The equity/assets ratio increased from 9.51% to 10.13%, but the core capital “leverage” ratio had a more modest decline (8.05% to 8.09%).

The number of insured institutions declined by 54 in the third quarter of 2004, to a total of 9,025 institutions. There were 36 new institutions added during the quarter, while 88 were absorbed in mergers with other institutions. No institutions failed during the third quarter. Also, 5 insured savings institutions converted from mutual to stock ownership. The number of institutions on the FDIC’s “Problem List” fell from 102 to 95 during the quarter, and assets of “problem” institutions declined from $25.9 billion to $25.0 billion.

APPENDIX E

PUBLIC BANK STOCKS

WILSHIRE MARKET DATA

                                31-Dec-04

	#	PRICE/	PRICE/	CURRENT	DIVIDEND	MARKET
	OF	EARNING	BOOK	YIELD	PAYOUT	CAP	ROE	ROA
REGION	BANKS	RATIO	RATIO	(%)	(%)	($MM)	(%)	(%)

UNDER	$2,000	MILLION MARKET CAPITALIZATION
West Coast	32	18.42	2.2853	1.43	25.82	272.31	12.56	1.51
South Central	80	17.85	2.1136	1.93	33.82	275.49	11.60	1.09
North East	56	17.38	2.1127	1.99	34.38	265.66	12.02	1.20
Mid West	90	17.63	2.0639	2.35	41.02	283.26	11.55	1.05
Central Plains	16	18.38	2.2139	1.43	25.55	442.72	11.52	0.94

UNDER	$500	MILLION MARKET CAPITALIZATION
West Coast	27	18.26	2.2546	1.38	24.67	146.21	12.51	1.55
South Central	71	17.64	2.0656	1.92	33.49	146.93	11.37	1.07
North East	48	17.46	2.0858	1.88	32.87	156.71	11.93	1.22
Mid West	74	17.67	1.9795	2.26	39.36	129.07	11.14	1.00
Central Plains	11	17.47	1.8991	1.42	24.15	173.12	10.80	0.79

UNDER	$100	MILLION MARKET CAPITALIZATION
West Coast	13	17.58	1.8671	1.14	19.67	57.81	10.77	1.71
South Central	31	17.15	1.8565	1.59	26.55	56.40	10.25	0.93
North East	21	17.27	1.8922	1.69	28.61	57.55	10.18	0.91
Mid West	40	17.24	1.6832	2.27	39.07	56.16	9.78	0.89
Central Plains	5	16.24	1.2708	1.48	22.98	59.88	9.53	0.69

ROE
UNDER	$2,000	MILLION MARKET CAPITALIZATION
0.00% and up	274	17.78	2.1230	1.99	34.88	285.43	11.78	1.14
7.50% and up	246	17.50	2.1989	2.06	35.62	299.59	12.48	1.20
10.00% and up	202	17.45	2.3132	2.03	34.93	334.79	13.26	1.27
12.50% and up	120	17.46	2.5371	2.02	34.82	349.21	14.61	1.43
15.00% and up	37	16.99	2.7721	2.13	36.32	536.17	16.94	1.74

UNDER	$500	MILLION MARKET CAPITALIZATION
0.00% and up	231	17.68	2.0564	1.93	33.77	144.41	11.52	1.12
7.50% and up	205	17.38	2.1323	2.01	34.51	153.96	12.27	1.19
10.00% and up	164	17.21	2.2472	1.98	33.56	169.31	13.13	1.27
12.50% and up	99	17.33	2.4819	1.96	33.55	194.94	14.38	1.44
15.00% and up	23	16.83	2.7659	2.00	33.87	231.70	17.04	1.94

UNDER	$100	MILLION MARKET CAPITALIZATION
0.00% and up	110	17.21	1.7750	1.80	30.52	56.86	10.09	0.99
7.50% and up	89	16.63	1.8640	1.90	31.27	58.56	11.14	1.08
10.00% and up	60	16.02	1.9749	1.78	27.87	61.13	12.26	1.20
12.50% and up	26	15.48	2.1649	1.68	25.38	63.71	13.72	1.47
15.00% and up	2	16.05	2.8419	1.48	23.17	92.35	16.81	1.50

APPENDIX E (CONT.)

PUBLIC BANK STOCKS

WILSHIRE MARKET DATA

                                31-Dec-04

	#	PRICE/	PRICE/	CURRENT	DIVIDEND	MARKET
	OF	EARNING	BOOK	YIELD	PAYOUT	CAP	ROE	ROA
REGION	BANKS	RATIO	RATIO	(%)	(%)	($MM)	(%)	(%)

ROE AT LEAST	7.5%
West Coast	30	18.10	2.3151	1.43	25.39	287.11	12.98	1.57
South Central	70	17.47	2.2049	2.03	35.44	281.93	12.42	1.15
North East	49	17.00	2.2118	2.11	35.24	272.72	12.91	1.26
Mid West	84	17.40	2.1140	2.40	41.39	299.99	12.05	1.09
Central Plains	13	18.90	2.3985	1.30	24.36	522.17	12.77	1.04

ROE BETWEEN	7.5%	AND	10.0%
West Coast	3	15.87	1.3522	2.17	33.62	59.79	8.49	0.92
South Central	14	18.08	1.7979	2.10	37.40	97.49	9.08	0.93
North East	10	16.59	1.6547	2.59	40.93	255.98	9.05	0.78
Mid West	16	18.80	1.6726	2.23	42.04	120.15	8.72	0.83
Central Plains	1	14.56	1.1247	—	—	45.19	9.57	0.62

ROE AT LEAST	10.0%
West Coast	27	18.35	2.4221	1.35	24.47	312.37	13.48	1.64
South Central	56	17.32	2.3067	2.02	34.96	328.04	13.26	1.20
North East	39	17.10	2.3546	1.98	33.78	277.01	13.90	1.38
Mid West	68	17.07	2.2178	2.44	41.24	342.31	12.83	1.16
Central Plains	12	19.26	2.5047	1.41	26.39	561.92	13.03	1.07

ROE BETWEEN	10.0%	AND	12.5%
West Coast	9	18.33	2.0462	1.20	22.45	497.64	11.48	1.09
South Central	26	17.03	1.9263	2.10	36.21	239.49	11.43	1.09
North East	10	17.12	1.9194	1.53	24.41	124.79	11.25	0.92
Mid West	32	17.24	1.9674	2.52	42.94	329.56	11.02	1.04
Central Plains	5	19.55	2.4335	1.24	23.24	644.48	11.70	0.97

ROE AT LEAST	12.5%
West Coast	18	18.36	2.6101	1.43	25.48	219.73	14.48	1.92
South Central	30	17.56	2.6364	1.95	33.88	404.77	14.84	1.30
North East	29	17.10	2.5047	2.14	37.01	329.50	14.82	1.54
Mid West	36	16.93	2.4404	2.37	39.73	353.64	14.45	1.26
Central Plains	7	19.05	2.5555	1.53	28.64	502.94	13.99	1.14

APPENDIX E (CONT.)

PUBLIC BANK STOCKS

WILSHIRE MARKET DATA

                                31-Dec-04

	#	PRICE/	PRICE/	CURRENT	DIVIDEND	MARKET
	OF	EARNING	BOOK	YIELD	PAYOUT	CAP	ROE	ROA
REGION/STATE	BANKS	RATIO	RATIO	(%)	(%)	($MM)	(%)	(%)

WEST COAST
UNDER	$2,000	MILLION MARKET CAPITALIZATION
California	23	18.63	2.3220	1.49	26.57	228.40	12.45	1.50
Hawaii	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Oregon	4	17.18	2.3186	1.06	19.56	419.87	13.53	1.33
Washington	8	17.71	2.1906	1.74	30.56	266.82	12.45	1.48

SOUTH CENTRAL
UNDER	$2,000	MILLION MARKET CAPITALIZATION
Alabama	4	15.75	2.2795	2.31	35.72	358.48	12.75	1.17
Arkansas	1	17.76	1.9416	2.07	36.81	408.57	11.33	1.06
Florida	5	21.10	3.0811	1.86	39.51	548.42	14.74	1.28
Georgia	8	20.21	2.6561	1.83	35.74	222.82	11.03	0.98
Kentucky	5	19.28	2.2523	2.28	44.95	251.18	12.08	1.06
Louisiana	3	18.08	2.2138	1.33	25.02	654.05	12.77	1.23
Mississippi	9	16.97	1.9764	2.46	40.79	617.98	11.92	1.23
Missouri	4	15.22	1.2977	2.34	35.68	85.95	10.16	0.96
North Carolina	13	19.48	1.7866	2.15	40.15	252.32	9.42	0.95
South Carolina	9	18.12	1.8903	0.99	18.98	99.27	10.82	0.93
Tennessee	3	16.60	2.0649	0.60	10.06	98.19	11.00	0.84
Virginia	19	16.07	2.0687	2.13	33.86	126.49	12.25	1.21

NORTH EAST
UNDER	$2,000	MILLION MARKET CAPITALIZATION
Connecticut	3	17.57	2.1707	1.16	20.52	98.03	14.07	4.39
Delaware	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
DC	1	18.75	2.7986	2.38	44.66	63.90	13.82	1.36
Maine	5	15.72	2.1117	2.40	37.31	163.23	12.85	1.16
Maryland	9	17.96	2.1760	1.21	22.31	267.81	10.99	0.88
Massachusetts	10	19.29	1.7136	1.96	39.71	270.88	10.52	0.92
New Hampshire	1	13.46	1.6667	2.75	37.04	67.72	14.75	1.10
New Jersey	9	18.64	2.3399	1.61	29.19	194.41	11.71	1.01
New York	16	16.01	2.1609	2.21	36.22	335.61	12.52	1.09
Rhode Island	1	19.67	2.7941	2.32	45.64	387.98	13.71	0.96
Vermont	2	16.72	2.1705	3.12	51.39	753.48	13.17	1.24

APPENDIX E (CONT.)

PUBLIC BANK STOCKS

WILSHIRE MARKET DATA

                                31-Dec-04

		#	PRICE/	PRICE/	CURRENT	DIVIDEND	MARKET
	OF	EARNING	BOOK	YIELD	PAYOUT	CAP	ROE	ROA
REGION/STATE	BANKS	RATIO	RATIO	(%)	(%)	($MM)	(%)	(%)

MID WEST
UNDER	$2,000	MILLION MARKET CAPITALIZATION
Illinois	12	16.23	2.0548	1.61	26.23	385.96	11.60	0.97
Indiana	10	17.32	1.8591	2.55	45.85	295.75	11.23	0.93
Iowa	3	14.81	2.0280	1.58	24.69	156.14	12.32	0.84
Michigan	14	19.13	2.1648	2.27	43.47	380.00	11.10	1.05
Minnesota	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Ohio	13	17.98	1.9437	2.55	45.52	143.47	10.98	1.02
Pennsylvania	35	17.35	2.1080	2.52	42.51	254.45	11.87	1.12
West Virginia	8	17.67	2.2048	2.44	40.83	423.52	12.09	1.12
Wisconsin	1	13.99	1.9429	3.46	48.39	133.11	11.78	0.82

CENTRAL PLAINS
UNDER	$2,000	MILLION MARKET CAPITALIZATION
Arizona	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Colorado	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Idaho	1	13.59	1.1615	2.39	32.54	83.61	6.29	0.62
Kansas	2	18.29	1.1680	1.57	25.91	53.75	10.63	0.74
Montana	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Nebraska	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Nevada	1	21.90	2.3235	1.13	24.79	839.57	11.17	0.62
New Mexico	1	19.35	2.1042	1.31	25.26	281.14	11.21	0.90
North Dakota	1	14.56	1.1247	0.00	0.00	45.19	9.57	0.62
Oklahoma	2	17.97	2.5722	1.28	23.11	456.84	13.02	1.02
South Dakota	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Texas	9	19.35	2.6168	1.50	28.11	628.04	12.22	1.05
Utah	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00
Wyoming	0	0.00	0.0000	0.00	0.00	0.00	0.00	0.00

APPENDIX E (CONT.)

PUBLIC BANK MARKET DATA

WILSHIRE MARKET DATA

31-Dec-04

TYPE	BANK/BANK HOLDING CO	STATE	RG	PRICE/ SHARE	TRAILING 12-MO EPS	IND DIV/ SHARE	BOOK VAL/ SHARE	SHARES OUTST (000)	PRICE/ EARN RATIO	PRICE/ BOOK RATIO
BHC	Abigail Adams Ntl Bn	DC	NE	19.31	1.03	0.46	6.90	3,309	18.75	2.7986
BHC	Abc Bancorp	GA	SC	21	1.3	0.56	11.61	9,785	16.15	1.8088
BHC	American Bancorp Inc	LA	SC	138	7.38	0	121.29	116	18.70	1.1378
BHC	American Cmnty Bancs	NC	SC	16.63	0.69	0.1	8.57	3,471	24.10	1.9405
CB	Acnb Corp	PA	MW	25.9	1.77	0.84	13.32	5,436	14.63	1.9444
CB	Alabama Natl Bancorp	AL	SC	64.5	3.32	1.25	21.79	16,270	19.43	2.9601
BHC	American Bank Inc Pa	PA	MW	8.6	0.4	0.1	5.14	7,223	21.50	1.6732
CB	American Natl Banksh	VA	SC	24.21	1.71	0.8	12.70	5,626	14.16	1.9063
CB	American Pac Bk Aums	OR	WC	11.301	0.89	0	8.52	2,035	12.70	1.3264
CB	American Riv Hldgs	CA	WC	23.49	1.15	0.46	8.83	4,261	20.43	2.6602
BHC	Annapolis Natl Banco	MD	NE	9.17	0.44	0	4.09	4,034	20.84	2.2421
CB	Arrow Finl Corp	NY	NE	31	1.87	0.92	10.49	10,101	16.58	2.9552
BHC	Aristotle Corp	CT	NE	7.021	0.42	0	3.51	17,047	16.72	2.0003
BHC	Auburn Natl Bancorp	AL	SC	20.75	1.49	0.5	10.37	3,873	13.93	2.0010
BHC	Americanwest Bancorp	WA	WC	20.25	1.18	0	9.52	10,234	17.16	2.1271
BHC	Bancfirst Corp	OK	CP	78.98	4.25	1.12	32.66	7,824	18.58	2.4182
BHC	Bankatlantic Bancorp	FL	SC	19.9	0.96	0.14	7.64	59,582	20.73	2.6047
GB	Bar Hbr Bankshares	ME	NE	28.98	1.7	0.8	17.05	3,098	17.05	1.6997
CB	Bank South Carolina	SC	SC	13.39	0.62	0.44	7.00	2,806	21.60	1.9129
BHC	Bank Ky Finl Corp	KY	SC	26	1.58	0.24	11.16	5,924	16.46	2.3297
BHC	Benchmark Bankshares	VA	SC	18.75	1.26	0.44	9.66	2,976	14.88	1.9410
CB	Bank Marin Corte Mad	CA	WC	39.33	1.59	0	14.89	4,577	24.74	2.6414
CB	Bryn Mawr Bk Corp	PA	MW	21.99	1.14	0.4	7.77	8,596	19.29	2.8301
CB	Bnccorp Inc	ND	CP	16.6	1.14	0	14.76	2,722	14.56	1.1247
BHC	Bank Comm Hldgs	CA	WC	12.35	0.55	0.23	3.76	8,503	22.45	3.2846
BHC	Brunswick Bancorp	NJ	NE	14.82	0.88	0	14.55	2,169	16.84	1.0186
CB	Boe Finl Svcs Va Inc	VA	SC	29.5	2.33	0.66	19.41	1,187	12.66	1.5198
BHC	First Busey Corp	FL	SC	20.87	1.02	0.52	6.11	20,544	20.46	3.4157
BHC	Blue Vy Ban Corp	KS	CP	24	1.13	0.15	17.83	2,313	21.24	1.3460
CB	Beverly Natl Corp	MA	NE	26.85	1.11	0.8	14.36	1,861	24.19	1.8698
BHC	Bwc Financial Corp	CA	WC	22.38	1.16	0.29	10.42	4,300	19.29	2.1478
CB	Bancorpsouth Inc	MS	SC	24.37	1.48	0.76	11.14	76,755	16.47	2.1876
BHC	Broadway Finl Corp D	CA	WC	11.5	0.96	0.2	9.94	1,422	11.98	1.1569
BHC	Baylake Corp	WI	MW	17.35	1.24	0.6	8.93	7,672	13.99	1.9429
BHC	Camden Natl Corp	ME	NE	39.41	2.58	0.8	15.39	7,671	15.28	2.5608
CB	Capital Crossing Bk	MA	NE	30.69	2.41	0	15.55	6,196	12.73	1.9736
BHC	Cass Information Sys	MO	SC	34.95	2.05	0.84	17.66	3,687	17.05	1.9790
BHC	Bank Southn Ore Medf	GA	SC	33.3	1.36	0.33	9.77	5,738	24.49	3.4084
BHC	Columbia Bancorp Ore	OR WA	WC	19.57	1.12	0.36	6.62	8,814	17.47	2.9562
BHC	Capitol Bancorp Ltd	MI	MW	35.22	1.71	0.68	16.01	14,505	20.60	2.1999
CB	Citizens Bkg Corp Mi	MI	MW	34.35	1.69	1.14	14.69	43,256	20.33	2.3383
BHC	Coastal Banking Co I	SC	SC	17.5	1.09	0	9.80	1,010	16.06	1.7857
BHC	Community Bk Shs Ind	IN KY	MW	21.4	0.89	0.53	16.13	2,628	24.04	1.3267
BHC	Consumers Bancorp In	OH	MW	18.65	1.04	0.36	8.05	2,146	17.93	2.3168
BHC	Capital Bk Corp	NC	SC	18.36	0.81	0.24	11.19	6,635	22.67	1.6408
CB	Columbia Bancorp	MD	NE	34.19	1.73	0.68	11.92	7,132	19.76	2.8683
CB	Cornerstone Bancorp	CT	NE	34.2	1.76	0.45	16.55	1,248	19.43	2.0665
BHC	Community Bk Sys Inc	NY	NE	28.25	3.03	0.72	15.58	28,632	9.32	1.8132
BHC	Community Central Ba	MI	MW	13.23	0.69	0.2	8.33	2,862	19.17	1.5882
CB	Capital City Bk Grou	FL	SC	41.8	2.13	0.76	15.34	13,282	19.62	2.7249
BHC	Central Coast Bancor	CA	WC	23.09	1.1	0	8.21	10,915	20.99	2.8124
BHC	Comm Bancorp Inc	PA	MW	40.5	2.6	0.88	24.41	1,907	15.58	1.6592
BHC	Ccfnb Bancorp Inc	PA	MW	27.1	1.72	0.72	21.65	1,272	15.76	1.2517

CB	Cnb Finl Corp Pa	PA	MW	15.29	0.91	0.52	7.27	9,100	16.80	2.1032
CB	Cardinal Bankshares	VA	SC	21.05	1.45	0.54	15.92	1,536	14.52	1.3222
CB	Central Bancorp Inc	MA	NE	28.01	1.13	0.48	26.10	1,665	24.79	1.0732
CB	Commercial Natl Finl	MI	MW	12.6	0.65	0.48	6.29	4,098	19.38	2.0032
BHC	Centrue Finl Corp	IL	MW	28.21	1.59	0	24.46	2,558	17.74	1.1533
BHC	C & F Finl Corp	VA	SC	40.15	2.96	0.96	18.10	3,543	13.56	2.2182
BHC	Cardinal Finl Corp	VA	SC	11.15	0.53	0	5.22	18,439	21.04	2.1360
BHC	Community First Banc	SC	SC	18.3	1.16	0	8.68	2,648	15.78	2.1083
BHC	Croghan Bancshares I	OH	MW	36.75	2.67	1.12	24.31	1,898	13.76	1.5117
CB	City Hldg Co	WV	MW	36.24	2.72	0.88	11.46	16,600	13.32	3.1623
CB	Chemical Finl Corp	MI	MW	42.92	2.33	1.06	19.33	23,944	18.42	2.2204
CB	Chemug Finl Corp	NY	NE	32.75	2.3	0.96	21.39	3,667	14.24	1.5311
CB	Chittenden Corp	VT MA	NE	28.73	1.61	0.72	12.70	46,165	17.84	2.2622
BHC	Citizens Hldg Co Mis	MS	SC	20.35	1.42	0.6	11.35	5,000	14.33	1.7930
CB	Commercial Bankshare	FL	SC	38.5	1.79	0.68	11.38	5,933	21.51	3.3831
BHC	Commercefirst Bancor	MD	NE	12	1.21	0	7.00	822	9.92	1.7143
BHC	Community Natl Corp	OH	MW	30	1.8	0.5	18.88	633	16.67	1.5890
BHC	Community Bks Inc Pa	PA	MW	28.16	1.7	0.68	11.81	12,193	16.56	2.3844
CB	Center Bancorp Inc	NJ	NE	13.11	0.8	0.36	6.06	9,005	16.39	2.1634
BHC	Cnb Bancorp Inc	NY	NE	26.65	1.87	0.8	17.20	2,216	14.25	1.5494
CB	Century Bancorp Inc	MA	NE	29.5	1.81	0.48	30.45	5,525	16.30	0.9688
BHC	Pennsylvania Comm Ba	PA	MW	63	2.76	0	21.94	2,823	22.83	2.8715
BHC	Choiceone Finl Svcs	MI	MW	22.6	1.19	0.68	13.17	1,569	18.99	1.7160
BHC	Columbia Bkg Sys Inc	WA	WC	24.99	1.49	0.28	10.69	14,240	16.77	2.3377
BHC	Corus Bankshares Inc	IL	MW	48.01	3.04	1.25	19.46	27,856	15.79	2.4671
BHC	Capital Bancorp Inc	TN	SC	20.6	0.9	0	6.65	3,432	22.89	3.0977
BHC	Community Tr Bancorp	KY	SC	32.36	2.03	0.96	14.97	13,455	15.94	2.1617
CB	City Bk Lynnwood Was	WA	WC	36.15	1.89	0.8	15.95	9,857	19.13	2.2665
BHC	Coast Bancorp New	CA	WC	27.3	1.55	0.15	13.92	648	17.61	1.9612
CB	Central Va Bankshare	VA	SC	28.65	1.78	0.58	12.88	2,238	16.10	2.2244
CB	Central Valley Cmnty	CA	WC	22.95	1.18	0	10.28	2,625	19.45	2.2325
BHC	Community Valley Ban	CA	WC	27.25	1.54	0.3	8.28	3,636	17.69	3.2911
CB	Codorus Vy Bancorp I	PA	MW	19	1.17	0.5	11.34	2,981	16.24	1.6755
BHC	Community West Bancs	CA	WC	13.35	0.57	0.16	6.02	5,713	23.42	2.2176
BHC	Commonwealth Bankshs	VA	SC	18.7	1.08	0.2	10.28	2,017	17.31	1.8191
CB	County Bk Corp	MI	MW	53.25	3	1.12	26.44	1,118	17.75	2.0140
BHC	Community Cap Corp S	SC	SC	24.1	1.35	0.52	13.24	3,908	17.85	1.8202
BHC	Citizens Financial S	PA	MW	23.65	2.01	0.8	13.56	2,841	11.77	1.7441
BHC	Dcb Finl Corp	OH	MW	28.75	1.7	0.44	12.63	3,935	16.91	2.2763
BHC	Dimeco Inc	PA	MW	35.05	2.29	1	17.99	1,546	15.31	1.9483
BHC	Dnb Finl Corp	PA	MW	26.75	1.32	0.52	12.79	1,966	20.27	2.0915
CB	Easton Bancorp Inc	MD	NE	16	0.83	0	11.29	765	19.28	1.4172
BHC	Eagle Finl Svcs Inc	VA	SC	43.55	2.99	0.88	19.08	1,509	14.57	2.2825
BHC	Evans Bancorp Inc	NY	NE	24.25	1.66	0.68	13.01	2,597	14.61	1.8640
BHC	Evergreenbancorp Inc	WA	WC	16.25	0.71	0.26	11.15	1,491	22.89	1.4574
BHC	Exchange Natl Bancsh	MO	SC	28.87	2.04	0.72	21.05	4,170	14.15	1.3715
CB	Firstbank Corp Mich	IL	MW	28.3	1.75	0.84	14.43	5,292	16.17	1.9612
BHC	First Bancshares Inc	MS	SC	18	0.9	0.15	13.43	1,165	20.00	1.3403
CB	First Bancorp N C	NC	SC	27.17	1.37	0.68	10.06	14,056	19.83	2.7008
BHC	Firstbank Corp Del	ID WA	CP	28.41	2.09	0.68	24.46	2,943	13.59	1.1615
BHC	First Cmnty Bancshar	VA	SC	36.08	1.98	1	15.51	11,244	18.22	2.3262
BHC	First Ctzns Bancorpo	SC	SC	525	38.23	1.4	389.88	863	13.73	1.3466
BHC	Fc Banc Corp	OH	MW	31.35	1.76	0.76	23.15	579	17.81	1.3542
BHC	First Century Banksh	WV	MW	22.9	1.43	0.84	17.58	1,991	16.01	1.3026
BHC	First Cmnty Corp S C	SC	SC	19.65	1.06	0.2	12.27	2,820	18.54	1.6015
BHC	First Chester Cnty C	PA	MW	27.05	1.35	0.57	11.45	4,557	20.04	2.3624
CB	First Citizens Bancs	NC	SC	148.25	6.39	1.1	98.03	10,436	23.20	1.5123
BHC	Fentura Bancorp Inc	MI	MW	36.75	1.8	0.96	21.76	1,888	20.42	1.6889
BHC	First Finl Bancorp	OH IN	MW	17.5	0.91	0.6	8.33	43,775	19.23	2.1008
BHC	First Finl Bankshare	TX	CP	44.81	2.41	1.36	16.25	15,496	18.59	2.7575

CB	Farmers Cap Bk Corp	KY	SC	41.2	1.91	1.32	18.84	6,736	21.57	2.1868
BHC	Financial Instns Inc	NY	NE	23.25	1.24	0.64	16.40	11,197	18.75	1.4177
BHC	Flag Finl Corp	GA	SC	15.13	0.79	0.24	7.67	8,464	19.15	1.9726
BHC	First Long Is Corp	NY	NE	50.45	2.86	0.84	21.87	4,097	17.64	2.3068
CB	Leesport Financial C	PA	MW	25.1	1.5	0.65	15.06	3,589	16.73	1.6667
BHC	First Mariner Bancor	MD	NE	17.56	0.89	0	10.41	5,738	19.73	1.6868
BHC	First Mid Ill Bancsh	IL	MW	37.75	2.02	0.48	14.99	4,466	18.69	2.5183
CB	First Midwest Bancor	IL	MW	36.29	2.09	0.96	11.22	46,479	17.36	3.2344
BHC	F & M Bk Corp	VA	SC	26.2	1.68	0.76	13.38	2,402	15.60	1.9581
BHC	Farmers & Merchants	CA	WC	300	20.11	8.8	136.63	793	14.92	2.1957
BHC	First M & F Corp	MS	SC	33.85	2.39	1	24.20	4,520	14.16	1.3988
BHC	Fnb Corp	PA	NE	20.36	1.79	0.92	13.17	46,260	11.37	1.5459
CB	Fnb Financial Servic	NC	SC	22.8	1.46	0.56	11.98	5,503	15.62	1.9032
BHC	Fnb Bancorp Calif	CA	WC	34.6	1.7	0.48	19.65	2,607	20.35	1.7608
CB	F N B Corp N C	NC	SC	19.07	1.07	0.6	14.37	5,610	17.82	1.3271
BHC	F N B Corp Va	VA	SC	28.36	1.9	0.76	19.53	7,269	14.93	1.4521
BHC	First Niagara Finl G	NY	NE	13.95	0.63	0.32	10.29	83,602	22.14	1.3557
BHC	Fnbh Bancorp Inc	MI	MW	31.75	1.82	0.76	13.02	3,178	17.45	2.4386
CB	First Oak Brook Banc	IL	MW	32.41	1.88	0.64	12.52	9,759	17.24	2.5887
BHC	Four Oaks Fincorp In	NC	SC	16	1.18	0.32	9.85	3,412	13.56	1.6244
CB	Franklin Finl Svcs C	PA	MW	27.25	1.53	0.92	15.46	3,370	17.81	1.7626
BHC	Republic First Banco	PA NJ	MW	15.3	0.99	0	7.66	7,436	15.45	1.9974
BHC	First Rep Bk San Fra	CA NV	WC	53	2.42	0.6	22.81	15,841	21.90	2.3235
CB	First Merchants Corp	IN	MW	28.3	1.49	0.92	16.44	18,548	18.99	1.7214
BHC	1st St Bancorp Inc	NC	SC	28.75	1.17	0.4	21.09	2,956	24.57	1.3632
BHC	Fidelity Bancorp Inc	PA	MW	25.2	1.57	0.48	14.44	2,685	16.05	1.7452
BHC	First South Bancorp	NC	SC	25.64	1.73	0.68	8.80	6,282	14.82	2.9136
BHC	First South Bancorp	SC	SC	33	1.82	0	11.88	1,682	18.13	2.7778
GB	First St Bancorporat	NM	CP	36.76	1.9	0.48	17.47	7,648	19.35	2.1042
BHC	Frontier Finl Corp W	WA	WC	38.61	2.19	0.82	11.85	18,628	17.63	3.2582
BHC	Fulton Bancshares Co	PA	MW	41	2.04	0.59	33.02	493	20.10	1.2417
CB	First W Va Bancorp I	WV	MW	24	1.69	0.76	14.97	1,538	14.20	1.6032
CB	German Amern Bancorp	IN	MW	16.1	0.75	0.56	7.59	10,898	21.47	2.1212
BHC	Greater Bay Bancorp	CA	WC	27.88	1.62	0.57	14.34	51,228	17.21	1.9442
BHC	G B & T Bancshares I	GA	SC	24.12	1.11	0.3	11.41	11,488	21.73	2.1139
BHC	Greene Cnty Bancshar	TN	SC	26.8	1.59	0.48	14.94	7,646	16.86	1.7938
BHC	Greater Community Ba	NJ	NE	16.42	0.99	0.48	7.07	7,369	16.59	2.3225
BHC	Wilber Corp	NY	NE	12.1	0.76	0.38	5.74	11,209	15.92	2.1080
BHC	Glen Burnie Bancorp	MD	NE	24.2	1.82	0.48	14.21	2,033	13.30	1.7030
BHC	Guaranty Bancshares	TX	CP	21.6	1.31	0.4	12.47	2,922	16.49	1.7322
CB	Bank Granite Falls N	NC	SC	20.9	0.93	0.52	10.39	13,440	22.47	2.0115
BHC	Greenville First Ban	SC	SC	19.6	0.83	0	9.73	2,648	23.61	2.0144
CB	Hancock Hldg Co	MS	SC	33.46	1.84	0.66	14.25	32,511	18.18	2.3481
CB	Horizon Bancorp Ind	IN	MW	26.4	1.95	0.52	15.50	3,046	13.54	1.7032
BHC	Heritage Oaks Bancor	CA	WC	20.8	1.05	0	10.28	3,816	19.81	2.0233
BHC	Hampton Roads Banksh	VA	SC	11.6	0.48	0.36	5.24	8,013	24.17	2.2137
CB	Harleysville Natl Pa	PA	MW	26.6	1.42	0.72	9.07	25,000	18.73	2.9327
BHC	Horizon Finl Corp Wa	WA	WC	20.58	1.21	0.54	10.50	10,475	17.01	1.9600
BHC	Heartland Finl Usa I	IA	MW	20.11	1.1	0.32	9.33	16,344	18.28	2.1554
BHC	Home Finl Bancorp	IN	MW	5.52	0.27	0.12	4.96	1,356	20.44	1.1129
BHC	Intervest Bancshares	NY	NE	19.739	1.6	0	15.83	5,663	12.34	1.2469
BHC	Irwin Finl Corp	IN	MW	28.39	2.4	0.32	15.41	28,306	11.83	1.8423
BHC	Interchange Finl Svc	NJ	NE	25.92	1.32	0.5	11.19	12,744	19.64	2.3164
BHC	Iowa First Bancshare	IA	MW	36.05	2.46	1	20.06	1,388	14.65	1.7971
CB	Independent Bk Cp Ma	MA	NE	33.75	1.93	0.56	11.75	15,290	17.49	2.8723
BHC	Ibt Bancorp Inc	PA	MW	48	2.82	1.6	20.02	2,955	17.02	2.3976
BHC	Jeffersonville Banco	NY PA	NE	19.309	1.34	0.36	8.07	4,434	14.41	2.3927
CB	Juniata Valley Natl	PA	MW	42	2.39	1.16	22.16	2,275	17.57	1.8953
BHC	Lakeland Bancorp Inc	NJ	NE	17.55	0.91	0.4	6.96	20,794	19.29	2.5216
BHC	Lcnb Corp	OH	MW	38	1.99	1.12	15.54	3,331	19.10	2.4453

BHC	Lakeland Finl Corp	IN	MW	39.7	2.28	0.84	15.57	5,847	17.41	2.5498
CB	Lnb Bancorp Inc	OH	MW	20.12	1.08	0.72	10.31	6,641	18.63	1.9515
CB	Lsb Bancshares Inc	NC	SC	16.75	0.81	0.64	10.37	8,579	20.68	1.6152
BHC	Massbank Corp Readin	MA	NE	37.45	1.62	1	25.26	4,401	23.12	1.4826
BHC	Mbt Finl Corp	MI	MW	23.27	1.32	0.64	7.50	17,379	17.63	3.1027
CB	Merchants Bkshrs New	VT	NE	29	1.86	1.08	13.95	6,229	15.59	2.0789
BHC	Mercantile Bank Corp	MI	MW	39.5	1.68	0.36	18.22	7,191	23.51	2.1679
BHC	Metrocorp Bancshares	TX	CP	22.26	1.14	0.24	10.65	7,173	19.53	2.0901
BHC	Mid-State Bancshares	CA	WC	28.65	1.46	0.64	11.53	23,575	19.62	2.4848
BHC	Merrill Merchants Ba	ME	NE	21.59	1.41	0.6	8.91	3,399	15.31	2.4231
BHC	Michigan Heritage Ba	MI	MW	12.35	0.78	0	10.19	1,493	15.83	1.2120
BHC	Mountain Natl Bancsh	TN	SC	15	1.49	0	11.51	1,263	10.07	1.3032
BHC	Main Str Bks Inc New	GA	SC	34.93	1.54	0.54	10.59	19,410	22.68	3.2984
BHC	Mainsource Financial	IN IL	MW	23.88	2.18	0.5	9.47	11,551	10.95	2.5216
CB	Midsouth Bancorp	LA	SC	27	1.69	0.24	8.08	4,024	15.98	3.3416
CB	Nbt Bancorp Inc	NY	NE	25.72	1.5	0.76	9.43	32,593	17.15	2.7275
BHC	Nbc Cap Corp	MS	SC	26.57	1.49	0.96	13.60	8,158	17.83	1.9537
GB	New Hampshire Thrift	NH	NE	32.7	2.43	0.9	19.62	2,071	13.46	1.6667
BHC	National Bankshares	VA	SC	53.52	3.45	1.3	22.94	3,517	15.51	2.3330
BHC	Newmil Bancorp Inc	CT	NE	31.3	1.89	0.68	12.80	4,208	16.56	2.4453
BHC	North Valley Bancorp	CA	WC	19.43	1.16	0.4	7.09	6,530	16.75	2.7405
CB	Natl Penn Bancshares	PA	MW	27.7	1.77	0.8	10.50	34,518	15.65	2.6381
BHC	Norwood Financial Co	PA	MW	35.35	1.8	0.72	15.97	2,644	19.64	2.2135
BHC	Oceanfirst Finl Corp	NJ	NE	24.65	1.36	0.8	10.05	13,259	18.13	2.4527
CB	Southwest Bancorp In	OK	CP	24.48	1.41	0.28	8.98	12,081	17.36	2.7261
CB	Omega Finl Corp	PA	MW	34.28	1.82	1.2	20.68	12,542	18.84	1.6576
BHC	Old Point Finl Corp	VA	SC	34.75	2.07	0.64	15.93	4,009	16.79	2.1814
BHC	Ohio Vy Banc Corp	OH	MW	32.5	2.4	0.76	15.60	3,461	13.54	2.0833
CB	Provident Bankshares	MD	NE	36.37	1.95	1.04	13.24	33,012	18.65	2.7470
BHC	Peoples Banctrust In	AL	SC	16.04	1.21	0.44	13.08	5,569	13.26	1.2263
CB	Peoples Bk N C	NC	SC	19.27	1.11	0.4	15.49	3,134	17.36	1.2440
CB	Peoples Bancorp Inc	OH	MW	27.43	1.42	0.72	16.09	10,556	19.32	1.7048
BHC	Peoples Finl Corp Mi	MS	SC	18.062	0.9	0.36	15.02	5,555	20.07	1.2025
BHC	Peoples Bancorp Aubu	CA	WC	21.25	1.39	0.72	18.66	3,427	15.29	1.1388
BHC	Penseco Finl Srvcs C	PA	MW	42	2.49	1.2	28.31	2,148	16.87	1.4836
BHC	Peapack-Gladstone Fi	NJ	NE	31.55	1.54	0.44	10.47	8,200	20.49	3.0134
BHC	Plumas Bancorp	CA	WC	21.5	1.05	0.28	7.95	3,267	20.48	2.7044
CB	Paulson Cap Corp	CA	WC	8.12	1.07	0.1	9.51	3,183	7.59	0.8538
CB	Princeton Natl Banco	IL	MW	28.81	2.15	0.8	16.16	3,084	13.40	1.7828
CB	Pioneer Banks Shares	VA	SC	17.35	1.33	0.48	12.06	1,074	13.05	1.4386
BHC	Pennrock Finl Svcs C	PA	MW	38.91	1.84	0.88	12.91	7,641	21.15	3.0139
BHC	Prosperity Bancshare	TX	CP	29.21	1.53	0.33	10.73	22,235	19.09	2.7223
CB	Potomac Bancshares I	WV	MW	27.5	1.75	0.62	12.53	1,697	15.71	2.1947
BHC	Penns Woods Bancorp	PA	MW	48.16	3.3	1.64	21.01	3,320	14.59	2.2922
BHC	Qcr Holdings Inc	IA IL	MW	21.25	1.85	0.08	9.97	4,222	11.49	2.1314
BHC	Qnb Corp	PA	MW	32.5	1.81	0.74	14.04	3,097	17.96	2.3148
CB	Republic Bancorp Inc	MI	MW	15.28	0.91	0.44	5.29	70,426	16.79	2.8885
CB	Royal Bancshares Pa	PA	MW	27.02	1.6	1	13.03	12,429	16.89	2.0737
BHC	River Vy Bancorp	IN	MW	22.2	1.45	0.76	13.95	1,594	15.31	1.5914
BHC	Sandy Spring Bancorp	MD	NE	38.33	1.83	0.8	13.36	14,522	20.95	2.8690
CB	Savannah Bancorp Inc	GA	SC	26.75	1.23	0.53	8.96	4,102	21.75	2.9855
CB	Seacoast Bkg Corp Fl	FL	SC	22.25	0.96	0.56	6.79	15,464	23.18	3.2769
BHC	Summit Bk Corp Ga	GA CA	SC	17.12	0.93	0.4	5.79	5,689	18.41	2.9568
CB	Summit Bancshares Te	TX	CP	37.5	1.62	0.56	11.14	12,372	23.15	3.3662
BHC	Southside Bancshares	TX	CP	22.85	1.42	0.4	10.54	10,970	16.09	2.1679
BHC	Community Bancshares	SC	SC	18.3	1.03	0.4	11.12	4,350	17.77	1.6457
BHC	Slades Ferry Bancorp	MA	NE	20.11	0.83	0.36	10.74	4,068	24.23	1.8724
CB	Simmons First Nation	AR	SC	28.95	1.63	0.6	14.91	14,113	17.76	1.9416
BHC	Southwest Ga Finl Co	GA	SC	22.5	1.3	0.52	8.32	4,256	17.31	2.7043
CB	Shore Bancshares Inc	MD	NE	36.29	1.89	0.72	15.53	5,514	19.20	2.3368

BHC	Southern Mo Bancorp	MO	SC	18.49	1.29	0.36	21.74	2,301	14.33	0.8505
BHC	Summit Financial Gro	VA	SC	28.3	1.5	0.27	8.16	7,030	18.87	3.4681
CB	State Bancorp Inc N.	NY	NE	27.5	1.39	0.6	10.57	9,028	19.78	2.6017
CB	S & T Bancorp Inc	PA	MW	37.69	1.98	1.08	12.60	26,356	19.04	2.9913
CB	Susquehanna Bkshs Pa	PA	MW	24.95	1.54	0.92	13.74	46,440	16.20	1.8159
BHC	Svb Finl Svcs Inc	NJ	NE	20.689	0.83	0	6.36	4,056	24.93	3.2530
BHC	Southwest Bancorpora	TX	CP	23.29	0.96	0.12	7.30	69,159	24.26	3.1904
CB	S Y Bancorp Inc	KY	SC	24.1	1.31	0.44	7.40	13,805	18.40	3.2568
BHC	Taylor Cap Group Inc	IL	MW	33.5	1.57	0.24	18.66	9,589	21.34	1.7953
CB	Trico Bancshares	CA	WC	23.4	1.21	0.44	8.15	15,677	19.34	2.8712
BHC	Team Financial Inc	KS MO	CP	12.73	0.83	0.32	12.86	4,084	15.34	0.9899
CB	Tompkins Cnty Trustc	NY	NE	53.49	3.01	1.2	19.50	8,114	17.77	2.7431
BHC	Texas Regl Bancshare	TX	CP	32.68	1.52	0.4	9.49	49,161	21.50	3.4436
CB	Trustmark Corp	MS	SC	31.07	2.03	0.8	11.80	57,800	15.31	2.6331
BHC	Tri-St 1st Bk E Live	OH WV	MW	18.9	0.84	0.4	10.36	882	22.50	1.8243
BHC	Texas Utd Bancshares	TX	CP	19.75	1.28	0.28	9.49	7,786	15.43	2.0811
BHC	Unionbancorp Inc	IL	MW	21.25	0.95	0.4	17.01	4,039	22.37	1.2493
CB	United Bancorp Inc O	OH	MW	14.89	0.97	0.52	8.34	3,878	15.35	1.7854
BHC	United Security Banc	CA	WC	24.55	1.31	0.64	8.18	5,681	18.74	3.0012
BHC	U S B Hldg Inc	NY	NE	24.9	1.34	0.52	8.25	19,488	18.58	3.0182
CB	United Bancorp Inc M	MI	MW	67	3.1	1.4	24.56	2,355	21.61	2.7280
CB	Union Bankshares Cor	ME	NE	38.43	2.05	0.7	15.58	7,639	18.75	2.4666
CB	United Bankshs Inc W	WV	MW	38.15	1.84	1.04	13.99	43,369	20.73	2.7269
BHC	Umpqua Hldgs Corp	OR	WC	25.21	1.27	0.24	11.23	43,779	19.85	2.2449
BHC	Union Bankshares Co	ME	NE	100	8.18	2.6	71.00	571	12.22	1.4085
CB	Union Natl Fincl Cor	PA	MW	27.25	1.26	0.64	11.03	2,382	21.63	2.4705
BHC	United Sec Bancshare	AL MS	SC	33.41	2.04	0.72	11.40	6,430	16.38	2.9307
CB	Univest Corp Pa	PA	MW	46.02	2.69	1	17.07	8,565	17.11	2.6960
BHC	Virginia Finl Corp	VA	SC	36.66	1.98	0.8	16.76	7,160	18.52	2.1874
BHC	Vsb Bancorp Inc N Y	NY	NE	22.25	1.76	0	7.56	1,505	12.64	2.9431
BHC	Valley Finl Corp Va	VA	SC	14	1.29	0.12	5.89	3,800	10.85	2.3769
CB	Wainwright Bk&Tr Co	MA	NE	12.35	0.84	0.2	8.86	6,774	14.70	1.3939
CB	Washington Tr Bancor	RI	NE	29.31	1.49	0.68	10.49	13,237	19.67	2.7941
CB	Westbank Corp	MA	NE	18.4	1.05	0.56	13.46	4,695	17.52	1.3670
CB	West Coast Bancorp O	OR	WC	25.41	1.36	0.37	9.25	14,968	18.68	2.7470
BHC	Winton Finl Corp	OH	MW	22.55	0.98	0.45	9.70	4,537	23.01	2.3247
CB	Western Sierra Banco	WV	MW	38.355	1.7	0	13.53	7,621	22.56	2.8348
BHC	Wesbanco Inc	WV	MW	31.97	1.96	1	16.07	21,704	16.31	1.9894
CB	Whitney Hldg Corp	LA	SC	44.99	2.3	1.4	20.81	40,842	19.56	2.1619
CB	West Pointe Bancorp	IL	MW	39	3.2	0	31.10	1,003	12.19	1.2540
BHC	Yadkin Vy Bk&Tr Co E	NC	SC	14.67	0.89	0.4	10.26	10,464	16.48	1.4298

							Average		17.78	2.1230
							High		24.93	3.4681
							Low		7.59	0.8505
							Number		274	274

TYPE	BANK/BANK HOLDING CO	DIV YIELD (%)	DIV PAYOUT (%)	MARKET CAP ($MM)	ROE (%)	ROA (%)	TOTAL ASSETS ($000)	EXCH TICKER	TR 12 ROE (%)	HIST BETA	5-YR EPS GRO (%)	PRICE/ ASSETS RATIO
BHC	Abigail Adams Ntl Bn	2.38	44.66	63.90	13.82	1.36	231,906	AANB	14.93	0.62	11.07	27.55
BHC	Abc Bancorp	2.67	43.08	205.49	10.57	1.03	1,168,044	ABCB	11.20	0.36	3.4	17.59
BHC	American Bancorp Inc	0.00	0.00	16.01	6.93	0.97	100,858	ABNC	6.08	0.05	1.77	15.87
BHC	American Cmnty Bancs	0.60	14.49	57.72	5.74	0.49	281,253	ACBA	8.05	0.08	-0.5	20.52
CB	Acnb Corp	3.24	47.46	140.79	14.87	1.23	872,731	ACNB.	13.29	0.11	7.41	16.13
CB	Alabama Natl Bancorp	1.94	37.65	1,049.42	14.69	1.07	3,820,112	ALAB	15.24	0.14	14.31	27.47
BHC	American Bank Inc Pa	1.16	25.00	62.12	7.54	0.55	481,992	AMBK	7.78	0.73	9.54	12.89
CB	American Natl Banksh	3.30	46.78	136.21	13.23	1.48	644,302	AMNB	13.46	-0.03	8.24	21.14
CB	American Pac Bk Aums	0.00	0.00	23.00	12.28	1.28	108,312	AMPB	10.45	0.15	8.67	21.23
CB	American Riv Hldgs	1.96	40.00	100.09	13.37	1.19	397,393	AMRB	13.02	0.12	7.24	25.19
BHC	Annapolis Natl Banco	0.00	0.00	36.99	10.18	0.72	231,338	ANNB	10.76	0.28	3.74	15.99
CB	Arrow Finl Corp	2.97	49.20	313.13	17.87	1.38	1,373,920	AROW	17.83	0.36	9.51	22.79
BHC	Aristotle Corp	0.00	0.00	119.69	20.00	11.39	105,114	ARTL	11.97	0.55	4.11	113.86
BHC	Auburn Natl Bancorp	2.41	33.56	80.36	13.41	0.92	590,115	AUBN	14.37	0.62	10.7	13.62
BHC	Americanwest Bancorp	0.00	0.00	207.24	14.54	1.37	1,023,597	AWBC	12.39	0.05	11.39	20.25
BHC	Bancfirst Corp	1.42	26.35	617.94	12.48	1.09	2,921,369	BANF	13.01	0.29	12.23	21.15
BHC	Bankatlantic Bancorp	0.70	14.58	1,185.68	16.38	1.4	4,831,549	BBX	12.57	0.69	2.5	24.54
GB	Bar Hbr Bankshares	2.76	47.06	89.78	9.80	0.89	583,746	BHB	9.97	0.15	-4.66	15.38
CB	Bank South Carolina	3.29	70.97	37.57	9.69	1.02	187,343	BKSC	8.86	0.39	0.77	20.06
BHC	Bank Ky Finl Corp	0.92	15.19	154.02	14.03	1.15	815,976	BKYF	14.16	0	1.49	18.88
BHC	Benchmark Bankshares	2.35	34.92	55.80	12.57	1.27	283,886	BMRB	13.04	0.13	5.57	19.66
CB	Bank Marin Corte Mad	0.00	0.00	180.01	13.45	1.16	642,607	BMRC	10.68	0.41	14.52	28.01
CB	Bryn Mawr Bk Corp	1.82	35.09	189.03	13.89	1.55	604,848	BMTC	14.67	0.57	8.18	31.25
CB	Bnccorp Inc	0.00	0.00	45.19	9.57	0.62	621,477	BNCC	7.72	0.83	8.18	7.27
BHC	Bank Comm Hldgs	1.86	41.82	105.01	13.71	1.04	401,158	BOCH	14.63	0.22	-1.57	26.18
BHC	Brunswick Bancorp	0.00	0.00	32.14	6.03	1.52	120,769	BRB	6.05	0.46	4.27	26.62
CB	Boe Finl Svcs Va Inc	2.24	28.33	35.02	10.50	1.04	231,716	BSXT	12.00	0.14	10.73	15.11
BHC	First Busey Corp	2.49	50.98	428.75	15.87	1.31	1,522,084	BUSE	16.69	0.24	10.49	28.17
BHC	Blue Vy Ban Corp	0.63	13.27	55.51	14.02	0.9	626,485	BVBC	6.34	-0.45	N.A.	8.86
CB	Beverly Natl Corp	2.98	72.07	49.97	8.30	0.63	347,175	BVNC	7.73	0.16	-11.48	14.39
BHC	Bwc Financial Corp	1.30	25.00	96.23	10.71	1.05	457,156	BWCF	11.13	0.34	1.6	21.05
CB	Bancorpsouth Inc	3.12	51.35	1,870.52	15.09	1.27	10,305,035	BXS	13.29	0.34	8.89	18.15
BHC	Broadway Finl Corp D	1.74	20.83	16.35	8.52	0.67	229,815	BYFC	9.66	0.41	11.79	7.12
BHC	Baylake Corp	3.46	48.39	133.11	11.78	0.82	975,238	BYLK	13.89	0.31	4.82	13.65
BHC	Camden Natl Corp	2.03	31.01	302.31	15.81	1.38	1,370,363	CAC	16.76	0.45	13.06	22.06
CB	Capital Crossing Bk	0.00	0.00	190.16	17.11	1.96	1,028,526	CAPX	15.50	0.45	29.2	18.49
BHC	Cass Information Sys	2.40	40.98	128.86	12.20	1.24	639,696	CASS	11.61	0.39	7.18	20.14
BHC	Bank Southn Ore Medf	0.99	24.26	191.08	12.18	0.78	868,606	CBAN	13.92	0.5	8.18	22.00
BHC	Columbia Bancorp Ore	1.84	32.14	172.49	17.01	1.68	584,136	CBBO	16.92	0.09	10.22	29.53
BHC	Capitol Bancorp Ltd	1.93	39.77	510.87	10.68	0.85	2,737,062	CBC	10.68	0.69	16.93	18.66
CB	Citizens Bkg Corp Mi	3.32	67.46	1,485.84	10.38	0.86	7,711,070	CBCF	11.50	0.52	-7.26	19.27
BHC	Coastal Banking Co I	0.00	0.00	17.68	8.86	0.8	107,874	CBCO	11.12	0.46	45.72	16.38
BHC	Community Bk Shs Ind	2.48	59.55	56.24	5.44	0.44	521,315	CBIN	5.52	0.28	-1.62	10.79
BHC	Consumers Bancorp In	1.93	34.62	40.02	12.77	1.21	182,067	CBKM	12.92	-0.02	5.1	21.98
BHC	Capital Bk Corp	1.31	29.63	121.82	1.36	0.12	857,734	CBKN	7.24	0.13	12.04	14.20

CB	Columbia Bancorp	1.99	39.31	243.84	13.93	1.16	1,029,255	CBMD	14.51	0.38	9.19	23.69
CB	Cornerstone Bancorp	1.32	25.57	42.68	7.82	0.71	225,867	CBN	10.63	0.48	-0.34	18.90
BHC	Community Bk Sys Inc	2.55	23.76	808.85	9.97	1.05	3,855,397	CBU	19.45	0.36	6.5	20.98
BHC	Community Central Ba	1.51	28.99	37.86	8.85	0.59	357,876	CCBD	8.28	0.44	9.23	10.58
CB	Capital City Bk Grou	1.82	35.68	555.19	12.42	1.36	1,846,502	CCBG	13.89	0.05	10.01	30.07
BHC	Central Coast Bancor	0.00	0.00	252.03	12.91	1.11	1,037,840	CCBN	13.40	0.25	7.09	24.28
BHC	Comm Bancorp Inc	2.17	33.85	77.23	10.10	0.92	509,452	CCBP	10.65	0.46	5.66	15.16
BHC	Ccfnb Bancorp Inc	2.66	41.86	34.47	7.84	0.93	232,914	CCFN.	7.94	0.21	3.96	14.80

CB	Cnb Finl Corp Pa	3.40	57.14	139.14	13.63	1.29	701,752	CCNE	12.52	0.53	15.43	19.83
CB	Cardinal Bankshares	2.57	37.24	32.33	8.28	1.09	186,412	CDBK	9.11	0.36	3.19	17.34
CB	Central Bancorp Inc	1.71	42.48	46.64	6.76	0.6	490,897	CEBK	4.33	0.3	0.81	9.50
CB	Commercial Natl Finl	3.81	73.85	51.63	9.21	0.93	239,788	CEFC	10.33	0.09	3.91	21.53
BHC	Centrue Finl Corp	0.00	0.00	72.16	2.99	0.22	609,208	CFF	6.50	0.47	-1.3	11.85
BHC	C & F Finl Corp	2.39	32.43	142.25	19.76	2.25	573,546	CFFI	16.35	-0.03	16.41	24.80
BHC	Cardinal Finl Corp	0.00	0.00	205.59	7.21	0.97	636,248	CFNL	10.15	0.78	2.97	32.31
BHC	Community First Banc	0.00	0.00	48.46	13.33	1.07	280,526	CFOK.	13.36	0.51	11.79	17.27
BHC	Croghan Bancshares I	3.05	41.95	69.75	11.75	1.35	402,773	CHBH	10.98	-0.09	13.27	17.32
CB	City Hldg Co	2.43	32.35	601.58	22.91	1.97	2,214,430	CHCO	23.73	-0.19	9.66	27.17
CB	Chemical Finl Corp	2.47	45.49	1,027.68	12.16	1.5	3,708,888	CHFC	12.05	0.38	6.86	27.71
CB	Chemug Finl Corp	2.93	41.74	120.09	8.69	0.93	747,210	CHMG.	10.75	0.07	-9.36	16.07
CB	Chittenden Corp	2.51	44.72	1,326.32	12.90	1.27	5,900,644	CHZ	12.68	0.32	12.14	22.48
BHC	Citizens Hldg Co Mis	2.95	42.25	101.75	12.34	1.27	550,761	CIZ	12.51	0.24	5.7	18.47
CB	Commercial Bankshare	1.77	37.99	228.42	15.56	1.31	786,179	CLBK	15.73	0.33	17.17	29.05
BHC	Commercefirst Bancor	0.00	0.00	9.86	2.48	0.28	51,295	CMFB	17.29	1.05	72.92	19.23
BHC	Community Natl Corp	1.67	27.78	18.99	11.40	1.09	123,386	CMNC	9.53	0.1	N.A.	15.39
BHC	Community Bks Inc Pa	2.41	40.00	343.35	14.23	1.1	1,860,130	CMTY	14.39	0.44	9.94	18.46
CB	Center Bancorp Inc	2.75	45.00	118.06	11.85	0.7	921,824	CNBC	13.20	0.19	5.87	12.81
BHC	Cnb Bancorp Inc	3.00	42.78	59.06	9.60	0.92	395,556	CNBI	10.87	0.05	1.41	14.93
CB	Century Bancorp Inc	1.63	26.52	162.99	11.26	0.69	1,688,911	CNBK.A	5.94	0.14	10.57	9.65
BHC	Pennsylvania Comm Ba	0.00	0.00	177.85	13.19	0.62	1,051,989	COBH	12.58	0.17	19.93	16.91
BHC	Choiceone Finl Svcs	3.01	57.14	35.46	10.21	0.98	215,467	COFS	9.04	-0.02	25.26	16.46
BHC	Columbia Bkg Sys Inc	1.12	18.79	355.86	12.98	1.12	1,744,347	COLB	13.94	0.95	5.16	20.40
BHC	Corus Bankshares Inc	2.60	41.12	1,337.37	10.69	1.6	3,643,830	CORS	15.62	0.43	7.64	36.70
BHC	Capital Bancorp Inc	0.00	0.00	70.70	11.50	0.85	281,969	CPBB	13.53	-0.26	N.A.	25.07
BHC	Community Tr Bancorp	2.97	47.29	435.40	13.05	1.17	2,474,039	CTBI	13.56	0.67	13.83	17.60
CB	City Bk Lynnwood Was	2.21	42.33	356.33	12.73	3.13	618,517	CTBK	11.85	0.46	18.69	57.61
BHC	Coast Bancorp New	0.55	9.68	17.69	11.15	0.69	142,129	CTBP	11.14	0.15	N.A.	12.45
CB	Central Va Bankshare	2.02	32.58	64.12	13.81	1.07	365,835	CVBK	13.82	0.37	13.44	17.53
CB	Central Valley Cmnty	0.00	0.00	60.24	12.62	1.03	327,930	CVCY	11.48	-0.09	N.A.	18.37
BHC	Community Valley Ban	1.10	19.48	99.08	17.59	1.36	386,723	CVLL	18.60	0.41	N.A.	25.62
CB	Codorus Vy Bancorp I	2.63	42.74	56.64	10.16	0.92	372,547	CVLY	10.32	0.19	4.91	15.20
BHC	Community West Bancs	1.20	28.07	76.27	6.36	0.72	304,250	CWBC	9.47	0.71	-8.03	25.07
BHC	Commonwealth Bankshs	1.07	18.52	37.72	13.25	0.8	318,295	CWBS	10.51	0.22	4.16	11.85
CB	County Bk Corp	2.10	37.33	59.53	11.64	1.47	248,662	CYBK	11.35	0.25	-4.81	23.94
BHC	Community Cap Corp S	2.16	38.52	94.18	10.99	1.21	412,759	CYL	10.20	0.39	19.33	22.82
BHC	Citizens Financial S	3.38	39.80	67.19	12.66	1.05	463,878	CZFS	14.82	0.42	8.87	14.48
BHC	Dcb Finl Corp	1.53	25.88	113.13	10.12	0.91	553,297	DCBF.	13.46	-0.12	-0.53	20.45
BHC	Dimeco Inc	2.85	43.67	54.19	14.11	1.27	304,304	DIMC.	12.73	0.23	13.17	17.81
BHC	Dnb Finl Corp	1.94	39.39	52.59	5.52	0.34	409,013	DNBF.	10.32	0.25	-8.55	12.86
CB	Easton Bancorp Inc	0.00	0.00	12.24	6.61	0.56	102,143	EASB	7.35	0.06	1.52	11.98
BHC	Eagle Finl Svcs Inc	2.02	29.43	65.72	14.23	1.15	352,010	EFSI	15.67	0.35	N.A.	18.67
BHC	Evans Bancorp Inc	2.80	40.96	62.98	12.21	1.22	334,677	EVBN	12.76	-0.07	7.46	18.82
BHC	Evergreenbancorp Inc	1.60	36.62	24.23	6.25	0.53	194,556	EVGG	6.37	0.07	15.27	12.45
BHC	Exchange Natl Bancsh	2.49	35.29	120.39	10.30	1.03	875,596	EXJF	9.69	0.08	16.16	13.75
CB	Firstbank Corp Mich	2.97	48.00	149.76	14.06	1.55	776,500	FBMI	12.13	0.37	10.66	19.29
BHC	First Bancshares Inc	0.83	16.67	20.97	6.44	0.61	164,941	FBMS	6.70	0.61	N.A.	12.71
CB	First Bancorp N C	2.50	49.64	381.90	13.69	1.32	1,475,769	FBNC	13.62	-0.08	4.73	25.88
BHC	Firstbank Corp Del	2.39	32.54	83.61	6.29	0.62	700,232	FBNW	8.54	0.48	17.5	11.94
BHC	First Cmnty Bancshar	2.77	50.51	405.68	14.42	1.51	1,672,727	FCBC	12.77	0.37	8.07	24.25
BHC	First Ctzns Bancorpo	0.27	3.66	453.08	11.74	0.93	4,301,460	FCBN	9.81	0.08	13.81	10.53
BHC	Fc Banc Corp	2.42	43.18	18.15	9.07	0.81	149,064	FCBQ	7.60	0.47	9.43	12.18
BHC	First Century Banksh	3.67	58.74	45.59	7.98	0.77	363,727	FCBS.	8.13	-0.04	-3.42	12.54
BHC	First Cmnty Corp S C	1.02	18.87	55.41	9.21	0.84	215,029	FCCO	8.64	0.42	8.01	25.77
BHC	First Chester Cnty C	2.11	42.22	123.27	11.22	0.84	689,210	FCEC	11.79	0.48	2.56	17.89
CB	First Citizens Bancs	0.74	17.21	1,547.14	7.30	0.6	12,559,908	FCNC.A	6.52	0.27	2.05	12.32
BHC	Fentura Bancorp Inc	2.61	53.33	69.38	9.27	0.9	419,966	FETM	8.27	0	-3.13	16.52
BHC	First Finl Bancorp	3.43	65.93	766.06	10.34	0.96	3,956,062	FFBC	10.92	0.26	-4.21	19.36
BHC	First Finl Bankshare	3.04	56.43	694.38	14.04	1.69	2,092,571	FFIN	14.83	0.39	8.97	33.18

CB	Farmers Cap Bk Corp	3.20	69.11	277.52	10.25	0.98	1,318,565	FFKT	10.14	0.36	0.34	21.05
BHC	Financial Instns Inc	2.75	51.61	260.33	7.78	0.66	2,173,732	FISI	7.56	0.25	0.21	11.98
BHC	Flag Finl Corp	1.59	30.38	128.06	9.35	0.87	703,857	FLAG	10.30	0.41	-0.07	18.19
BHC	First Long Is Corp	1.67	29.37	206.69	12.73	1.24	914,264	FLIC	13.08	0.19	8.5	22.61
CB	Leesport Financial C	2.59	43.33	90.08	9.27	0.8	622,252	FLPB	9.96	0.4	11.57	14.48
BHC	First Mariner Bancor	0.00	0.00	100.76	9.08	0.5	1,057,853	FMAR	8.55	0.78	10.09	9.52
BHC	First Mid Ill Bancsh	1.27	23.76	168.59	12.88	1.15	793,645	FMBH	13.48	0.26	13.09	21.24
CB	First Midwest Bancor	2.65	45.93	1,686.72	17.76	1.34	6,906,658	FMBI	18.63	0.26	7.58	24.42
BHC	F & M Bk Corp	2.90	45.24	62.93	12.41	1.3	309,126	FMBM.	12.56	0.46	-1.54	20.36
BHC	Farmers & Merchants	2.93	43.76	237.90	13.48	1.29	1,148,565	FMCB	14.72	0.35	-38.18	20.71
BHC	First M & F Corp	2.95	41.84	153.00	9.84	1.01	1,078,298	FMFC	9.88	0.22	0.33	14.19
BHC	Fnb Corp	4.52	51.40	941.85	9.69	0.71	8,308,310	FNB	13.59	0.28	-4.39	11.34
CB	Fnb Financial Servic	2.46	38.36	125.47	11.35	0.96	780,926	FNBF	12.19	0.14	7.72	16.07
BHC	Fnb Bancorp Calif	1.39	28.24	90.20	7.97	0.96	429,448	FNBG	8.65	0.22	35.3	21.00
CB	F N B Corp N C	3.15	56.07	106.98	10.31	1.09	773,245	FNBN	7.45	-0.08	5.48	13.84
BHC	F N B Corp Va	2.68	40.00	206.15	9.16	0.97	1,326,811	FNBP	9.73	-0.22	5.31	15.54
BHC	First Niagara Finl G	2.29	50.79	1,166.25	4.96	1.01	3,589,507	FNFG	6.12	0.18	7.95	32.49
BHC	Fnbh Bancorp Inc	2.39	41.76	100.90	14.29	1.31	449,818	FNHM	13.98	0.31	N.A.	22.43
CB	First Oak Brook Banc	1.97	34.04	316.29	15.25	1	1,847,815	FOBB	15.02	0.57	10.52	17.12
BHC	Four Oaks Fincorp In	2.00	27.12	54.59	8.87	0.85	341,721	FOFN.	11.98	0.02	-3.84	15.98
CB	Franklin Finl Svcs C	3.38	60.13	91.83	11.26	1.06	549,702	FRAF	9.90	0.21	5.17	16.71
BHC	Republic First Banco	0.00	0.00	113.77	8.72	0.75	654,792	FRBK	12.92	0.56	-1.52	17.38
BHC	First Rep Bk San Fra	1.13	24.79	839.57	11.17	0.62	6,002,943	FRC	10.61	0.98	9.86	13.99
CB	First Merchants Corp	3.25	61.74	524.91	9.07	0.9	3,076,812	FRME	9.06	0.26	3.97	17.06
BHC	1st St Bancorp Inc	1.39	34.19	84.99	6.25	1.08	362,640	FSBC	5.55	0.07	1.99	23.44
BHC	Fidelity Bancorp Inc	1.90	30.57	67.66	10.08	0.66	617,468	FSBI	10.87	0.43	7.52	10.96
BHC	First South Bancorp	2.65	39.31	161.07	20.69	1.69	675,836	FSBK	19.66	-0.08	19.23	23.83
BHC	First South Bancorp	0.00	0.00	55.51	12.82	0.84	251,721	FSBS.	15.32	0.32	39.15	22.05
GB	First St Bancorporat	1.31	25.26	281.14	11.21	0.9	1,646,739	FSNM	10.88	0.19	10.6	17.07
BHC	Frontier Finl Corp W	2.12	37.44	719.23	18.05	1.91	2,075,393	FTBK	18.48	0.21	15.33	34.65
BHC	Fulton Bancshares Co	1.44	28.92	20.21	5.10	0.56	147,743	FULB	6.18	0.08	-5.68	13.68
CB	First W Va Bancorp I	3.17	44.97	36.91	10.93	0.89	284,111	FWV	11.29	0.52	0.9	12.99
CB	German Amern Bancorp	3.48	74.67	175.46	9.83	0.88	925,946	GABC	9.88	0.06	-0.9	18.95
BHC	Greater Bay Bancorp	2.04	35.19	1,428.24	12.26	1.21	7,601,423	GBBK	11.30	1.15	15.35	18.79
BHC	G B & T Bancshares I	1.24	27.03	277.09	7.98	0.82	944,278	GBTB	9.73	0.47	14.09	29.34
BHC	Greene Cnty Bancshar	1.79	30.19	204.91	10.04	0.92	1,108,522	GCBS	10.64	0.39	N.A.	18.49
BHC	Greater Community Ba	2.92	48.48	121.00	13.32	0.89	753,125	GFLS	14.00	-0.07	7.93	16.07
BHC	Wilber Corp	3.14	50.00	135.63	13.55	1.2	729,023	GIW	13.24	0.12	N.A.	18.60
BHC	Glen Burnie Bancorp	1.98	26.37	49.20	12.85	1.02	302,252	GLBZ	12.81	0.79	22	16.28
BHC	Guaranty Bancshares	1.85	30.53	63.12	10.55	0.74	517,078	GNTY	10.51	0.07	7.55	12.21
CB	Bank Granite Falls N	2.49	55.91	280.90	10.79	1.58	971,383	GRAN	8.95	0.31	3.9	28.92
BHC	Greenville First Ban	0.00	0.00	51.90	8.99	0.44	230,655	GVBK	8.53	0.43	31.15	22.50
CB	Hancock Hldg Co	1.97	35.87	1,087.82	12.64	1.32	4,150,358	HBHC	12.91	-0.06	13.76	26.21
CB	Horizon Bancorp Ind	1.97	26.67	80.41	14.14	0.86	757,071	HBNC	12.58	0.61	24.86	10.62
BHC	Heritage Oaks Bancor	0.00	0.00	79.37	11.14	0.81	441,948	HEOP	10.21	-0.06	11.46	17.96
BHC	Hampton Roads Banksh	3.10	75.00	92.95	9.74	1.27	316,473	HMPR	9.16	0.23	N.A.	29.37
CB	Harleysville Natl Pa	2.71	50.70	665.00	15.56	1.41	2,510,939	HNBC	15.66	0.51	8.04	26.48
BHC	Horizon Finl Corp Wa	2.62	44.63	215.58	11.77	1.5	858,876	HRZB	11.52	0.24	6.51	25.10
BHC	Heartland Finl Usa I	1.59	29.09	328.68	12.57	0.88	2,018,366	HTLF	11.79	0.06	10.04	16.28
BHC	Home Finl Bancorp	2.17	44.44	7.49	5.13	0.56	61,671	HWEN	5.44	0.34	2.94	12.14
BHC	Intervest Bancshares	0.00	0.00	111.78	12.10	1	910,595	IBCA	10.11	0.52	20.46	12.28
BHC	Irwin Finl Corp	1.13	13.33	803.61	16.85	1.46	4,988,359	IFC	15.57	0.51	12.49	16.11
BHC	Interchange Finl Svc	1.93	37.88	330.32	11.43	1.18	1,385,872	IFCJ	11.80	0.56	10.02	23.84
BHC	Iowa First Bancshare	2.77	40.65	50.04	11.33	0.86	372,414	IFST	12.26	0.01	1.87	13.44
CB	Independent Bk Cp Ma	1.66	29.02	516.04	15.38	1.08	2,436,755	INDB	16.43	0.96	11.47	21.18
BHC	Ibt Bancorp Inc	3.33	56.74	141.84	16.18	1.53	629,530	IRW	14.09	0.33	-2.61	22.53
BHC	Jeffersonville Banco	1.86	26.87	85.62	16.02	1.63	352,204	JFBC	16.60	0.11	12.38	24.31
CB	Juniata Valley Natl	2.76	48.54	95.55	11.19	1.46	387,780	JUVF.	10.79	0.21	5.59	24.64
BHC	Lakeland Bancorp Inc	2.28	43.96	364.93	13.62	0.95	1,585,290	LBAI	13.07	0.62	5.73	23.02
BHC	Lcnb Corp	2.95	56.28	126.58	12.85	1.29	523,608	LCNB.	12.81	0.19	7.18	24.17

BHC	Lakeland Finl Corp	2.12	36.84	232.13	15.40	1.09	1,271,414	LKFN	14.64	0.28	12.36	18.26
CB	Lnb Bancorp Inc	3.58	66.67	133.62	11.32	1.04	741,221	LNBB	10.48	0.1	2.86	18.03
CB	Lsb Bancshares Inc	3.82	79.01	143.70	9.69	0.99	867,906	LXBK	7.81	0.43	1.29	16.56
BHC	Massbank Corp Readin	2.67	61.73	164.82	7.09	0.78	1,010,249	MASB	6.41	0.49	-2.75	16.31
BHC	Mbt Finl Corp	2.75	48.48	404.41	13.46	1.32	1,457,788	MBTF	17.60	0.71	-2.82	27.74
CB	Merchants Bkshrs New	3.72	58.06	180.64	13.43	1.2	969,902	MBVT	13.33	0.2	6.34	18.62
BHC	Mercantile Bank Corp	0.91	21.43	284.04	7.69	0.83	1,202,832	MBWM	9.22	0.34	21.16	23.61
BHC	Metrocorp Bancshares	1.08	21.05	159.67	4.87	0.43	864,773	MCBI	10.70	0.31	-4.33	18.46
BHC	Mid-State Bancshares	2.23	43.84	675.42	12.17	1.5	2,208,832	MDST	12.66	0.25	7.66	30.58
BHC	Merrill Merchants Ba	2.78	42.55	73.38	14.08	1.26	342,189	MERB	15.82	0.1	10.03	21.45
BHC	Michigan Heritage Ba	0.00	0.00	18.44	8.31	0.87	145,383	MHBC.	7.65	-0.02	10.96	12.68
BHC	Mountain Natl Bancsh	0.00	0.00	18.95	11.47	0.74	224,469	MNBT	12.95	0.61	N.A.	8.44
BHC	Main Str Bks Inc New	1.55	35.06	677.99	13.31	1.35	1,971,766	MSBK	14.54	0.61	11.06	34.38
BHC	Mainsource Financial	2.09	22.94	275.84	14.52	1.06	1,442,729	MSFG	23.02	0.25	12.91	19.12
CB	Midsouth Bancorp	0.89	14.20	108.65	19.65	1.46	432,697	MSL	20.92	0.2	14.2	25.11
CB	Nbt Bancorp Inc	2.95	50.67	838.29	15.19	1.16	4,046,885	NBTB	15.91	0.51	-1.06	20.71
BHC	Nbc Cap Corp	3.61	64.43	216.76	12.17	1.24	1,093,224	NBY	10.96	-0.08	9.3	19.83
GB	New Hampshire Thrift	2.75	37.04	67.72	14.75	1.1	526,246	NHTB	12.39	0.65	21.69	12.87
BHC	National Bankshares	2.43	37.68	188.23	14.19	1.61	708,560	NKSH	15.04	0.18	12.01	26.57
BHC	Newmil Bancorp Inc	2.17	35.98	131.71	14.39	1.07	704,042	NMIL	14.77	0.57	14.96	18.71
BHC	North Valley Bancorp	2.06	34.48	126.88	17.31	1.18	677,693	NOVB	16.36	0.29	14.07	18.72
CB	Natl Penn Bancshares	2.89	45.20	956.15	10.93	0.99	3,512,574	NPBC	16.86	-0.05	6.22	27.22
BHC	Norwood Financial Co	2.04	40.00	93.47	10.86	1.2	387,483	NWFL	11.27	0.44	7.07	24.12
BHC	Oceanfirst Finl Corp	3.25	58.82	326.83	14.76	1.16	1,717,409	OCFC	13.53	0.37	14.93	19.03
CB	Southwest Bancorp In	1.14	19.86	295.74	13.55	0.94	1,580,725	OKSB	15.70	0.32	9.36	18.71
CB	Omega Finl Corp	3.50	65.93	429.94	10.26	1.51	1,140,166	OMEF	8.80	0.32	2.98	37.71
BHC	Old Point Finl Corp	1.84	30.92	139.31	12.36	1.21	645,915	OPOF	12.99	0.08	10.93	21.57
BHC	Ohio Vy Banc Corp	2.34	31.67	112.48	11.90	0.91	707,327	OVBC	15.38	0.23	0.58	15.90
CB	Provident Bankshares	2.86	53.33	1,200.65	15.84	0.99	5,207,848	PBKS	14.73	0.51	6.26	23.05
BHC	Peoples Banctrust In	2.74	36.36	89.33	7.33	0.69	778,581	PBTC	9.25	-0.21	-0.41	11.47
CB	Peoples Bk N C	2.08	36.04	60.39	4.13	0.3	674,032	PEBK	7.17	0.28	-10.54	8.96
CB	Peoples Bancorp Inc	2.62	50.70	289.55	9.51	0.94	1,736,104	PEBO	8.83	0.4	6.58	16.68
BHC	Peoples Finl Corp Mi	1.99	40.00	100.33	6.01	0.87	575,435	PFBX	5.99	0.19	11.36	17.44
BHC	Peoples Bancorp Aubu	3.39	51.80	72.82	8.99	1.14	502,920	PFDC	7.45	0.25	6.03	14.48
BHC	Penseco Finl Srvcs C	2.86	48.19	90.22	9.82	1.02	584,590	PFNS.	8.80	-0.13	10.94	15.43
BHC	Peapack-Gladstone Fi	1.39	28.57	258.71	14.46	1.27	968,126	PGC	14.71	0.43	13.32	26.72
BHC	Plumas Bancorp	1.30	26.67	70.24	12.74	0.84	390,262	PLBC	13.21	0.03	N.A.	18.00
CB	Paulson Cap Corp	1.23	9.35	25.85	13.65	11.2	36,070	PLCC	11.25	0.63	-4.16	71.66
CB	Princeton Natl Banco	2.78	37.21	88.85	12.98	1.08	609,737	PNBC	13.30	0.43	14.04	14.57
CB	Pioneer Banks Shares	2.77	36.09	18.63	9.98	1.09	120,921	PNBI	11.03	0.56	1.49	15.41
BHC	Pennrock Finl Svcs C	2.26	47.83	297.31	14.28	1.26	1,108,740	PRFS	14.25	0.47	8.18	26.82
BHC	Prosperity Bancshare	1.13	21.57	649.48	12.09	1.11	2,398,684	PRSP	14.26	0.46	13.53	27.08
CB	Potomac Bancshares I	2.25	35.43	46.67	12.53	1.29	206,643	PTBS.	13.97	0.29	12.05	22.58
BHC	Penns Woods Bancorp	3.41	49.70	159.89	16.02	2.12	527,381	PWOD	15.71	0.47	7.35	30.32
BHC	Qcr Holdings Inc	0.38	4.32	89.72	13.06	0.77	710,040	QCRH	18.56	0.06	13.47	12.64
BHC	Qnb Corp	2.28	40.88	100.65	13.00	1.03	550,831	QNBC	12.89	0.19	10.03	18.27
CB	Republic Bancorp Inc	2.88	48.35	1,076.11	16.44	1.13	5,353,688	RBNC	17.20	0.7	6.56	20.10
CB	Royal Bancshares Pa	3.70	62.50	335.83	13.74	1.6	1,154,410	RBPA.A	12.28	0.52	9.12	29.09
BHC	River Vy Bancorp	3.42	52.41	35.39	11.62	1.04	255,076	RIVR	10.39	0.23	20.91	13.87
BHC	Sandy Spring Bancorp	2.09	43.72	556.63	16.58	1.37	2,333,342	SASR	13.70	0.18	16.39	23.86
CB	Savannah Bancorp Inc	1.98	43.09	109.73	12.63	0.97	476,865	SAVB	13.73	0.45	8.92	23.01
CB	Seacoast Bkg Corp Fl	2.52	58.33	344.07	13.47	1.04	1,353,823	SBCF	14.14	0.17	9.38	25.41

BHC	Summit Bk Corp Ga	2.34	43.01	97.40	14.73	1.01	477,145	SBGA	16.06	0.25	9.79	20.41
CB	Summit Bancshares Te	1.49	34.57	463.95	14.22	1.23	795,478	SBIT	14.54	0.29	3.82	58.32
BHC	Southside Bancshares	1.75	28.17	250.66	13.51	0.93	1,454,952	SBSI	13.47	-0.02	13.85	17.23
BHC	Community Bancshares	2.19	38.83	79.61	11.72	1.21	466,580	SCB	9.26	0.01	13.71	17.06
BHC	Slades Ferry Bancorp	1.79	43.37	81.81	6.29	0.61	439,449	SFBC	7.73	0.35	-5.27	18.62
CB	Simmons First Nation	2.07	36.81	408.57	11.33	1.06	2,235,778	SFNC	10.93	0.51	-2.31	18.27
BHC	Southwest Ga Finl Co	2.31	40.00	95.76	7.52	1.01	246,153	SGB	15.63	0.16	-3.55	38.90
CB	Shore Bancshares Inc	1.98	38.10	200.10	11.37	1.35	705,379	SHBI	12.17	0.19	10.87	28.37

BHC	Southern Mo Bancorp	1.95	27.91	42.55	10.91	0.98	279,455	SMBC	5.93	0.15	17.85	15.22
BHC	Summit Financial Gro	0.95	18.00	198.95	14.35	1.04	791,465	SMMF	18.38	0.18	8.52	25.14
CB	State Bancorp Inc N.	2.18	43.17	248.27	12.69	0.83	1,441,000	STB	13.15	0.4	4.19	17.23
CB	S & T Bancorp Inc	2.87	54.55	993.36	15.56	1.79	2,900,272	STBA	15.71	0.26	6.84	34.25
CB	Susquehanna Bkshs Pa	3.69	59.74	1,158.68	11.39	1.05	5,953,107	SUSQ	11.21	0.13	5.69	19.46
BHC	Svb Finl Svcs Inc	0.00	0.00	83.91	11.23	0.67	431,074	SVBF	13.05	0.13	2.36	19.47
BHC	Southwest Bancorpora	0.52	12.50	1,610.71	12.16	1.02	5,945,736	SWBT	13.15	0.35	15.04	27.09
CB	S Y Bancorp Inc	1.83	33.59	332.70	17.64	1.58	1,118,521	SYI	17.70	0.19	14.2	29.74
BHC	Taylor Cap Group Inc	0.72	15.29	321.23	10.62	0.72	2,603,656	TAYC	8.41	0.66	N.A.	12.34
CB	Trico Bancshares	1.88	36.36	366.84	13.20	1.15	1,468,755	TCBK	14.85	0.12	10.7	24.98
BHC	Team Financial Inc	2.51	38.55	51.99	7.24	0.58	649,796	TFIN	6.45	0.37	2.66	8.00
CB	Tompkins Cnty Trustc	2.24	39.87	434.02	15.23	1.3	1,864,446	TMP	15.44	0.3	8.87	23.28
BHC	Texas Regl Bancshare	1.22	26.32	1,606.58	14.77	1.48	4,217,936	TRBS	16.02	0.43	15.56	38.09
CB	Trustmark Corp	2.57	39.41	1,795.85	17.19	1.5	7,914,321	TRMK	17.20	0.46	12.38	22.69
BHC	Tri-St 1st Bk E Live	2.12	47.62	16.67	7.57	0.78	89,372	TSEO	8.11	0.38	2.91	18.65
BHC	Texas Utd Bancshares	1.42	21.88	153.77	13.80	0.82	637,684	TXUI	13.49	0.28	N.A.	24.11
BHC	Unionbancorp Inc	1.88	42.11	85.83	3.13	0.27	793,422	UBCD	5.58	0.08	-11.11	10.82
CB	United Bancorp Inc O	3.49	53.61	57.74	11.19	0.94	385,523	UBCP	11.63	0.33	1.51	14.98
BHC	United Security Banc	2.61	48.85	139.47	17.11	1.52	506,588	UBFO	16.01	0.38	20.56	27.53
BHC	U S B Hldg Inc	2.09	38.81	485.25	17.40	1.01	2,906,462	UBH	16.24	0.38	11.39	16.70
CB	United Bancorp Inc M	2.09	45.16	157.79	12.87	1.21	609,773	UBMI	12.62	0.26	14.56	25.88
CB	Union Bankshares Cor	1.82	34.15	293.57	14.06	1.35	1,234,732	UBSH	13.16	0.25	19.97	23.78
CB	United Bankshs Inc W	2.73	56.52	1,654.53	12.80	1.23	6,378,999	UBSI	13.15	0.49	11.35	25.94
BHC	Umpqua Hldgs Corp	0.95	18.90	1,103.67	10.70	1.15	2,963,815	UMPQ	11.31	0.08	11.34	37.24
BHC	Union Bankshares Co	2.60	31.78	57.10	10.50	0.92	464,194	UNBH	11.52	0.17	N.A.	12.30
CB	Union Natl Fincl Cor	2.35	50.79	64.91	11.86	0.91	351,892	UNNF.	11.42	0.25	0.19	18.45
BHC	United Sec Bancshare	2.16	35.29	214.83	15.57	2.01	567,188	USBI	17.89	0.23	7.26	37.88
CB	Univest Corp Pa	2.17	37.17	394.16	15.84	1.39	1,657,168	UVSP	15.76	0.06	9.99	23.79
BHC	Virginia Finl Corp	2.18	40.40	262.49	11.26	0.97	1,387,211	VFGI	11.81	0.8	5.5	18.92
BHC	Vsb Bancorp Inc N Y	0.00	0.00	33.49	14.29	0.82	184,975	VSBN	23.28	0.25	42.83	18.10
BHC	Valley Finl Corp Va	0.86	9.30	53.20	12.06	0.84	309,009	VYFC	21.90	0.65	-5.22	17.22
CB	Wainwright Bk&Tr Co	1.62	23.81	83.66	10.38	0.75	625,088	WAIN	9.48	0.19	6.57	13.38
CB	Washington Tr Bancor	2.32	45.64	387.98	13.71	0.96	1,973,807	WASH	14.20	0.57	8.51	19.66
CB	Westbank Corp	3.04	53.33	86.39	9.72	0.84	724,060	WBKC	7.80	0.11	9.74	11.93
CB	West Coast Bancorp O	1.46	27.21	380.34	14.14	1.19	1,662,882	WCBO	14.70	0.46	3.98	22.87
BHC	Winton Finl Corp	2.00	45.92	102.31	12.90	1.05	543,902	WFI	10.10	0.17	6.21	18.81
CB	Western Sierra Banco	0.00	0.00	292.30	10.64	0.96	1,035,771	WSBA	12.56	0.09	23.55	28.22
BHC	Wesbanco Inc	3.13	51.02	693.88	11.35	1.05	3,445,006	WSBC	12.20	0.59	6.14	20.14
CB	Whitney Hldg Corp	3.11	60.87	1,837.48	11.73	1.27	7,754,982	WTNY	11.05	0.28	8.53	23.69
CB	West Pointe Bancorp	0.00	0.00	39.12	11.31	0.82	425,150	WTPT	10.29	0.1	N.A.	9.20
BHC	Yadkin Vy Bk&Tr Co E	2.73	44.94	153.51	12.24	1.3	683,807	YAVY	8.67	0.28	2.45	22.45

		1.99	34.88	285.43	11.78	1.14	1,346,211		12.15	0.30	8.17	20.67
		4.52	79.01	1,870.52	22.91	11.39	12,559,908		23.73	1.15	72.92	113.86
		0.00	0.00	7.49	1.36	0.12	36,070		4.33	(0.45)	(38.18)	7.12
		274	274	274	274	274	274		274	274	256	274

APPENDIX F

COMMERCIAL BANK CONTROL TRANSACTIONS ANNOUNCED IN 2004

        UNDER $1 BILLION IN ASSETS

        ROA OF 0.90% TO 1.25%

        ROE OF 10%-14%

        NON-METROPOLITAN AREA

								Total	Price	Price	Deal	Price	Acquiree
								Assets	Earnings	Book	Value	Assets	Eq/As	ROAA	ROAE
Qtr	Acquiror		City	ST	Acquiree	City	ST	($000)	(x)	(x)	($MM)	(%)	(%)	(%)	(%)

Q3	Intermountain Community Bancorp		Sandpoint	ID	Snake River Bancorp	Twin Falls	ID	74.0	29.2	2.508	17.5	23.65	9.69	1.03	10.63
Q1	Community Bank System Inc.		DeWitt	NY	First Heritage Bank	Wilkes-Barre	PA	288.0	23.1	2.493	73.9	25.66	10.29	1.13	10.98
Q1	TierOne Corp.		Lincoln	NE	United Nebraska Financial Co.	Grand Island	NE	560.0	17.8	1.952	97.3	17.38	8.90	0.99	11.12
Q4	First Citizens bancorp		Columbia	SC	People’s Community Capital Corp	Aiken	SC	121.0	29.1	2.780	39.9	32.98	10.47	1.17	11.17
Q4	City Holding Co.		Cross Lanes	WV	Classic Bancshares Inc.	Ashland	KY	340.0	17.7	1.783	77.4	22.76	10.79	1.25	11.58
Q1	Camco Financial Corp.		Cambridge	OH	London Financial Corp.	London	OH	59.0	18.8	2.033	10.1	17.12	8.41	1.00	11.89
Q4	Wintrust Financial Corp.		Lake Forest	IL	Antioch Holding Company	Antioch	IL	438.0	18.6	2.844	95.0	21.69	7.62	0.92	12.07
Q3	Webster Financial Corp.		Waterbury	CT	First City Bank	New Britain	CT	192.0	16.4	2.146	33.1	17.24	7.40	0.90	12.16
Q3	Oak Hill Financial Inc.		Jackson	OH	Ripley National Bank	Ripley	OH	64.0	19.7	1.677	5.5	8.59	8.69	1.21	13.92

		9	banks			Mean		237.3	21.2	2.246	50.0	20.78	9.14	1.07	11.73
						Median		192.0	18.8	2.146	39.9	21.69	8.90	1.03	11.58

APPENDIX G
GO PRIVATE TRANSACTIONS IN 2004

			Price to Book Val	Price to LTM EPS	Premium to 1-day Trade Price	State of Incorp.			Equity to Assets

Institution	Type of Transaction	Announcement Date					Assets	Equity		ROAA	ROAE
First Commerce Community Bankshares, Inc.	Reverse Stock Split	October 26, 2004	144.6%	146.7	10.0%	GA	$85,037	$10,158	11.95%	0.82%	6.15%
Blackhawk Bancorp, Inc.	Reverse/Forward Stock Split	October 22, 2004	152.8%	29.3	27.1%	WI	$415,911	$25,198	6.06%	0.40%	6.44%
Sturgis Bancorp, Inc.	Cash-Out Merger	September 29, 2004	154.7%	21.6	18.1%	MI	$314,126	$28,240	8.99%	0.53%	5.43%
Southern Michigan Bancorp, Inc.	Cash-Out Merger	September 3, 2004	201.4%	16.0	20.3%	MI	$310,815	$26,348	8.48%	1.09%	12.85%
Darlington County Bancshares, Inc.	Cash-Out Merger	September 1, 2004	129.5%	16.2	na	SC	$36,134	$3,781	10.46%	0.98%	9.32%
West Metro Financial Services, Inc.	Cash-Out Merger	August 30, 2004	121.4%	29.4	5.9%	GA	$101,632	$11,612	11.43%	0.37%	2.86%
First Banking Center, Inc.	Reverse/Forward Stock Split	August 20, 2004	164.4%	15.3	17.6%	WI	$565,408	$54,479	9.64%	1.07%	10.86%
American Bancorp, Inc.	S Corporation Merger	April 16, 2004	117.1%	19.0	-3.3%	LA	$97,383	$13,981	14.36%	0.81%	5.77%

Mean of 2004 Transactions			148.2%	36.7	13.7%		$240,806	$21,725	9.02%	0.76%	7.46%
Median of 2004 Transactions			148.7%	20.3	17.6%		$206,224	$19,590	10.05%	0.82%	6.30%

APPENDIX D

FAIRNESS OPINION

LOGAN COUNTY BANCSHARES, INC.

Reported Dated
March 1, 2005

March 1, 2005

Board of Directors

Logan County Bancshares, Inc.

Logan, West Virginia

RE: Fairness Opinion Relative to a Proposed Go Private Transaction

Directors:

The Board of Directors of Logan County Bancshares, Inc. (“LCBI” or the “Company”) retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of a proposed go-private transaction (the “Transaction”). This opinion is based upon financial information through January 31, 2005.

Southard Financial and its principals have no past, present, or contemplated future interest in LCBI or the conclusion of this opinion. Further, Southard Financial and its principals have no bias or conflict that could cause a question as to their independence or objectivity. Compensation paid to Southard Financial for the opinion is in no way contingent upon the conclusion of the opinion.

APPROACH TO ASSIGNMENT

The approach to this assignment was to consider the following factors:

•    A review of the financial performance and position of LCBI and the market value (trading range and activity) of its common stock;

•    A review of recent bank merger transactions in the United States, West Virginia, and surrounding states;

•    A review of the current and historical market prices of bank holding companies in the United States, West Virginia, and surrounding states;

•    A review of the investment characteristics of the common stock of LCBI;

•    A review of the proposed terms of the Transaction; and,

•    An evaluation of other factors as was considered necessary to render this opinion.

DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents cited in Exhibit 1 pertaining to LCBI and the proposed Transaction. Southard Financial visited with the management and legal counsel of LCBI. Details pertaining to LCBI are contained in Southard Financial’s file.

THE PROPOSED TRANSACTION

As part of the Transaction, LCBI expects to acquire approximately 20,000 shares at a price of $50.00 per share, or a total consideration of approximately $1.0 million. The Transaction will be funded with cash. The proposed Transaction represents the following pricing ratios (based upon the most recent released financial results):

Price/Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%
Premium to Recent Market Trade ($44.00 per share)	13.6%

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed transaction. The review process included considerations regarding LCBI and the proposed Transaction. The major considerations are as follows:

Logan County Bancshares, Inc.

•    Historical earnings;

•    Historical dividend payments;

•    Outlook for future performance, earnings, and dividends;

•    Economic conditions and outlook in LCBI’s market;

•    The competitive environment in LCBI’s market;

•    Comparisons with peer banks;

•    Recent minority stock transactions in LCBI’s common stock; and,

•    Other such factors as were deemed appropriate in rendering this opinion.

Market Factors

•      Historical and current bank merger pricing;

•      Historical and current market pricing for publicly traded banks and bank holding companies; and,

•      Recent data for go-private transactions involving banks and bank holding companies.

The Proposed Transaction

•      The price paid to the cashed-out shareholders of LCBI; and,

•      The impact on the investment value to the shareholders not cashed-out in the transaction.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and should not be interpreted based upon partial analyses.

In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of LCBI. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.

Fairness of the Transaction Price-Cashed Out Shareholders

Comparison with Recent Control Bank Transactions

Based upon the transaction price of $50.00 per share, the Transaction price represents the following pricing ratios:

Price/Diluted Book Value ($25.74 per share at 1/31/05)	194.3%
Price/Earnings ($2.21 per share in 2004)	22.62	x
Price/Assets at January 31, 2005	19.23%

The price/book ratio (194%) is below the median price/book value ratio for the selected whole-bank transactions during 2004 (215%), but is above the median price/book value ratio for selected go-private transactions (149%), and above the average price/book value of market transactions (175%).

The price/earnings ratio (22.6x) is above the median price/earnings ratio for the selected whole-bank transactions during 2004 (18.8x); above the median price/earnings ratio for selected go-private transactions (20.3x); and above the average price/earnings ratio for market transactions (17.0x).

The price/asset ratio (19.23%) is slightly below the average ratio for the selected whole-bank transactions during 2004 (21.66%). The transaction price also represents a lower premium to recent transactions (13.6%) than the median of selected go-private transactions (17.6%); however, this difference is due, at least partially, to differences in trading volume.

On balance, the implied pricing ratios are near or above observed market pricing for whole-bank transactions, and not inconsistent with the valuation premise of enterprise value.

Analysis of Liquidity

The Transaction price of $50.00 per share represents a premium of 13.6% to the most recent traded price for LCBI common stock ($44.00 per share in the fourth quarter of 2004). There is no active market for the shares of LCBI, and trading volume was very light during 2004. Thus, the ability to sell a significant block of shares is very limited and would likely result in an adverse impact on the market value of the shares. Therefore, the proposed transaction price represents, in our opinion, a reasonable premium to the recent trading range.

Discounted Cash Flow Analysis

Based upon a pro-forma discounted cash flow analysis, Southard Financial determined the value of LCBI based upon adding (i) the present value of the estimated future dividend stream that LCBI could generate over the next five to ten year period; and, (ii) the present value of the “terminal value” of LCBI common stock at the end of the period. To determine a projected dividend stream, Southard Financial used an estimate of ongoing earnings for 2005, assumed annual growth in earnings and assets of between 5% (management’s estimate) and 8% (the high end). The analysis was performed under two dividend assumptions: (i) that LCBI maintains a dividend payout ratio of 60% (the average of the past five years); and, (ii) that LCBI pays dividends sufficient to maintain an equity/assets ratio of 8% (a normal level). The “terminal value” of LCBI common stock at the end of the projection period was determined by applying price/earnings multiples of 18-20 (the current range) times projected net income in the final year of the analysis. The dividend stream and terminal value were discounted to the present using discount rates between 12% and 15%, which Southard Financial viewed as the appropriate discount rate range for a company with LCBI’s risk characteristics. Using this analysis, the implied value of LCBI was consistently at or below the proposed Transaction price.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of LCBI. Throughout the due diligence process, Southard Financial relied upon all information provided by LCBI and third party sources without independent verification.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the price to be paid to the cashed out shareholders of LCBI is fair, from a financial point of view.

Fairness Analysis-Remaining Shareholders

Impact on LCBI’s Capital Ratio and Return on Equity

The Transaction will reduce LCBI’s capital ratio from 9.01% at January 31, 2005 to 8.50% on a pro forma basis. The reduction in the capital ratio from the Transaction will increase the Company’s return on average equity by approximately 60 to 70 basis points.

Impact of Transaction on LCBI’s Performance and Financial Position

Southard Financial reviewed the impact of the proposed transaction on the earnings per share and book value per share of LCBI. Further, Southard Financial reviewed pro forma financial statements provided by management, which were based upon LCBI’s historical financial statements, adjusted to reflect the terms of the Transaction.

Earnings Per Share:  Based upon the terms of the Transaction, the pro forma financial statements, and our analysis, it is reasonable to expect that earnings per share post-Transaction will be higher than if LCBI does not consummate the Transaction.

Book Value:  Reported book value of LCBI was $25.74 per share at January 31, 2005.  Had the Transaction occurred on that date, book value would have declined to $25.03 per share, or by $0.71 per share (2.76%).  Based upon the non-dilutive impact on earnings per share, book value would likely return to its pre-Transaction level during the first half of 2005.

Fundamental Analysis:  Southard Financial reviewed the financial characteristics of LCBI with respect to profitability, capital ratios, liquidity, asset quality, and other factors.  Southard Financial compared LCBI to a universe of publicly traded banks and bank holding companies.  Based upon the terms of the Transaction and the pro forma financial statements, LCBI’s capital ratio and return on average equity (relative to the industry average) would be largely unchanged after the Transaction.

Expected Impact on Per Share Value

Based upon the factors outlined above, it is reasonable to expect that the impact of the Transaction on the value per share will not be adverse. However, it should be noted that the shares will no longer be listed.

Summary of Analyses

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of LCBI.

Throughout the due diligence process, Southard Financial relied upon all information provided by LCBI and third party sources without independent verification.

Based upon the analyses discussed above and other analyses performed by Southard Financial, the impact of the proposed transaction to the shareholders of LCBI is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the price to be paid to the cashed out shareholders in the Transaction is fair, from a financial viewpoint, to the remaining shareholders of LCBI.

Thank you for this opportunity to be of service to the shareholders of Logan County Bancshares, Inc.

Sincerely yours,

SOUTHARD FINANCIAL

Attachments:

Exhibit 1: Logan County Bancshares, Inc., Document Review List

EXHIBIT 1

LOGAN COUNTY BANCSHARES, INC.

DOCUMENT REVIEW LIST

1.         Audited financial statements of Logan County Bancshares, Inc. for the years ended December 31, 1999-2003

2.         Consolidated Reports of Condition and Income for Bank with Domestic Offices Only of Logan Bank & Trust Company, for the period ended December 31, 2004

3.         Summary Budget of Logan County Bancshares, Inc. for 2005

4.         Uniform Bank Performance Report of Logan Bank & Trust Company for the periods ended December 31, 1999-2003 and September 30, 2004

5.         Internal financial statements of Logan Bank & Trust Company and Logan County Bancshares, Inc. for the periods ended December 31, 2004 and January 31, 2005

6.         Additional pertinent information deemed necessary to render this opinion

SOUTHARD
FINANCIAL

CONSENT OF SOUTHARD FINANCIAL

We hereby consent to the inclusion in this Proxy Statement of our Valuation Opinion dated February 21, 2005, and our Fairness Opinion dated March 1, 2005, and to all references to our firm in the Proxy Statement.

SOUTHARD FINANCIAL

/s/ Southard Financial

April 28, 2005

White Station Tower • Suite 1925

5050 Poplar Avenue • Memphis, Tennessee 38157
(901) 761-7500 • FAX (901) 761-6045
doug@southardfinancial.com • dave@southardfinancial.com

APPENDIX E

CHAPTER 31D  WEST VIRGINIA BUSINESS CORPORATION ACT

ARTICLE 13  APPRAISAL RIGHTS

PART I  RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

§  31D-13-1301  Definitions

In this article:

(1)        “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive.  For purposes of subdivision (4), subsection (b), section one thousand three hundred two [§  31D-13-1302] of this article, a person is deemed to be an affiliate of its senior executives.

(2)        “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)        “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections one thousand three hundred twenty-two [§§  31D-13-1322 through 31D-13-1326, 31D-13-1330 and 31D-13-1331], one thousand three hundred twenty-three, one thousand three hundred twenty-four, one thousand three hundred twenty-five, one thousand three hundred twenty-six, one thousand three hundred thirty and one thousand three hundred thirty-one of this article, includes the surviving entity in a merger.

(4)        “Fair value” means the value of the corporation’s shares determined:

(A)       Immediately before the effectuation of the corporate action to which the shareholder objects;

(B)       Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(C)       Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to subdivision (5), subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article.

(5)        “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)        “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7)        “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)        “Senior executive” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

(9)        “Shareholder” means both a record shareholder and a beneficial shareholder.

§  31D-13-1302  Right to appraisal

(a)        A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1)        Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four [§  31D-11-1104], article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter;

(2)        Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3)        Consummation of a disposition of assets pursuant to section one thousand two hundred two [§  31D-12-1202], article twelve of this chapter if the shareholder is entitled to vote on the disposition;

(4)        An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(5)        Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(b)        Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

(1)        Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

(A)      Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.; or

(B)       Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

(2)        The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

(A)      The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B)       The day before the effective date of the corporate action if there is no meeting of shareholders.

(3)        Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

(4)        Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(c)        Notwithstanding any other provision of section one thousand three hundred two [§  31D-13-1302] of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

(d)        A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

(1)        Was not effectuated in accordance with the applicable provisions of article ten [§§  31D-10-1001 et seq.], eleven [§§  31D-11-1101 et seq.] or twelve [§§  31D-12-1201 et seq.] of this chapter or the corporation’s articles of incorporation, bylaws or board of directors’ resolution authorizing the corporate action; or

(2)        Was procured as a result of fraud or material misrepresentation.

§  31D-13-1303  Assertion of rights by nominees and beneficial owners

(a)        A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.  The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)        A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1)        Submits to the corporation the record shareholder’s written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article; and

(2)        Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART II  PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

§  31D-13-1320  Notice of appraisal rights

(a)        If proposed corporate action described in subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article.  If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)        In a merger pursuant to section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective.  The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two [§  31D-13-1322] of this article.

§  31D-13-1321  Notice of intent to demand payment

(a)        If proposed corporate action requiring appraisal rights under section one thousand three hundred two [§  31D-13-1302] of this article is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1)        Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2)        Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

(b)        A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§  31D-13-1322  Appraisal notice and form

(a)        If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two [§  31D-13-1302] of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one [§  31D-13-1321] of this article.  In the case of a merger under section one thousand one hundred five [§  31D-11-1105], article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b)        The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

(1)        Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

(2)        State:

(A)      Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under this subdivision;

(B)       A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent and state that the shareholder is deemed to have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(C)       The corporation’s estimate of the fair value of the shares;

(D)       That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E)       The date by which the notice to withdraw under section one thousand three hundred twenty-three [§  31D-13-1323] of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

(3)        Be accompanied by a copy of this article.

§  31D-13-1323  Perfection of rights; right to withdraw

(a)        A shareholder who receives notice pursuant to section one thousand three hundred twenty-two [§  31D-13-1322] of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.  If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section one thousand three hundred twenty-five [§  31D-13-1325] of this article.  In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article.  Once a shareholder deposits the shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (b) of this section.

(b)        A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article.  A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation’s written consent.

(c)        A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article, is not entitled to payment under this article.

§  31D-13-1324  Payment

(a)        Except as provided in section one thousand three hundred twenty-five [§  31D-13-1325] of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three [§  31D-13-1323] of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)        The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

(1)        Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any;

(2)        A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article; and

(3)        A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six [§  31D-13-1326] of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this article.

§  31D-13-1325  After-acquired shares

(a)        A corporation may elect to withhold payment required by section one thousand three hundred twenty-four [§  31D-13-1324] of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article.

(b)        If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two [§  31D-13-1322] of this article is due, notify all shareholders who are described in subsection (a) of this section:

(1)        Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four [§  31D-13-1324] of this article;

(2)        Of the corporation’s estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four [§  31D-13-1324] of this article;

(3)        That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six [§  31D-13-1326] of this article;

(4)        That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and

(5)        That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six [§  31D-13-1326] of this article are deemed to have accepted the corporation’s offer.

(c)        Within ten days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)        Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§  31D-13-1326  Procedure if shareholder dissatisfied with payment or offer

(a)        A shareholder paid pursuant to section one thousand three hundred twenty-four [§  31D-13-1324] of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest and less any payment due under section one thousand three hundred twenty-four of this article.  A shareholder offered payment under section one thousand three hundred twenty-five [§  31D-13-1325] of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b)        A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation’s payment or offer of payment under sections one thousand three hundred twenty-four [§  31D-13-1324] or one thousand three hundred twenty-five [§  31D-13-1325] of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART III  JUDICIAL APPRAISAL OF SHARES

§  31D-13-1330  Court action

(a)        If a shareholder makes demand for payment under section one thousand three hundred twenty-six [§ 31D-13-1326] of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

(b)        The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

(c)        The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to it.  The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.  There is no right to a jury trial.

(d)        Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five [§  31D-13-1325] of this article.

§  31D-13-1331  Court costs and counsel fees

(a)        The court in an appraisal proceeding commenced under section one thousand three hundred thirty [§  31D-13-1330] of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b)        The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)        Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section one thousand three hundred twenty [§  31D-13-1320], one thousand three hundred twenty-two [§  31D-13-1322], one thousand three hundred twenty-four [§  31D-13-1324] or one thousand three hundred twenty-five [§  31D-13-1325], of this article; or

(2)        Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

(c)        If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d)           To the extent the corporation fails to make a required payment pursuant to section one thousand three hundred twenty-four [§  31D-13-1324], one thousand three hundred twenty-five [§  31D-13-1325], or one thousand three hundred twenty-six [§  31D-13-1326] of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.